                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                              BRE PROPERTIES, INC.,

                   REAL ESTATE INVESTMENT TRUST OF CALIFORNIA

                                       AND

                    REAL ESTATE INVESTMENT TRUST OF MARYLAND


                                OCTOBER 11, 1995

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
INDEX OF DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . v
RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
1. THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.1. The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2. The Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.3. Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.4. Articles of Incorporation, Bylaws and Other Charter Documents. . . . 2
     1.5. Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . 3
     1.6. Effect on Capital Stock. . . . . . . . . . . . . . . . . . . . . . . 4
     1.7. Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . 7
     1.8. Tax and Accounting Consequences. . . . . . . . . . . . . . . . . . . 9
     1.9. Further Action . . . . . . . . . . . . . . . . . . . . . . . . . . .10

2. REPRESENTATIONS AND WARRANTIES OF COMPANY . . . . . . . . . . . . . . . . .10
     2.1. Organization; Qualification; Authority . . . . . . . . . . . . . . .10
     2.2. Organizational Documents . . . . . . . . . . . . . . . . . . . . . .10
     2.3. Authorization, Validity and Effect of Agreements . . . . . . . . . .11
     2.4. Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     2.5. Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     2.6. Other Interests. . . . . . . . . . . . . . . . . . . . . . . . . . .12
     2.7. Compliance With Law; Permits; Absence of Business Impairment . . . .12
     2.8. Non-Contravention. . . . . . . . . . . . . . . . . . . . . . . . . .13
     2.9. SEC Reports and Financial Statements . . . . . . . . . . . . . . . .13
     2.10. Absence of Certain Changes. . . . . . . . . . . . . . . . . . . . .14
     2.11. Absence of Undisclosed Liabilities. . . . . . . . . . . . . . . . .14
     2.12. Registration Statement; Joint Proxy Statement/Prospectus. . . . . .15
     2.13. Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . .15
     2.14. Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     2.15. Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     2.16. REIT Qualification. . . . . . . . . . . . . . . . . . . . . . . . .16
     2.17. Books and Records . . . . . . . . . . . . . . . . . . . . . . . . .17
     2.18. Properties and Mortgage Loans . . . . . . . . . . . . . . . . . . .17
     2.19. Leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     2.20. Options and Development Rights. . . . . . . . . . . . . . . . . . .19
     2.21. Title to Properties . . . . . . . . . . . . . . . . . . . . . . . .19
     2.22. Title Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .19
     2.23. Property Insurance. . . . . . . . . . . . . . . . . . . . . . . . .20
     2.24. Environmental Matters . . . . . . . . . . . . . . . . . . . . . . .20
     2.25. Defects . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

     2.26. Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     2.27. Taxes and Assessments on Properties . . . . . . . . . . . . . . . .22
     2.28. Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     2.29. Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . .23
     2.30. Labor Matters; Employees. . . . . . . . . . . . . . . . . . . . . .24
     2.31. No Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     2.32. Parent Share Ownership. . . . . . . . . . . . . . . . . . . . . . .24
     2.33. Contracts and Commitments . . . . . . . . . . . . . . . . . . . . .24
     2.34. Certain Agreements. . . . . . . . . . . . . . . . . . . . . . . . .24
     2.35. Related and Interested Party Transactions . . . . . . . . . . . . .25
     2.36. Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . .25
     2.37. Opinion of Financial Advisor. . . . . . . . . . . . . . . . . . . .26
     2.38. Certain Payments Resulting From Transactions. . . . . . . . . . . .26
     2.39. Ownership of REIT Sub; No Prior Activities. . . . . . . . . . . . .26

3. REPRESENTATIONS AND WARRANTIES OF PARENT. . . . . . . . . . . . . . . . . .26
     3.1. Organization; Qualification; Authority . . . . . . . . . . . . . . .26
     3.2. Organizational Documents . . . . . . . . . . . . . . . . . . . . . .27
     3.3. Authorization, Validity and Effect of Agreements . . . . . . . . . .27
     3.4. Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     3.5. Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
     3.6. Other Interests. . . . . . . . . . . . . . . . . . . . . . . . . . .28
     3.7. Compliance With Law; Permits; Absence of Business Impairment . . . .29
     3.8. Non-Contravention. . . . . . . . . . . . . . . . . . . . . . . . . .29
     3.9. SEC Documents and Financial Statements . . . . . . . . . . . . . . .30
     3.10. Absence of Certain Changes. . . . . . . . . . . . . . . . . . . . .30
     3.11. Absence of Undisclosed Liabilities. . . . . . . . . . . . . . . . .31
     3.12. Registration Statement; Proxy Statement/Prospectus. . . . . . . . .31
     3.13. Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . .31
     3.14. Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
     3.15. Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     3.16. REIT Qualification. . . . . . . . . . . . . . . . . . . . . . . . .32
     3.17. Books and Records . . . . . . . . . . . . . . . . . . . . . . . . .32
     3.18. Properties and Mortgage Loans . . . . . . . . . . . . . . . . . . .33
     3.19. Leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
     3.20. Options and Development Rights. . . . . . . . . . . . . . . . . . .34
     3.21. Title to Properties . . . . . . . . . . . . . . . . . . . . . . . .35
     3.22. Title Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .35
     3.23. Property Insurance. . . . . . . . . . . . . . . . . . . . . . . . .36
     3.24. Environmental Matters . . . . . . . . . . . . . . . . . . . . . . .36
     3.25. Defects . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
     3.26. Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . . . .37
     3.27. Taxes and Assessments on Properties . . . . . . . . . . . . . . . .37
     3.28. Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
     3.29. Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . .39

     3.30. Labor Matters; Employees. . . . . . . . . . . . . . . . . . . . . .39
     3.31. No Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
     3.32. Company Stock Ownership . . . . . . . . . . . . . . . . . . . . . .39
     3.33. Contracts and Commitments . . . . . . . . . . . . . . . . . . . . .39
     3.34. Certain Agreements. . . . . . . . . . . . . . . . . . . . . . . . .40
     3.35. Related and Interested Party Transactions . . . . . . . . . . . . .41
     3.36. Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . .41
     3.37. Opinion of Financial Advisor. . . . . . . . . . . . . . . . . . . .41
     3.38. Certain Payments Resulting From Transactions. . . . . . . . . . . .41
     3.39. NYSE Listing. . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     3.40. Ownership of Merger Sub; No Prior Activities. . . . . . . . . . . .41

4. CONDUCT OF BUSINESS PENDING THE MERGER. . . . . . . . . . . . . . . . . . .42
     4.1. No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . . .42
     4.2. Conduct of Business by Company Pending the Merger. . . . . . . . . .44
     4.3. Conduct of Business by Parent Pending the Merger . . . . . . . . . .47

5. ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .49
     5.1. Proxy Statement/Prospectus; Registration Statement . . . . . . . . .49
     5.2. Shareholders' Approval . . . . . . . . . . . . . . . . . . . . . . .50
     5.3. Access to Information and Properties; Confidentiality. . . . . . . .50
     5.4. Filings; Consents and Approvals. . . . . . . . . . . . . . . . . . .51
     5.5. Listing Application. . . . . . . . . . . . . . . . . . . . . . . . .51
     5.6. Notification of Certain Matters. . . . . . . . . . . . . . . . . . .51
     5.7. Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
     5.8. Conveyance Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .52
     5.9. Tax Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . . .52
     5.10. Affiliates of Company . . . . . . . . . . . . . . . . . . . . . . .52
     5.11. Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . .53
     5.12. Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
     5.13. Accountant's Letters. . . . . . . . . . . . . . . . . . . . . . . .53
     5.14. Continued Qualification as a Real Estate Investment Trust . . . . .53
     5.15. Continuing Exchange of Information. . . . . . . . . . . . . . . . .53
     5.16. Termination or Modification of Certain Agreements . . . . . . . . .54
     5.17. Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . .54
     5.18. Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
     5.19. Standstill. . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
     5.20. Transaction Restructure . . . . . . . . . . . . . . . . . . . . . .55

6. CONDITIONS TO THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . .56
     6.1. Conditions to Each Party's Obligation to Effect the Merger . . . . .56
     6.2. Additional Conditions to Obligations of Company to Effect the
          Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57
     6.3. Additional Conditions to Obligations of Parent to Effect the
          Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
7. TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
     7.1. Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . .59

     7.2. Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . .60
     7.3. Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . .61
     7.4. Extension; Waiver. . . . . . . . . . . . . . . . . . . . . . . . . .62

8. GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
     8.1. Certain Definitions. . . . . . . . . . . . . . . . . . . . . . . . .63
     8.2. Nonsurvival of Representations and Warranties. . . . . . . . . . . .64
     8.3. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
     8.4. Assignment; Binding Effect; Benefit. . . . . . . . . . . . . . . . .65
     8.5. Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .65
     8.6. Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
     8.7. Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . .65
     8.8. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
     8.9. Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
     8.10. Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . .66
     8.11. Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
     8.12. Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . .66
     8.13. Enforcement of Agreement. . . . . . . . . . . . . . . . . . . . . .66
     8.14. Non-Recourse. . . . . . . . . . . . . . . . . . . . . . . . . . . .67

                             INDEX OF DEFINED TERMS
                                                                            Page
                                                                            ----
Acceptable Proposal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
Acquisition Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
Affiliate Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Ancillary Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Average Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
business day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
California Courts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
CGCL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Company's Financial Advisor. . . . . . . . . . . . . . . . . . . . . . . . . .23
Company's Termination Expenses . . . . . . . . . . . . . . . . . . . . . . . .60
Company Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
Company Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Company Disclosure Letter. . . . . . . . . . . . . . . . . . . . . . . . . . .10
Company Employee Arrangements. . . . . . . . . . . . . . . . . . . . . . . . .25
Company Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . .14
Company Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Company Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
Company Mortgages. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
Company Permitted Encumbrances . . . . . . . . . . . . . . . . . . . . . . . .19
Company Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
Company Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Company Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Company Stock Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Company Stock Option Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Confidentiality Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . .50
control. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
controlled by. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
Cut Off Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
DGCL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Entity Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
Environmental Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Exchange Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

Exchange Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Exchange Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Hazardous Materials. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
knowledge. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
Material Adverse Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . .62
Material Company Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
Material Parent Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Merger Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Merger Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
MGCL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
NYSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Parent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Parent's Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . .38
Parent's Termination Expenses. . . . . . . . . . . . . . . . . . . . . . . . .60
Parent Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
Parent Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Parent Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Parent Disclosure Letter . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Parent Employee Arrangements . . . . . . . . . . . . . . . . . . . . . . . . .40
Parent Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . .29
Parent Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Parent Mortgage Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
Parent Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
Parent Permitted Encumbrances. . . . . . . . . . . . . . . . . . . . . . . . .34
Parent Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
Parent Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
Parent Stock Option. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Parent Stock Option Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Permitted Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
Proxy Statement/Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . .15
Qualifying Income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Regulatory Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
Reincorporation Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
REIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
REIT Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
REIT Sub Designees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
REIT Sub Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
Rule 145 Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
SEC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Securities Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Shareholders Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
Subsidiary Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Superior Proposal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
Surviving Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Surviving Corporation Common Stock . . . . . . . . . . . . . . . . . . . . . . 4
Tax Return . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
trading day. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
under common control with. . . . . . . . . . . . . . . . . . . . . . . . . . .62

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of October 11, 1995, among BRE Properties, Inc., a Delaware corporation ("Parent"), for itself and on behalf of a Maryland corporation to be formed as a wholly-owned subsidiary of Parent ("Merger Sub"), Real Estate Investment Trust of California, a California real estate investment trust ("Company"), and Real Estate Investment Trust of Maryland, a Maryland business trust and a wholly owned subsidiary of Company ("REIT Sub"), with reference to the following:

                                    RECITALS

     A. The Boards of Directors or Trustees of Parent, Company and REIT Sub each has determined that a business combination among Parent, Merger Sub, Company and REIT Sub is in the best interests of their respective companies and shareholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly the parties have agreed to effect the three mergers provided for herein (collectively, the "Merger") upon the terms and subject to the conditions set forth herein.

     B. For federal income tax purposes, it is intended that the Merger shall qualify as a series of separate tax-free reorganizations within the meaning of
Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and for financial accounting purposes shall be accounted for as a purchase.

     C. Parent (for itself and on behalf of Merger Sub), Company and REIT Sub desire to make certain representations, warranties and agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows:

1    THE MERGER

     1.1  THE MERGER

     The Merger will consist of three, sequential mergers. On the terms and subject to the conditions of this Agreement, Company shall first be merged with and into REIT Sub, the separate existence of Company shall thereupon cease, and REIT Sub shall continue as the surviving entity (this merger between Company and REIT Sub is referred to herein as the "Company Merger"). Thereafter, REIT Sub shall be merged with and into Parent in accordance with this Agreement, the separate existence of REIT Sub shall thereupon cease, and Parent shall continue as the surviving corporation (this merger between REIT Sub and Parent is referred to herein as the "Parent Merger"). Thereafter, Parent shall be merged with and into Merger Sub, the separate corporate existence of Parent shall thereupon cease, and Merger Sub shall continue as the surviving corporation (this merger between Parent and Merger Sub is referred to herein as the "Reincorporation Merger"). Merger Sub, as the surviving corporation after the Reincorporation Merger, is hereinafter sometimes referred to as the "Surviving Corporation". The Company Merger shall have the effects specified in Section 8-
501.1 of the Maryland General Corporation Law (the "MGCL"), the Parent Merger shall have the effects specified in Section 8-501.1 of the MGCL and Section 259 of the Delaware General Corporation Law (the "DGCL"), and the Reincorporation Merger shall have the effects specified in Section 3-114 of the MGCL and
Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (as defined in Section 1.3), and as the result of the sequential mergers, all the property, rights, privileges, powers and franchises of Parent, Merger Sub, Company and REIT Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Parent, Merger Sub, Company and REIT Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.2  THE CLOSING

     On the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Farella Braun & Martel, 235 Montgomery Street, 30th Floor, San Francisco, California 94104 at 9:00 a.m., local time, as promptly as practicable (and in any event within two business days) following the day on which the last to be fulfilled or waived of the conditions set forth in Section 6 shall be fulfilled or waived or
(b) at such other time, date or place as Parent and Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     1.3  EFFECTIVE TIME

     If all the conditions to the Merger set forth in Section 6 shall have been fulfilled or waived and this Agreement shall not have been terminated as provided in Section 7, the parties shall cause an agreement or certificate of merger meeting the requirements of applicable law to be properly executed, verified and delivered for filing in accordance with the applicable requirements of the MGCL and the DGCL on the Closing Date (the "Merger Filings"). The Merger shall become effective (i) upon the last to occur of (A) the acceptance for record of the agreement or certificate of merger by the State Department of Assessments and Taxation of Maryland in accordance with the MGCL, (B) the filing of the agreement or certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL, and (C) the filing of an agreement or certificate of merger with the Secretary of State of the State of California and with the recorder's office of the county of Ventura in accordance with the California General Corporation Law (the "CGCL"), or (ii) at such later time which the parties shall have agreed upon and designated in such filings in accordance with applicable law as the effective time of the Merger (the "Effective Time").

     1.4  ARTICLES OF INCORPORATION, BYLAWS AND OTHER CHARTER DOCUMENTS

     (a) The Declaration of Trust and Bylaws of REIT Sub in effect immediately prior to the Company Merger shall be the Declaration of Trust and Bylaws of REIT Sub upon such merger.

     (b) The Articles of Incorporation and Bylaws of Parent in effect immediately prior to the Parent Merger shall be the Articles of Incorporation and Bylaws of Parent upon such merger.

     (c) The Articles of Incorporation of Merger Sub in effect immediately prior to the Reincorporation Merger shall be the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law; provided that, as of the Effective Time, Article I of the such Articles shall be amended to read in its entirety as follows: "The name of the corporation is BRE Properties, Inc."

     (d) The Bylaws of Merger Sub in effect immediately prior to the Reincorporation Merger shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

     1.5  DIRECTORS AND OFFICERS

     (a) The trustees and officers of REIT Sub in office immediately prior to the Company Merger shall continue as the trustees and officers of REIT Sub upon such merger.

     (b) The directors of Parent immediately following the Parent Merger shall be the following:

       Name                             Classification
       ----                             --------------
       Arthur G. von Thaden             Class I
       Malcolm R. Riley                 Class I
       Roger Kuppinger                  Class I
       John McMahan                     Class II
       L. Michael Foley                 Class II
       William Borsari                  Class II
       C. Preston Butcher               Class III
       Frank C. McDowell                Class III
       Gregory Simon                    Class III

Messrs. Simon, Kuppinger and Borsari are referred to herein, collectively, as the "REIT Sub Designees."

     (c) The officers of Parent immediately following the Parent Merger shall be the following:

       Name                             Title
       ----                             -----
       Frank C. McDowell                Chief Executive Officer
       Jay W. Pauly                     Senior Executive Vice President and
                                        Chief Operating Officer
       Byron M. Fox                     Executive Vice President, Acquisitions
       LeRoy E. Carlson                 Executive Vice President and Chief
                                        Financial Officer
       Howard E. Mason, Jr.             Senior Vice President, Finance
       John H. Nunn                     Senior Vice President, Property
                                        Management
       Ronald P. Wargo                  Senior Vice President
       Ellen G. Breslauer               Secretary and Treasurer

     (d) The directors and officers of Parent in office immediately prior to the Reincorporation Merger shall serve as the directors and officers of Merger Sub upon such merger.

     1.6  EFFECT ON CAPITAL STOCK

     At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Company, REIT Sub or the holders of any of the following securities, the following shall occur:

     (a)  CONVERSION OF SECURITIES
          (i) Each share of beneficial interest of Company (the "Company Shares") issued and outstanding immediately prior to the Company Merger shall be converted, as the result of the Company Merger, into the right to receive 1.0 share of beneficial interest of REIT Sub (the "REIT Sub Shares"). Thereupon, all such Company Shares shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Company Shares (or, with respect to uncertificated Company Shares issued and outstanding immediately prior to the Company Merger, evidence of ownership of such uncertificated Company Shares) shall thereafter cease to have any rights with respect to such Company Shares, except the right to receive, without interest, the Merger Consideration (as defined in Section 1.7(b)) in such person's capacity as a holder of shares of Parent Common Stock (and interim holder of REIT Sub Shares) pursuant to Subsections 1.6(a)(ii) and (iii) below.

          (ii) Each REIT Sub Share issued and outstanding immediately after the Company Merger and immediately prior to the Parent Merger (after giving full effect to the conversion described in Subsection 1.6(a)(i) above) shall be converted, as the result of the Parent Merger, into the right to receive 0.57 share (the "Exchange Ratio") of Parent Common Stock. Thereupon, all such REIT Sub Shares shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any Company Shares converted in the Company Merger into the right to receive REIT Sub Shares (or, with respect to uncertificated Company Shares issued and outstanding immediately prior to the Effective Time and converted in the Company Merger into the right to receive REIT Sub Shares, evidence of ownership of such uncertificated Company Shares) (such certificate or other evidence of ownership being referred to herein as a "Company Certificate") shall thereafter cease to have any rights with respect to such REIT Sub Shares, except the right to receive, without interest, the Merger Consideration (as defined in Section 1.7(b)) upon surrender of such Certificate.

          (iii) Each share of the Class A Common Stock, $0.01 par value per share, of Parent (the "Parent Common Stock") issued and outstanding immediately after the Parent Merger and immediately prior to the Reincorporation Merger (after giving full effect to the conversion described in Subsection 1.6(a)(ii) above) shall be converted, as the result of the Reincorporation Merger, into the right to receive 1.0 of the Class A Common Stock, $0.01 par value per share, of the Surviving Corporation (the "Surviving Corporation Common Stock"). Thereupon, all such shares of Parent

     Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares (or, with respect to uncertificated shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time, evidence of ownership of such uncertificated shares) (such certificate or other evidence of ownership being referred to herein as a "Parent Certificate") shall thereafter cease to have any rights with respect to such shares of Parent Common Stock, except the right to receive, without interest, the Merger Consideration (as defined in Section 1.7(b)) upon surrender of such Parent Certificate.

     (b) CANCELLATION OF SECURITIES. Upon the Company Merger, each REIT Sub Share held in the treasury of REIT Sub and each REIT Sub Share, if any, owned by Company, Parent, Merger Sub or any direct or indirect subsidiary of Parent, Merger Sub or Company immediately prior to the Company Merger shall cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist. Upon the Parent Merger, each share of Parent Common Stock held in the treasury of Parent and each share of Parent Common Stock, if any, owned by Company or any direct or indirect subsidiary of Parent, Merger Sub or Company immediately prior to the Parent Merger shall cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist. Upon the Reincorporation Merger, each share of Surviving Corporation Common Stock owned by Parent immediately prior to the Reincorporation Merger shall cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

     (c)  STOCK OPTIONS AND OTHER STOCK RIGHTS

          (i) In connection with the Company Merger, each outstanding option, purchase right, subscription or other right, agreement or commitment of any character relating to any Company Shares (including, without limitation, options or rights that may be issued and outstanding under the Company Stock Option Plan, the Rights Agreement or the Company's Dividend Reinvestment and Stock Purchase Plan), whether vested or unvested, shall be deemed assumed by REIT Sub and deemed to constitute an option, purchase right, subscription or other right, agreement or commitment to acquire, on the same terms and conditions as were applicable thereto immediately prior to the Company Merger, the same number of REIT Sub Shares.

          (ii) In connection with the Parent Merger, each then outstanding option to purchase REIT Sub Shares (a "Company Stock Option") granted (as an option to purchase Company Shares) under the Company's 1991 Stock Option Plan (the "Company Stock Option Plan") and converted into an equivalent option to purchase REIT Sub Shares under subsection (i) above, whether vested or unvested, shall be deemed assumed by Parent, shall fully vest upon the Parent Merger and shall be deemed to constitute a fully vested and exercisable option to acquire, on the same terms and conditions (other than vesting) as were applicable under such Company Stock Option immediately prior to the Parent Merger, the number (rounded to the nearest whole number) of shares of Parent Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Parent Merger had such holder exercised such option in full immediately prior to the Parent Merger, at a price per share equal to (x) the aggregate exercise price for REIT Sub Shares otherwise purchasable pursuant to such Company Stock Option, divided by (y) the number of shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Option.

          (iii) In connection with the Reincorporation Merger, (A) each then outstanding option to purchase shares of Parent Common Stock (a "Parent Stock Option") granted under the Parent's 1984 Employee Stock Option Plan, the Parent's 1992 Employee Stock Option Plan and the Parent's Non-Employee Directors Plan (collectively, the "Parent Stock Option Plans"), as well as each then outstanding Parent Stock Option granted outside of the Parent Stock Option Plans, in each case whether vested or unvested, and (B) each Company Stock Option assumed by Parent and converted into an option to acquire Parent Common Stock pursuant to subsections (i) and (ii) above shall be deemed assumed by the Surviving Corporation and deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option (other than vesting) and such Parent Stock Option immediately prior to the Reincorporation Merger, the same number of shares of Surviving Corporation Common Stock.

          (iv) The Surviving Corporation shall take the actions set forth in
     Section 5.17 to effectuate further the assumption of the outstanding Parent Stock Options and the outstanding Company Stock Options.

     (d) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into shares of Parent Common Stock, shares of Surviving Corporation Common Stock, Company Shares or REIT Sub Shares), reorganization, recapitalization or other like change with respect to shares of Parent Common Stock, shares of Surviving Corporation Common Stock, Company Shares or REIT Sub Shares occurring after the date hereof and prior to the Effective Time; PROVIDED that no such changes to the capital stock of Parent, Merger Sub, Company or REIT Sub shall be effected except in compliance with Sections 4.2 and 4.3.

     (e) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued on conversion of REIT Sub Shares in the Parent Merger, but in lieu thereof each holder of REIT Sub Shares who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from the Surviving Corporation an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (x) such fraction, multiplied by (y) the average of the closing sales prices of shares of Parent Common Stock on the New York Stock Exchange (the "NYSE") (as reported by THE WALL STREET JOURNAL or, if not reported thereby, by another authoritative source) over the ten trading days immediately preceding the Closing Date. For the purposes of the preceding sentence and Section 7.1(j), a "trading day" means a day on which trading generally takes place on the NYSE and on which trading in shares of Parent Common Stock occurred.

     1.7  EXCHANGE OF CERTIFICATES

     (a) EXCHANGE AGENT AND EXCHANGE FUND. Prior to the Effective Time, Parent shall select an exchange agent, which shall be the Surviving Corporation's Transfer Agent or such other party designated prior to the Effective Time and reasonably satisfactory to Company (the "Exchange Agent"). As of the Effective Time, the Surviving Corporation shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Parent Common Stock, for exchange in accordance with this Section 1.7, certificates representing the shares of Surviving Corporation Common Stock (and the cash in lieu of fractional shares) to be issued and paid pursuant to this Section 1.7 in exchange for outstanding shares of Parent Common Stock (such certificates and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Fund shall include sufficient cash as is reasonably determined by the Surviving Corporation to be necessary to account for additional fractional shares as the result of shares which are held in depository, nominee or book entry form.

     (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of shares of Parent Common Stock, including those who became holders of record of Parent Common Stock as the result of the Company Merger and the Parent Merger,
(i) a letter of transmittal, which (A) shall specify that all certificates representing Company Shares shall be deemed to represent the number of shares of Parent Common Stock issuable with respect to such certificates as the result of the Company Merger and the Parent Merger, (B) shall specify that delivery shall be effected, and risk of loss and title to the shares of Parent Common Stock shall pass, only upon delivery of the Company Certificates or the Parent Certificates (collectively, the "Certificates" and each, a "Certificate"), as the case may be, to the Exchange Agent and (C) shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify, and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Surviving Corporation Common Stock and, in the case of Company Certificates, cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing the number of whole shares of Surviving Corporation Common Stock to which such holder is entitled pursuant to the first sentence of Section 1.6(a)(ii) or
(iii), and (y) in the case of Company Certificates, a check representing the amount of cash in lieu of fractional shares, if any, to which such holder is entitled pursuant to Section 1.6(e) (such shares and cash being, collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. Such holder will also be entitled to receive, at the time of such surrender, any unpaid dividends and distributions to which such holder is entitled pursuant to Section 1.7(e), together with any dividends to which such holder may be entitled as a result of the dividend payable pursuant to
Section 5.18, after giving effect to any required withholding tax. All such dividends shall be payable in accordance with the directions of the holder of the Certificate. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of REIT Sub Shares or shares of Parent Common Stock. If, after the Effective Time, Certificates are presented to the Surviving

Corporation, they shall be canceled and exchanged for the Merger Consideration in accordance with the procedures set forth in this Section 1.7.

     (c) TRANSFERS OF OWNERSHIP. At the Effective Time (except as the result of delays that may be necessary to reflect the issuance of REIT Sub Shares pursuant to the Company Merger or shares of Parent Common Stock pursuant to the Parent Merger), the stock transfer books of Company, REIT Sub and Parent shall be closed, and there shall be no further registration of transfers of Company Shares, REIT Sub Shares or shares of Parent Common Stock thereafter on the records of Company, REIT Sub or Parent. In the event of a transfer of ownership of Company Shares, REIT Sub Shares or shares of Parent Common Stock which is not registered in the transfer records of Company, REIT Sub or Parent as of the Effective Time, shares of Surviving Corporation Common Stock and cash may be issued and paid in accordance with this Section 1.7 to such transferee if the Certificate representing such REIT Sub Shares (i.e., representing the Company Shares converted into REIT Sub Shares pursuant to the Company Merger) or such shares of Parent Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented REIT Sub Shares (i.e., represented the Company Shares converted into REIT Sub Shares pursuant to the Company Merger) or shares of Parent Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of (i) the number of whole shares of Surviving Corporation Common Stock into which such REIT Sub Shares or shares of Parent Common Stock shall have been converted, (ii) the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(e), and
(iii) the right to receive any unpaid dividends and distributions in accordance with Section 1.7(e). If any certificate for shares of Surviving Corporation Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have (i) paid to the Surviving Corporation, or any agent designated by it, any transfer or other taxes required by reason of the issuance of a certificate for shares of Surviving Corporation Common Stock in any name other than that of the registered holder of the Certificate surrendered, or
(ii) established to the satisfaction of the Surviving Corporation, or any agent designated by it, that such taxes have been paid or are not payable.

     (d) AFFILIATES. Certificates surrendered for exchange by any person constituting an "affiliate" of Company for purposes of Rule 145(c) under the Securities Act of 1933 (the "Securities Act") shall not be exchanged until the Surviving Corporation has received a written agreement from such person as provided in Section 5.10.

     (e) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made with respect to shares of Surviving Corporation Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Surviving Corporation Common Stock such holder is entitled to receive until the holder shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the whole shares of Surviving Corporation Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore declared or made with respect to, but previously withheld from distribution to the record holder of, such whole shares of Surviving Corporation Common Stock.

     (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Surviving Corporation Common Stock) that remains unclaimed by the former shareholders of Company, REIT Sub or Parent one year after the Effective Time shall be delivered to the Surviving Corporation. Any former shareholders of Company, REIT Sub or Parent who have not theretofore complied with this Section 1.7 shall thereafter have no rights with respect to the Exchange Fund, and thereafter may make requests for the issuance and payment of the Merger Consideration, without any interest thereon, only to the Surviving Corporation, which shall have the sole obligation thereafter to issue and pay the Merger Consideration in response to such requests, subject to compliance by such former shareholders of Company, REIT Sub or Parent with the terms and conditions of this Section 1.7.

     (g) NO LIABILITY. None of Company, Parent, Merger Sub, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of REIT Sub Shares, Company Shares or shares of Parent Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (h) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or the Surviving Corporation, as the case may be, will issue and pay to such person, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to which the holder thereof is entitled hereunder.

     (i) WITHHOLDING RIGHTS. The Surviving Corporation or the Exchange Agent, as the case may be, shall be entitled to deduct, and withhold from the Merger Consideration otherwise payable hereunder to any holder of REIT Sub Shares or shares of Parent Common Stock, such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the REIT Sub Shares or shares of Parent Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

     1.8  TAX AND ACCOUNTING CONSEQUENCES

     It is intended by the parties that each of the three sequential mergers constituting the Merger constitutes a tax-free reorganization within the meaning of Section 368(a)(1) of the

Code. Specifically, the Company Merger and the Reincorporation Merger are intended to constitute "F" reorganizations pursuant to Section 368(a)(1)(F) of the Code. The Parent Merger is intended to constitute an "A" reorganization pursuant to Section 368(a)(1)(A) of the Code. With respect to each of the three sequential mergers constituting the Merger, the parties hereby adopt this Agreement as a separate "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. The parties also intend that the Parent Merger qualify for accounting treatment as a purchase.

     1.9  FURTHER ACTION

     The parties hereto will each take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right and title to and possession of all assets, property, rights, privileges, powers and franchises of Parent, Merger Sub, Company and REIT Sub, the parties hereto will take all such lawful and necessary action.

2.   REPRESENTATIONS AND WARRANTIES OF COMPANY

     Except as set forth in the disclosure letter delivered at or prior to the execution hereof to Parent, which shall refer to the relevant Sections of this Agreement (the "Company Disclosure Letter"), Company and REIT Sub jointly and severally represent and warrant to Parent and Merger Sub as follows:

     2.1  ORGANIZATION; QUALIFICATION; AUTHORITY

     Company is an unincorporated business trust duly organized, validly existing and in good standing as a real estate investment trust under the provisions of Section 23000 et seq. of the CGCL. Company is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Material Adverse Effect. Company has all requisite trust power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

     2.2  ORGANIZATIONAL DOCUMENTS

     Company has heretofore furnished to Parent complete and correct copies of
(i) its Declaration of Trust and Trustees' Regulations, each as amended to date, and (ii) the Articles of Incorporation and Bylaws (or equivalent organizational documents) of each of its subsidiaries (the "Subsidiary Documents"). Such Declaration of Trust and Trustees' Regulations of Company and all such Subsidiary Documents are in full force and effect. Neither Company nor any of its subsidiaries is in violation of any of the provisions of its Declaration of Trust, Trustees' Regulations or Subsidiary Documents, except for violations which do not have a Material Adverse Effect.

     2.3  AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS

     Each of Company and REIT Sub has the requisite trust power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and all other agreements and documents to be executed and delivered in connection with the transactions contemplated hereby (the "Ancillary Agreements") to which it is or will be a party. Subject only to the approval of this Agreement and the transactions contemplated hereby by (i) the holders of a majority of the outstanding Company Shares and (ii) the holders of a majority of the outstanding REIT Sub Shares, the consummation by Company and REIT Sub of this Agreement, the Ancillary Agreements to which they are parties and the transactions contemplated hereby has been duly authorized by all requisite trust action on the part of Company and REIT Sub. This Agreement constitutes, and the Ancillary Agreements to which either is a party (when duly executed and delivered) will constitute, the valid and legally binding obligations of Company and REIT Sub, enforceable against Company and REIT Sub in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     2.4  CAPITALIZATION

     The authorized equity capital of Company consists of an unlimited number of Company Shares. As of the date hereof, (i) 9,357,736 Company Shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (ii) no Company Shares are held by subsidiaries of Company, and (iii) 335,000 Company Shares are reserved for future issuance pursuant to outstanding stock options granted under the Company Stock Option Plan. Except as set forth in the Company Disclosure Letter, as of the date hereof, (i) there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments of any character (including, without limitation, any employee stock option, restricted stock purchase, stock appreciation or similar plans) relating to the issued or unissued capital stock or other equity interests of Company or any of its subsidiaries or obligating Company or any of its subsidiaries to issue, transfer or sell any shares of capital stock or other equity interests of Company or any of its subsidiaries, (ii) there are no obligations, contingent or otherwise, of Company or any of its subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests of Company or any of its subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any subsidiary or any other entity, other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business, (iii) there are no outstanding bonds, debentures, notes or other obligations of Company the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Company shareholders on any matter, and (iv) there are no voting trusts, proxies or other agreements or understandings to which Company is a party or is bound with respect to the voting of any capital stock or other equity interests of Company or any of its subsidiaries. All Company Shares subject to issuance as described above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

     2.5  SUBSIDIARIES

     The Company Disclosure Letter sets forth a list of all of the Company's subsidiaries, together with the jurisdiction of organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by Company or another subsidiary. Each of the Company's subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the power and authority under its organizational documents to own its properties and to carry on its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Material Adverse Effect. Each of the outstanding shares of capital stock of or other equity interest in each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Company free and clear of all material liens, pledges, security interests, claims or other encumbrances other than (i) liens imposed by local law which are not material, and (ii) restrictions on sale or transfer, if any, imposed by applicable federal or state securities laws or by any partnership, shareholders or similar agreement covering such shares or other equity interests.

     2.6  OTHER INTERESTS

     Except for interests in the Company subsidiaries, neither Company nor any of its subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than securities in publicly traded companies held for investment by Company and comprising less than five percent of the outstanding stock of such companies), except for the interests in other entities, if any, set forth in the Company Disclosure Letter. With respect to any such other interests, Company is a partner or shareholder in good standing, owns such interests free and clear of all material liens, pledges, security interests, claims, options or other encumbrances (other than (i) liens imposed by local law which are not material, and (ii) restrictions on sale or transfer, if any, imposed by applicable federal or state securities laws or by any partnership, shareholders or similar agreement covering such interests), and is not in breach of any material provision of any agreement, document or contract (collectively, "Entity Agreements") governing the Company's rights in or to the interests owned or held, all of which Entity Agreements are set forth in the Company Disclosure Letter, are unmodified as described therein, and are in full force and effect. To the Company's knowledge, (i) the other parties to such Entity Agreements are not in material breach of any of their respective obligations under such Entity Agreements, and (ii) if such other entities were subsidiaries of Company for purposes of this Agreement, there would be no material exceptions or material breaches to the representations and warranties made in the second sentence of Section 2.5 with respect to the Company's subsidiaries.

     2.7  COMPLIANCE WITH LAW; PERMITS; ABSENCE OF BUSINESS IMPAIRMENT

     To the Company's knowledge, (a) neither Company nor any of its subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Company or any of its subsidiaries or any of their respective properties or assets is subject, where such violation would have a Material Adverse Effect, (b) Company and its subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a Material Adverse Effect, and
(c) there is no material agreement, judgment, injunction, order or decree binding upon Company or any of its subsidiaries (other than orders or decrees which affect Parent, Company and other persons active in the real estate industry generally) which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material business practice of Company or any of its subsidiaries, any acquisition of property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries as currently conducted or as proposed to be conducted.

     2.8  NON-CONTRAVENTION

     Neither the execution and delivery by Company of this Agreement nor the consummation by Company of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the Declaration of Trust or Trustees' Regulations of Company, or the Subsidiary Documents of any of its subsidiaries, or any Entity Agreements to which it or any of its subsidiaries is a party; (ii) except as contemplated by
Section 1.6, result in a breach or violation of, a default under, the triggering of any payment or other material obligations pursuant to, the acceleration of vesting under, or any grant or award pursuant to any stock option, stock purchase, stock appreciation or similar plan of Company or any of its subsidiaries or of any Company Benefit Plan; or (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination (or a right of termination or cancellation) of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Company or its subsidiaries under, or result in being declared void, voidable or without further binding effect any of the terms, conditions or provisions of, any note, bond, mortgage, indenture or deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Company or any of its subsidiaries is a party, or by which Company or any of its subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Material Adverse Effect or which are contemplated to occur by the other provisions of this Agreement.

     2.9  SEC REPORTS AND FINANCIAL STATEMENTS

     (a) Company has filed with the United States Securities and Exchange Commission ("SEC") all forms, reports, registration statements, proxy statements and other documents (collectively, the "Company Reports") required to be filed by Company under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder (collectively, the "Securities Laws"), except failures to file, if any, which, individually or cumulatively, do not have a Material Adverse Effect. Company has delivered to Parent complete and accurate copies of all Company Reports (other than preliminary material) filed by Company with the SEC on or after December 31, 1990.

As of their respective dates or, in the case of registration statements, as of their effective dates, all of the Company Reports, including all exhibits and schedules thereto and documents incorporated by reference therein, (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Company has filed with the SEC all documents and agreements which were required to be filed as exhibits to the Company Reports, except failures to file, if any, which, individually or cumulatively, do not have a Material Adverse Effect.

     (b) The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, any related notes and schedules thereto) included in or incorporated by reference into the Company Reports (collectively, the "Company Financial Statements") were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except, in the case of unaudited financial statements, as permitted by Form 10-Q under the Exchange Act) and fairly present the financial position of Company and its subsidiaries on a consolidated basis as of the dates thereof and the results of their operations and cash flows for the periods then ended, except that the unaudited interim financial statements were and are subject to normal and recurring year-end adjustments which were not and are not expected to be material in amount or effect.

     2.10 ABSENCE OF CERTAIN CHANGES

     Except as disclosed in the Company Reports filed with the SEC prior to the date hereof, since December 31, 1994, Company and its subsidiaries have conducted their business only in the ordinary course of such business (which, for purposes of this section only, shall include all acquisitions and dispositions of real estate properties and financing arrangements made in connection therewith) and there has not been (i) any Material Adverse Effect,
(ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company Shares, except dividends of $0.355 per share declared on September 11, 1995 (and, when declared, the dividends permitted by Section 4.2(c) and required by Section 5.18), (iii) any material commitment, contractual obligation, borrowing, capital expenditure or other such transaction entered into by Company or any of its subsidiaries other than in the ordinary course of business and other than changes contemplated by this Agreement or arising out of the transactions contemplated hereby, or (iv) any material change in the Company's accounting principles, practices or methods.

     2.11 ABSENCE OF UNDISCLOSED LIABILITIES

     Except as and to the extent set forth or reflected in the Company Financial Statement at December 31, 1994, or as set forth in the unaudited balance sheets included in the Company Reports since that date, neither Company nor any of its subsidiaries has any obligations or liabilities of any kind or nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected, or reserved against, in a balance sheet of Company or any of its subsidiaries, or in the notes thereto, prepared in accordance with GAAP consistently applied, except liabilities arising in the ordinary course of business since December 31, 1994.

     2.12 REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS

     None of the information supplied by Company for inclusion or incorporation by reference in (a) the Registration Statement on Form S-4 to be filed under the Securities Act with the SEC by Parent in connection with the Merger for the purpose of registering the shares of Parent Common Stock to be issued in the Parent Merger and the shares of Surviving Corporation Common Stock to be issued in the Reincorporation Merger, and any amendments or supplements thereto (the "Registration Statement") or (b) the proxy or information statement to be distributed, together with the prospectus included in the Registration Statement, in connection with the respective meetings of the Company's and Parent's shareholders (the "Shareholders Meetings") to vote upon this Agreement and the transactions contemplated hereby, and any amendments or supplements thereto (the "Proxy Statement/Prospectus") will, in the case of the Registration Statement, at the time it becomes effective and at the time of the Shareholders Meetings, and in the case of the Proxy Statement/Prospectus, at the time of the mailing thereof to shareholders and at the time of the Shareholders Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus shall comply in all material respects as to form and substance with the requirements of the Securities Laws, except that no representation is made by Company with respect to any information supplied by Parent or derived therefrom for inclusion therein.

     2.13 REGULATORY APPROVALS

     Except for (i) the Merger Filings pursuant to Section 1.3, (ii) the filings, if any, by Parent and Company that may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (iii) the filing of the Registration Statement with the SEC under the Securities Laws and the declaration of the effectiveness thereof by the SEC, (iv) any required filings and approvals under applicable state securities and "blue sky" laws, and
(v) any required filings with or approvals from applicable environmental authorities (the filings and approvals under clauses (i) through (v) being referred to herein, collectively, as the "Regulatory Filings"), neither the execution and delivery by Company of this Agreement nor the consummation by Company of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any domestic governmental or regulatory authority which, if not made or obtained, could have a Material Adverse Effect.

     2.14 LITIGATION

     Except as set forth in the Company Disclosure Letter, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Company or any of its subsidiaries is a party or by which any of their properties or assets are bound and (ii) no actions, suits or proceedings pending against Company or any of its subsidiaries or, to the Company's knowledge, threatened against Company or any of its subsidiaries, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality that, in the case of clause (i) or (ii) above, if determined adversely to Company or such other parties, (x) would, individually, result in damages in excess of $1,000,000, or (y) would, individually or in the aggregate, have a Material Adverse Effect. Company has delivered to Parent or its counsel complete and correct copies of all correspondence prepared by its counsel for Company's auditors in connection with the last three completed audits of the Company's financial statements and any such correspondence since the date of the last such audit.

     2.15 TAXES

     Company and each of its subsidiaries (i) has timely filed all Tax Returns required to be filed by any of them for all periods ending prior to the Effective Time (or requests for extensions have been timely filed, all of which have been granted and have not expired) and all such returns are true and complete in all material respects, (ii) has paid all Taxes shown to be due and payable on such Tax Returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it, and
(iii) has properly accrued all such Taxes for such periods subsequent to the periods covered by such returns. The Tax Returns of Company and each of its subsidiaries have not been examined by the appropriate taxing authority.
Neither Company nor any of its subsidiaries has executed or filed with the Internal Revenue Service ("IRS") or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes. Neither Company nor any of its subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted against it. True, correct and complete copies of all Tax Returns filed by Company and each of its subsidiaries and all communications relating thereto have been delivered to Parent or made available to representatives of Parent. All Taxes which the Company is required by law to withhold or collect, including without limitation, sales and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities or are held in separate bank accounts for such purpose. As used in this Agreement, (a) the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed on or with respect to any such taxes, charges, fees, levies or other assessments and (b) the term "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

     2.16  REIT QUALIFICATION

     Company (i) has elected to be taxed as a real estate investment trust (a "REIT") within the meaning of the Code and has qualified as, and complied with all applicable laws, rules and regulations, including the Code, relating to, a REIT at all times since December 31, 1989, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for 1995, and
(iii) has not taken or omitted to take any action which could result in, and Company has no knowledge of, a challenge to its status as a REIT. Each of the Company's wholly-owned subsidiaries (including, without limitation, REIT Sub) is a "qualified REIT subsidiary" as defined in Section 856(i) of the Code.

     2.17 BOOKS AND RECORDS

     (a) The books of account and other financial records of Company and its subsidiaries are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Company Reports.

     (b) The minute books and other records of Company and its subsidiaries which have been made available to Parent accurately reflect in all material respects all material actions taken at all meetings, and all other material trust actions, of the shareholders, trustees, directors and Board committees of Company and its subsidiaries (other than discussions of, or actions taken by, the Board of Trustees or any of its committees with respect to the Merger).

     2.18 PROPERTIES AND MORTGAGE LOANS

     (a) The Company Disclosure Letter sets forth a list of all real property owned or held under lease by Company or any of its subsidiaries (the "Company Properties") and, with respect to each Company Property held under lease by Company, sets forth the following information with respect to the lease(s) under which it is held:

          (i)       the name of the lessor;

          (ii) the expiration date of the lease, and a brief description of any right the lessor has to terminate the lease prior to the expiration of the term other than due to a breach by Company;

          (iii) the amount (or method of determining the amount) of monthly rentals and any other payments due under the lease; and

          (iv) a statement whether the lease is gross, triple net or net, and the amount, if any, paid by Company with respect to taxes, utilities, maintenance and repair, and other such costs, assessments or "pass-throughs" with respect to the ownership or operation of the Company Property covered by the lease for the most recent annual period.

     (b) The Company Disclosure Letter sets forth a list of all loans made by Company or any of its subsidiaries which are secured by a mortgage, deed of trust, deed to secure debt or other similar recorded or recordable instrument encumbering real property (the "Company Mortgage Loans") and sets forth a complete and accurate description of the following:

          (i) the address of the real property encumbered by each Company Mortgage Loan;

          (ii) the name of the obligor, and any guarantor, of each Company Mortgage Loan;

          (iii) the priority of each Company Mortgage Loan and the identity (and relative priority) of any mortgage, deed of trust, deed to secure debt or other similar instrument that is either prior to or subordinate to each Company Mortgage Loan;

          (iv) the date each Company Mortgage Loan was made or funded and the date of any amendment or modification thereof;

          (v) the original principal amount of the debt secured by each Company Mortgage Loan, the current rate of interest thereunder, the required rate of principal amortization thereunder, and the current outstanding principal balance thereof (each calculated as of the most recent practicable date); and

          (vi) the maturity date of each Company Mortgage Loan, and whether any balloon payment will be due at the maturity thereof (and, if so, the amount of such balloon payment assuming minimum required payments of principal and interest are made through the maturity date).

     (c) Except as set forth in the Company Disclosure Letter or as may be contemplated by this Agreement and the transactions described herein, Company is not in material default, and no condition or event exists which with the giving of notice or the passage of time, or both, would constitute a material default by Company, under any lease under which it holds any Company Property.

     (d) Except as set forth in the Company Disclosure Letter, all payments, installments and charges due and payable to Company and, to Company's knowledge, to any other person under each Company Mortgage Loan have been paid in full and, to the Company's knowledge, no obligor of any Company Mortgage Loan is in default thereunder nor does any condition or event exist which with the giving of notice or the passage of time, or both, would constitute a default by any obligor of any Company Mortgage Loan.

     2.19 LEASES

     (a) The Company Disclosure Letter sets forth a list of all Company Properties that are subject to or encumbered by any non-residential lease covering an area greater than 10,000 square feet (a "Material Company Lease") and, with respect to each such Material Company Lease, sets forth the following information:
          (i)       the name of the lessee;

          (ii) the expiration date of the lease, and a brief description of any right the lessee has to terminate the lease prior to the expiration of the term other than due to a breach by Company;

          (iii) the amount (or method of determining the amount) of monthly rentals and any other payments due under the lease;

          (iv) a statement whether the lease is gross, triple net or net, and the amount, if any, paid by the lessee with respect to taxes, utilities, maintenance and repair, and other such costs, assessments or "pass-throughs" with respect to the ownership or operation of the Company Property covered by the lease for the most recent annual period; and

          (v) with respect to any Material Company Lease with a remaining term of less than 24 months, whether the lessee has notified Company in writing of any intention not to renew, or seek to renew, the lease.

     (b) Except as set forth in the Company Disclosure Letter, (i) all rental payments due under each Material Company Lease have been paid during the period January 1, 1995 through August 31, 1995, and (ii) to the Company's knowledge, no lessee is in material default, and no condition or event exists which with the giving of notice or the passage of time, or both, would constitute a material default by any lessee, under any Material Company Lease.

     2.20 OPTIONS AND DEVELOPMENT RIGHTS

     The Company Disclosure Letter sets forth a list of and describes all agreements providing Company or any of its subsidiaries with any options to purchase or rights to develop or construct any multifamily residential or other real estate properties. True and complete copies of all such agreements listed in the Company Disclosure Letter have previously been delivered or made available to Parent.

     2.21 TITLE TO PROPERTIES

     (a) Company and its subsidiaries own good and marketable title in fee simple to each of the Company Properties. The Company Properties are not subject to any liens, mortgages or deeds of trust, claims against title, security interests or other encumbrances on title (collectively, "Liens") or any rights of way, written agreements, laws, ordinances or regulations affecting building use or occupancy, or any reservations of an interest in title (collectively, "Restrictions"), except for (i) Liens and Restrictions set forth in the Company Disclosure Letter, (ii) Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of the property, (iii) Liens and Restrictions disclosed on existing title reports or current surveys which have been delivered or made available to Parent and are listed in the Company Disclosure Letter, and
(iv) mechanics', carriers', workmen's and repairmen's liens and other such Liens, Restrictions and limitations (A) which, individually or in the aggregate, are not substantial in amount, do not materially detract from the value of or materially interfere with the present use of any of the Company Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Company and its subsidiaries and (B) which have arisen or been incurred only in the ordinary course of business (the Liens and Restrictions described in clauses (i) through (iv) above being referred to herein, collectively, as the "Company Permitted Encumbrances"); PROVIDED, HOWEVER, that in no event will Company Permitted Encumbrances include any mortgages, deeds of trust, deeds to secure debt or other similar encumbrances for any indebtedness other than Company Mortgages.

     (b) Except as set forth in the Company Disclosure Letter, Company and its subsidiaries own good and marketable title to all items of personal property owned by them which are material to their business, free and clear of all liens, encumbrances, claims, security interests and defects, other than those which would not, individually or in the aggregate, have a Material Adverse Effect.

     2.22 TITLE INSURANCE

     (a) Except as set forth in the Company Disclosure Letter, an owner's policy of title insurance issued by a nationally recognized title insurance company in a form and containing coverages customarily approved and required by institutional investors has been obtained and is in effect for each Company Property. Each owner's policy of title insurance (i) insures the fee simple ownership interest of Company, or its subsidiary which is the owner, in each Company Property, subject only to the Company Permitted Encumbrances and (ii) is in an amount at least equal to the purchase price thereof.

     (b) Except as set forth in the Company Disclosure Letter, a mortgagee's policy of title insurance issued by a nationally recognized title insurance company in a form and containing coverages customarily approved and required by institutional investors has been obtained and is in effect for each Company Mortgage Loan. Each mortgagee's policy of title insurance (i) insures the mortgage interest of Company, or its subsidiary which holds the interest, in the real property encumbered by the Company Mortgage Loan (in the priority listed in the Company Disclosure Letter) and (ii) is in an amount at least equal to the debt of the obligor secured by the Company Mortgage Loan.

     2.23 PROPERTY INSURANCE

     Neither Company nor any of its subsidiaries has received any notice from any insurance carrier, any board of fire underwriters or any other board exercising similar functions of any noncompliance by Company or its subsidiaries with any fire, liability or other insurance policy, or requesting the performance of any repairs, alterations or other work, with respect to any Company Property.

     2.24 ENVIRONMENTAL MATTERS

     (a) Except as set forth in the Company Disclosure Letter, Company and each subsidiary is in substantial compliance with all applicable federal, state, and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings or charges thereunder or other governmental requirements (collectively, the "Environmental Laws" and, individually, "Environmental Law") relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources and the environment, including all laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or chemicals, industrial, hazardous or toxic materials or wastes into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, industrial, hazardous or toxic materials or wastes, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any Environmental Law (collectively, the "Hazardous Materials"), except to the extent that lack of substantial compliance by Company would not have a Material Adverse Effect.

     (b) Without regard to (i) any disclosures made in the Company Disclosure Letter (which, with respect to this subsection (b) only, have been provided for information purposes only and not as a qualification or limitation of the representation and warranty contained herein) or (ii) any other information about the matters set forth herein otherwise known to Parent or Merger Sub, neither Company nor any of its subsidiaries has authorized or conducted, nor has there been, any generation, transportation, storage, use, treatment, disposal, release or other handling of, or is there present, any Hazardous Material on, in, under or affecting the Company Properties or any properties previously owned by Company or any of its subsidiaries, other than the presence, generation, transportation, storage, use, treatment, disposal, release or other handling of amounts of Hazardous Materials that do not have a Material Adverse Effect.

     (c) Company and each subsidiary has obtained or procured, and is in substantial compliance with, all licenses, permits, registrations, and government authorizations necessary to operate the Company Properties under all applicable Environmental Laws, except to the extent failure to obtain, procure or comply therewith would not have a Material Adverse Effect.

     (d) Except as set forth in the Company Disclosure Letter, neither Company nor any subsidiary has received any written or oral notice from any governmental agency or entity or any other person and there is no pending or, to the Company's knowledge, threatened claim, litigation or any administrative agency proceeding that (i) alleges a violation of any Environmental Law(s) by Company or any subsidiary or, with respect to the Company Properties or any properties previously owned by Company or any of its subsidiaries, alleges that Company or any subsidiary is a liable party or potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, or any state superfund law, (ii) has resulted or could result in the attachment of an environmental lien on any of the Company Properties or any properties previously owned by Company or any of its subsidiaries, or (iii) alleges that Company or any subsidiary is liable for any contamination of the environment, contamination of any Company Property or any property previously owned by Company or any of its subsidiaries, damage to natural resources, property damage or personal injury based on its activities or the activities of any predecessor or third parties involving Hazardous Materials, whether arising under the Environmental Laws, common law principles or other legal standards.

     2.25 DEFECTS

     Except as set forth in the Company Disclosure Letter, (a) Company has no knowledge of any defects in the improvements located on any of the Company Properties including, without limitation, any material defect or material deficiency in the foundation, structural systems, seismic compliance or roof of any such improvements or the electrical, plumbing, heating, ventilating or air conditioning systems included within any such improvements, which are estimated to cost more than $500,000 with respect to any one Company Property or $1,000,000 with respect to all Company Properties combined, and (b) there are no material repairs or deferred maintenance required or scheduled to be made, or which a reasonably prudent owner with an adequate budget would be expected to make, to any of the Company Properties at any time during the next 24 months.

     2.26 CONDEMNATION

     Neither Company nor any of its subsidiaries has received any notice to the effect that (a) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Properties or (b) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Company Properties or by the continued maintenance, operation or use of the parking areas, which violation would have a materially adverse impact on the continued maintenance, operation or use of the affected Company Property.

     2.27 TAXES AND ASSESSMENTS ON PROPERTIES

     Except as set forth in the Company Disclosure Letter, (a) there are no material unpaid real estate property taxes or assessments due and payable against a Company Property, and (b) neither Company nor any of its subsidiaries has received any notice of assessment for public improvements with respect to or relating to a Company Property.

     2.28 MORTGAGES

     (a) The Company Disclosure Letter sets forth a list of all loans under which Company or any of its subsidiaries is an obligor or borrower, which are secured by a mortgage, deed of trust, deed to secure debt or other similar instrument encumbering any of the Company Properties or any part thereof (the "Company Mortgages") and sets forth a complete and accurate description of the following:

          (i)       the Company Property encumbered by each Company Mortgage;

          (ii) the name of the obligor, and any guarantor, of each Company Mortgage;

          (iii) the priority of each Company Mortgage and the identity (and relative priority) of any mortgage, deed of trust, deed to secure debt or other similar instrument that is either prior to or subordinate to each Company Mortgage;

          (iv) the date of each Company Mortgage and of any amendment or modification thereof;

          (v) the original principal amount of the debt secured by each Company Mortgage, the current rate of interest thereunder, the required rate of principal amortization thereunder, and the current outstanding principal balance thereof;

          (vi) the maturity date of each Company Mortgage, and whether any balloon payment will be due at the maturity thereof (and, if so, the amount of such balloon payment assuming minimum required payments of principal and interest are made through the maturity date);

          (vii) the amount of the current monthly payment of interest, principal or other amounts due under each Company Mortgage and the amount of any other mandatory principal or other payments due thereunder prior to the maturity date of the debt secured thereby;

          (viii) any amount that has not been disbursed or advanced to Company by the holder of a Company Mortgage that such holder is obligated to disburse or advance;

          (ix) any premium or penalty payable in connection with the prepayment (full or partial) of the debt secured by each Company Mortgage; and

          (x) the amount of any escrow deposits or other deposits or payments held under each Company Mortgage by the holder thereof.

     (b) All payments, installments and charges due and payable under a Company Mortgage have been paid in full. Neither Company nor any of its subsidiaries has received any notice of default by Company or such subsidiary (which default has not previously been cured) from the holder of a Company Mortgage nor, to the Company's knowledge, does any condition or event exist which with the giving of notice or the passage of time, or both, would constitute a default by Company or any of its subsidiaries under a Company Mortgage. Except as set forth in the Company Disclosure Letter, the occurrence of any of the transactions contemplated by this Agreement will not require the consent or approval of the holder of a Company Mortgage and will not violate, conflict with or constitute a default by Company or any of its subsidiaries under a Company Mortgage or result in a condition or event which with the giving of notice or the passage of time, or both, would constitute a default by Company.

     2.29 EMPLOYEE BENEFIT PLANS

     The Company Disclosure Letter sets forth a list of all plans and other arrangements involving direct or indirect compensation or benefits to officers, directors or consultants or providing employee benefits to employees of Company or its subsidiaries, including, without limitation, all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, and all employment or executive compensation agreements (collectively, the "Company Benefit Plans"). True and complete copies of the Company Benefit Plans have been made available to Parent. To the extent applicable, the Company Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code, and any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by IRS to be so qualified. No Company Benefit Plan is covered by Title IV of ERISA or Section 412 of the Code. To the Company's knowledge, neither Company nor any Company Benefit Plan has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Except as set forth in the Company Disclosure Letter, to the Company's knowledge, each Company Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. To the Company's knowledge, there are no pending or anticipated claims against or otherwise involving any of the Company Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan, except for any of the foregoing which would not have a Material Adverse Effect. Neither Company nor any entity under "common control" with Company within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Except as may be required by law, Company does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, and, except as set forth in the Company Disclosure Letter, Company has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

     2.30 LABOR MATTERS; EMPLOYEES

     Neither Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the Company's knowledge, threatened against Company or any of its subsidiaries relating to their business which, if determined adversely to Company or the subsidiary, would have a Material Adverse Effect. To the Company's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Company or any of its subsidiaries.

     2.31 NO BROKERS

     Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Company or Parent to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Company has retained Prudential Securities Incorporated ("Company's Financial Advisor") as its financial advisor, the arrangements with which have been disclosed in writing to Parent prior to the date hereof. Other than the foregoing arrangements, Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     2.32 PARENT SHARE OWNERSHIP

     Neither Company nor any of its subsidiaries owns any shares of Parent Common Stock or other securities convertible into any shares of Parent Common Stock.

     2.33 CONTRACTS AND COMMITMENTS

     The Company Disclosure Letter sets forth a list of all contracts, agreements, commitments and other instruments (whether oral or written, and including any and all amendments and modifications thereto) to which Company or any of its subsidiaries is a party that: (a) involve a receipt or an expenditure or require the performance of services or the delivery of goods to, by, through, on behalf of or for the benefit of Company or any of its subsidiaries, which receipt, expenditures, services or goods have a value in excess of $50,000 per year; or (b) are not terminable by Company or its subsidiary on notice of 30 days or less without penalty and without Company or its subsidiary being liable for damages; or (c) provide for employment of any person other than on an "at will" basis; or (d) involve an obligation for the performance of services or delivery of goods by Company or any of its subsidiaries that cannot, or in reasonable probability will not, be performed within 45 days subsequent to the date of this Agreement.

     2.34 CERTAIN AGREEMENTS

     (a) Except as set forth in the Company Disclosure Letter, neither Company nor any of its subsidiaries is a party to any oral or written (i) agreement with respect to the employment of any executive officer of Company or any of its subsidiaries, (ii) consulting or similar agreement with any present or former trustee, director or officer, or any entity controlled by any such person, which is not terminable by Company or its subsidiary on notice of 30 days or less without penalty and without Company or its subsidiary being liable for damages, (iii) agreement with any executive officer of Company or any of its subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Company or any of its subsidiaries of the nature contemplated by this Agreement, or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement.

     (b) Except as set forth in the Company Disclosure Letter, neither Company nor any of its subsidiaries is indebted for money borrowed, either directly or indirectly, from any of its trustees, directors or officers, or, to the Company's knowledge, any affiliate of any such person, in any amount whatsoever; nor are any of its trustees, directors or officers, or, to the Company's knowledge, any of their affiliates, indebted for money borrowed from Company or any of its subsidiaries; nor are there any transactions between Company or any of its subsidiaries and any of its trustees, directors or officers, or, to the Company's knowledge, any of their affiliates, not subject to cancellation which will continue beyond the Effective Time, including, without limitation, use of the Company's or any of its subsidiaries' assets for personal benefit with or without adequate compensation.

     (c) The Company Disclosure Letter sets forth a list of all arrangements, agreements and contracts, if any, entered into by Company or any of its subsidiaries with any person who acquired Company Shares in a private placement.

     (d) True and complete copies of all documents listed in the Company Disclosure Letters pursuant to this Section have previously been delivered or made available to Parent.

     2.35 RELATED AND INTERESTED PARTY TRANSACTIONS

     Except as set forth in the Company Disclosure Letter or in the Company Reports, since the date of the Company's proxy statement dated March 7, 1995, no event has occurred that would be required to be reported pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     2.36 FULL DISCLOSURE

     No statement contained in any certificate or schedule furnished or to be furnished by Company or any of its subsidiaries to Parent in, or pursuant to the provisions of, this Agreement, when taken together with all of the other information, documentation and schedules delivered in connection with or pursuant to this Agreement, contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     2.37 OPINION OF FINANCIAL ADVISOR

     Company has received the opinion of the Company's Financial Advisor to the effect that, as of the date hereof, the consideration to be received by the Company shareholders pursuant to the Merger is fair to them from a financial point of view.

     2.38 CERTAIN PAYMENTS RESULTING FROM TRANSACTIONS

     Except as set forth in the Company's Disclosure Letter, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events)
(i) constitute an event under any Company Benefit Plan, policy, practice, agreement or other arrangement or any trust or loan (the "Company Employee Arrangements") that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or consultant of Company or any of its subsidiaries, or
(ii) result in the triggering or imposition of any restrictions or limitations on the right of Company, Parent or the Surviving Corporation to amend or terminate any Company Employee Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes.

     2.39 OWNERSHIP OF REIT SUB; NO PRIOR ACTIVITIES

     (a) REIT Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has no material assets or liabilities (other than the rights and obligations set forth in this Agreement).

     (b)  As of the date hereof and the Effective Time, except for
(i) obligations or liabilities incurred in connection with its organization and the transactions contemplated by this Agreement, (ii) obligations or liabilities imposed by this Agreement and any other agreements or arrangements contemplated by this Agreement, and (iii) obligations generally imposed by statute, rule or regulation by any federal, state or local government agency upon Maryland business trusts which differ from those imposed upon California real estate investment trusts, REIT Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

3.   REPRESENTATIONS AND WARRANTIES OF PARENT

     Except as set forth in the disclosure letter delivered at or prior to the execution hereof to Company, which shall refer to the relevant Sections of this Agreement (the "Parent Disclosure Letter"), Parent and Merger Sub jointly and severally represent and warrant to Company and REIT Sub as follows:

     3.1  ORGANIZATION; QUALIFICATION; AUTHORITY

     Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Parent is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Material Adverse Effect. Parent has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

     3.2  ORGANIZATIONAL DOCUMENTS

     Parent has heretofore furnished to Company complete and correct copies of
(i) its Certificate of Incorporation and Bylaws, each as amended to date, and
(ii) the Subsidiary Documents of each of its subsidiaries. Such Certificate of Incorporation and Bylaws of Parent and all such Subsidiary Documents are in full force and effect. Neither Parent nor any of its subsidiaries is in violation of any of the provisions of Certificate of Incorporation, Bylaws or Subsidiary Documents, except for violations which do not have a Material Adverse Effect.

     3.3  AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS

     Each of Parent and Merger Sub has the requisite corporate power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party. Subject only to the approval of this Agreement and the transactions contemplated hereby by (i) the holders of a majority of the shares of Parent Common Stock and (ii) the holders of a majority of the shares of Surviving Corporation Common Stock, the consummation by Parent and Merger Sub of this Agreement, the Ancillary Agreements to which they are parties and the transactions contemplated hereby has been duly authorized by all requisite corporate action on the part of Parent and Merger Sub. This Agreement constitutes, and the Ancillary Agreements to which either is a party (when duly executed and delivered) will constitute, the valid and legally binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     3.4  CAPITALIZATION

     (a) The authorized equity capital of Parent consists of 50,000,000 shares of Parent Common Stock. As of the date hereof, (i) 10,970,865 shares of Parent Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (ii) no shares of Parent Common Stock are held by subsidiaries of Parent, and
(iii) 404,100 shares of Parent Common Stock are reserved for future issuance pursuant to outstanding stock options granted under the Parent Stock Option Plans. Except as set forth in the Parent Disclosure Letter, as of the date hereof, (i) there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments of any character (including, without limitation, any employee stock option, restricted stock purchase, stock appreciation or similar plans) relating to the issued or unissued capital stock or other equity interests of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue, transfer or sell any shares of capital stock or other equity interests of Parent or any of its subsidiaries, (ii) there are no obligations, contingent or otherwise, of Parent or any of its subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests of Parent or any of its subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any subsidiary or any other entity, other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business, (iii) there are no outstanding bonds, debentures, notes or other obligations of Parent the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Parent shareholders on any matter, and (iv) there are no voting trusts, proxies or other agreements or understandings to which Parent is a party or is bound with respect to the voting of any capital stock or other equity interests of Parent or any of its subsidiaries. All shares of Parent Common Stock subject to issuance as described above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

     (b) The shares of Parent Common Stock to be issued pursuant to the Parent Merger and the shares of Surviving Corporation Common Stock to be issued pursuant to the Reincorporation Merger shall be duly authorized and, when issued in accordance with the terms of this Agreement, shall be validly issued, fully paid, nonassessable, free from preemptive rights, registered under the Securities Laws, qualified (or exempt from qualification) under applicable state securities laws, and listed for trading on the NYSE.

     3.5  SUBSIDIARIES

     The Parent Disclosure Letter sets forth a true and complete list of all of the Parent's subsidiaries, together with the jurisdiction of organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by Parent or another subsidiary. Each of the Parent's subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the power and authority under its organizational documents to own its properties and to carry on its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Material Adverse Effect. Each of the outstanding shares of capital stock of or other equity interest in each of the Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Parent free and clear of all material liens, pledges, security interests, claims or other encumbrances other than (i) liens imposed by local law which are not material, and (ii) restrictions on sale or transfer, if any, imposed by applicable federal or state securities laws or by any partnership, shareholders or similar agreement covering such shares or other equity interests.

     3.6  OTHER INTERESTS

     Except for interests in the Parent, neither Parent nor any of its subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than securities in publicly traded companies held for investment by Parent and comprising less than five percent of the outstanding stock of such companies), except for the interests in other entities, if any, set forth in the Parent Disclosure Letter. With respect to any such other interests, Parent is a partner or shareholder in good standing, owns such interests free and clear of all material liens, pledges, security interests, claims, options or other encumbrances (other than (i) liens imposed by local law which are not material, and (ii) restrictions on sale or transfer, if any, imposed by applicable federal or state securities laws or by any partnership, shareholders or similar agreement covering such interests), and is not in breach of any material provision of any Entity Agreement governing the Parent's rights in or to the interests owned or held, all of which Entity Agreements are set forth in the Parent Disclosure Letter, are unmodified as described therein, and are in full force and effect. To the Parent's knowledge, (i) the other parties to such Entity Agreements are not in material breach of any of their respective obligations under such Entity Agreements, and (ii) if such other entities were subsidiaries of Parent for purposes of this Agreement, there would be no material exceptions or material breaches to the representations and warranties made in the second sentence of Section 3.5 with respect to the Parent's subsidiaries.

     3.7  COMPLIANCE WITH LAW; PERMITS; ABSENCE OF BUSINESS IMPAIRMENT

     To the Parent's knowledge, (a) neither Parent nor any of its subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Parent or any of its subsidiaries or any of their respective properties or assets is subject, where such violation would have a Material Adverse Effect,
(b) Parent and its subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a Material Adverse Effect, and (c) there is no material agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries (other than orders or decrees which affect Parent, Company and other persons active in the real estate industry generally) which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material business practice of Parent or any of its subsidiaries, any acquisition of property by Parent or any of its subsidiaries or the conduct of business by Parent or any of its subsidiaries as currently conducted or as proposed to be conducted.

     3.8  NON-CONTRAVENTION

     Neither the execution and delivery by Parent of this Agreement nor the consummation by Parent of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of Certificate of Incorporation or Bylaws of Parent, or the Subsidiary Documents of any of its subsidiaries, or any Entity Agreements to which it or any of its subsidiaries is a party; (ii) except as contemplated by
Section 1.6, result in a breach or violation of, a default under, the triggering of any payment or other material obligations pursuant to, the acceleration of vesting under, or any grant or award pursuant to any stock option, stock purchase, stock appreciation or similar plan of Parent or any of its subsidiaries or of any Parent Benefit Plan; or (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination (or a right of termination or cancellation) of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Parent or its subsidiaries under, or result in being declared void, voidable or without further binding effect any of the terms, conditions or provisions of, any note, bond, mortgage, indenture or deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Parent or any of its subsidiaries is a party, or by which Parent or any of its subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Material Adverse Effect or which are contemplated to occur by the other provisions of this Agreement.

     3.9  SEC DOCUMENTS AND FINANCIAL STATEMENTS

     (a) Parent has filed with the SEC all forms, reports, registration statements, proxy statements and other documents (collectively, the "Parent Reports") required to be filed by Parent under the Securities Laws, except failures to file, if any, which, individually or cumulatively, do not have a Material Adverse Effect. Parent has delivered to Company complete and accurate copies of all Parent Reports (other than preliminary material) filed by Parent with the SEC on or after December 31, 1990. As of their respective dates or, in the case of registration statements, as of their effective dates, all of the Parent Reports, including all exhibits and schedules thereto and documents incorporated by reference therein, (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Parent has filed with the SEC all documents and agreements which were required to be filed as exhibits to the Parent Reports, except failures to file, if any, which, individually or cumulatively, do not have a Material Adverse Effect.

     (b) The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, any related notes and schedules thereto) included in or incorporated by reference into the Parent Reports (collectively, the "Parent Financial Statements") were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except, in the case of unaudited financial statements, as permitted by Form 10-Q under the Exchange Act) and fairly present the financial position of Parent and its subsidiaries on a consolidated basis as of the dates thereof and the results of their operations and cash flows for the periods then ended, except that the unaudited interim financial statements were and are subject to normal and recurring year-end adjustments which were not and are not expected to be material in amount or effect.


     3.10 ABSENCE OF CERTAIN CHANGES

     Except as disclosed in the Parent Reports filed with the SEC prior to the date hereof, since July 31, 1994, Parent and its subsidiaries have conducted their business only in the ordinary course of such business (which, for purposes of this section only, shall include all acquisitions and dispositions of real estate properties and financing arrangements made in connection therewith) and there has not been (i) any Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the shares of Parent Common Stock, except dividends of $0.60 per share declared on August 29, 1994 and November 22, 1994, and of $0.63 per share declared on February 28, 1995,

May 22, 1995 and August 28, 1995 (and, when declared, the dividends permitted by Section 4.3(c) and required by Section 5.18), (iii) any material commitment, contractual obligation, borrowing, capital expenditure or other such transaction entered into by Parent or any of its subsidiaries other than in the ordinary course of business and other than changes contemplated by this Agreement or arising out of the transactions contemplated hereby, or (iv) any material change in the Parent's accounting principles, practices or methods.

     3.11 ABSENCE OF UNDISCLOSED LIABILITIES

     Except as and to the extent set forth or reflected in the Parent Financial Statement at July 31, 1994, or as set forth in the unaudited balance sheets included in the Parent Reports since that date, neither Parent nor any of its subsidiaries has any obligations or liabilities of any kind or nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected, or reserved against, in a balance sheet of Parent or any of its subsidiaries, or in the notes thereto, prepared in accordance with GAAP consistently applied, except liabilities arising in the ordinary course of business since July 31, 1994.

     3.12 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS

     None of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus will, in the case of the Proxy Statement/Prospectus, at the time of the mailing thereof to shareholders and at the time of the Shareholders Meetings and, in the case of the Registration Statement, at the time it becomes effective and at the time of the Shareholders Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus shall comply in all material respects as to form and substance with the requirements of the Securities Laws, except that no representation is made by Parent with respect to any information supplied by Company or derived therefrom for inclusion therein.

     3.13 REGULATORY APPROVALS

     Except for Regulatory Filings, neither the execution and delivery by Parent of this Agreement nor the consummation by Parent of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any domestic governmental or regulatory authority which, if not made or obtained, could have a Material Adverse Effect.

     3.14 LITIGATION

     Except as set forth in the Parent Disclosure Letter, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Parent or any of its subsidiaries is a party or by which any of their properties or assets are and (ii) no actions, suits or proceedings pending against Parent or any of its subsidiaries or, to the Parent's knowledge, threatened against Parent or any of its subsidiaries, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality that, in the case of clause (i) or (ii) above, if determined adversely to Parent or such other parties, (x) would, individually, result in damages in excess of $1,000,000, or (y) would, individually or in the aggregate, have a Material Adverse Effect. Parent has delivered to Company or its counsel complete and correct copies of all correspondence prepared by its counsel for the Parent's auditors in connection with the last three completed audits of the Parent's financial statements and any such correspondence since the date of the last such audit.

     3.15 TAXES

     Parent and each of its subsidiaries (i) has timely filed all Tax Returns required to be filed by any of them for all periods ending prior to the Effective Time (or requests for extensions have been timely filed, all of which have been granted and have not expired) and all such returns are true and complete in all material respects, (ii) has paid all Taxes shown to be due and payable on such Tax Returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it, and
(iii) has properly accrued all such Taxes for such periods subsequent to the periods covered by such returns. The Tax Returns of Parent and each of its subsidiaries have not been examined by the appropriate taxing authority.
Neither Parent nor any of its subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes. Neither Parent nor any of its subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted against it. True, correct and complete copies of all Tax Returns filed by Parent and each of its subsidiaries and all communications relating thereto have been delivered to Company or made available to representatives of Company. All Taxes which the Parent is required by law to withhold or collect, including without limitation, sales and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities or are held in separate bank accounts for such purpose.

     3.16 REIT QUALIFICATION

     Parent (i) has elected to be taxed as a REIT within the meaning of the Code and has qualified as, and complied with all applicable laws, rules and regulations, including the Code, relating to, a REIT at all times since December 31, 1989, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for 1995, and (iii) has not taken or omitted to take any action which could result in, and Parent has no knowledge of, a challenge to its status as a REIT. Each of the Parent's wholly-owned subsidiaries (including, without limitation, Merger Sub) is a "qualified REIT subsidiary" as defined in Section 856(i) of the Code.

     3.17 BOOKS AND RECORDS

     (a) The books of account and other financial records of Parent and its subsidiaries are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Parent Reports.

     (b) The minute books and other records of Parent and its subsidiaries which have been made available to Company accurately reflect in all material respects all material actions taken at all meetings, and all other material corporate actions, of the shareholders, directors and Board committees of Parent and its subsidiaries (other than discussions of, or actions taken by, the Board of Directors or any of its committees with respect to the Merger).

     3.18 PROPERTIES AND MORTGAGE LOANS

     (a) The Parent Disclosure Letter sets forth a list of all real property owned or held under lease by Parent or any of its subsidiaries (the "Parent Properties") and, with respect to each Company Property held under lease by Company, sets forth the following information with respect to the lease(s) under which it is held:

          (i)       the name of the lessor;

          (ii) the expiration date of the lease, and a brief description of any right the lessor has to terminate the lease prior to the expiration of the term other than due to a breach by Parent;

          (iii) the amount (or method of determining the amount) of monthly rentals and any other payments due under the lease; and

          (iv) a statement whether the lease is gross, triple net or net, and the amount, if any, paid by Parent with respect to taxes, utilities, maintenance and repair, and other such costs, assessments or "pass-throughs" with respect to the ownership or operation of the Parent Property covered by the lease for the most recent annual period.

     (b) The Parent Disclosure Letter sets forth a list of all loans made by Parent or any of its subsidiaries which are secured by a mortgage, deed of trust, deed to secure debt or other similar recorded or recordable instrument encumbering real property (the "Parent Mortgage Loans") and sets forth a complete and accurate description of the following:

          (i) the address of the real property encumbered by each Parent Mortgage Loan;

          (ii) the name of the obligor, and any guarantor, of each Parent Mortgage Loan;

          (iii) the priority of each Parent Mortgage Loan and the identity (and relative priority) of any mortgage, deed of trust, deed to secure debt or other similar instrument that is either prior to or subordinate to each Parent Mortgage Loan;

          (iv) the date each Parent Mortgage Loan was made or funded and the date of any amendment or modification thereof;

          (v) the original principal amount of the debt secured by each Parent Mortgage Loan, the current rate of interest thereunder, the required rate of principal amortization thereunder, and the current outstanding principal balance thereof (each calculated as of the most recent practicable date); and

          (vi) the maturity date of each Parent Mortgage Loan, and whether any balloon payment will be due at the maturity thereof (and, if so, the amount of such balloon payment assuming minimum required payments of principal and interest are made through the maturity date).

     (c) Except as set forth in the Parent Disclosure Letter or as may be contemplated by this Agreement and the transactions described herein, Parent is not in material default, and no condition or event exists which with the giving of notice or the passage of time, or both, would constitute a material default by Parent, under any lease under which it holds any Parent Property.

     (d) Except as set forth in the Parent Disclosure Letter, all payments, installments and charges due and payable to Parent and, to Parent's knowledge, to any other person under each Parent Mortgage Loan have been paid in full and, to the Parent's knowledge, no obligor of any Parent Mortgage Loan is in default thereunder nor does any condition or event exist which with the giving of notice or the passage of time, or both, would constitute a default by any obligor of any Parent Mortgage Loan.

     3.19 LEASES

     (a) The Parent Disclosure Letter sets forth a list of all Parent Properties that are subject to or encumbered by any non-residential lease covering an area greater than 10,000 square feet (a "Material Parent Lease") and, with respect to each such Material Parent Lease, sets forth the following information:

          (i)       the name of the lessee;

          (ii) the expiration date of the lease, and a brief description of any right the lessee has to terminate the lease prior to the expiration of the term other than due to a breach by Parent;

          (iii) the amount (or method of determining the amount) of monthly rentals and any other payments due under the lease;

          (iv) a statement whether the lease is gross, triple net or net, and the amount, if any, paid by the lessee with respect to taxes, utilities, maintenance and repair, and other such costs, assessments or "pass-throughs" with respect to the ownership or operation of the Parent Property covered by the lease for the most recent annual period; and

          (v) with respect to any Material Parent Lease with a remaining term of less than 24 months, whether the lessee has notified Parent in writing of any intention not to renew, or seek to renew, the lease.

     (b) Except as set forth in the Parent Disclosure Letter, (i) all rental payments due under each Material Parent Lease have been paid during the period January 1, 1995 through August 31, 1995, and (ii) to the Parent's knowledge, no lessee is in material default, and no condition or event exists which with the giving of notice or the passage of time, or both, would constitute a material default by any lessee, under any Material Parent Lease.

     3.20 OPTIONS AND DEVELOPMENT RIGHTS

     The Parent Disclosure Letter sets forth a list of and describes all agreements providing Parent or any of its subsidiaries with any options to purchase or rights to develop or construct any multifamily residential or other real estate properties. True and complete copies of all agreements listed in the Parent Disclosure Letter have previously been delivered or made available to Parent.

     3.21 TITLE TO PROPERTIES

     (a) Parent and its subsidiaries own good and marketable title in fee simple to each of the Parent Properties. The Parent Properties are not subject to any Liens or Restrictions, except for (i) Liens and Restrictions set forth in the Parent Disclosure Letter, (ii) Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of the property, (iii) Liens and Restrictions disclosed on existing title reports or current surveys which have been delivered or made available to Company and are listed in the Parent Disclosure Letter, and (iv) mechanics', carriers', workmen's and repairmen's liens and other such Liens, Restrictions and limitations (A) which, individually or in the aggregate, are not substantial in amount, do not materially detract from the value of or materially interfere with the present use of any of the Parent Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Parent and its subsidiaries and (B) which have arisen or been incurred only in the ordinary course of business (the Liens and Restrictions described in clauses
(i) through (iv) above being referred to herein, collectively, as the "Parent Permitted Encumbrances"); PROVIDED, HOWEVER, that in no event will Parent Permitted Encumbrances include any mortgages, deeds of trust, deeds to secure debt or other similar encumbrances for any indebtedness other than Parent Mortgages.

     (b) Except as set forth in the Parent Disclosure Letter, Parent and its subsidiaries own good and marketable title to all items of personal property owned by them which are material to their business, free and clear of all liens, encumbrances, claims, security interests and defects, other than those which would not, individually or in the aggregate, have a Material Adverse Effect.

     3.22 TITLE INSURANCE

     (a) Except as set forth in the Parent Disclosure Letter, an owner's policy of title insurance issued by a nationally recognized title insurance company in a form and containing coverages customarily approved and required by institutional investors has been obtained and is in effect for each Parent Property. Each owner's policy of title insurance (i) insures the fee simple ownership interest of Parent, or its subsidiary which is the owner, in each Parent Property, subject only to the Parent Permitted Encumbrances and (ii) is in an amount at least equal to the purchase price thereof.

     (b) Except as set forth in the Parent Disclosure Letter, a mortgagee's policy of title insurance issued by a nationally recognized title insurance company in a form and containing coverages customarily approved and required by institutional investors has been obtained and is in effect for each Parent Mortgage Loan. Each mortgagee's policy of title insurance (i) insures the mortgage interest of Parent, or its subsidiary which holds the interest, in the real property encumbered by the Parent Mortgage Loan (in the priority listed in the Parent Disclosure Letter) and (ii) is in an amount at least equal to the debt of the obligor secured by the Parent Mortgage Loan.

     3.23 PROPERTY INSURANCE

     Neither Parent nor any of its subsidiaries has received any notice from any insurance carrier, any board of fire underwriters or any other board exercising similar functions of any noncompliance by Parent or its subsidiaries with any fire, liability or other insurance policy, or requesting the performance of any repairs, alterations or other work, with respect to any Parent Property.

     3.24 ENVIRONMENTAL MATTERS

     (a) Except as set forth in the Parent Disclosure Letter, Parent and each subsidiary is in substantial compliance with all Environmental Laws relating to Hazardous Materials, except to the extent that lack of substantial compliance by Parent would not have a Material Adverse Effect.

     (b) Without regard to (i) any disclosures made in the Parent Disclosure Letter (which, with respect to this subsection (b) only, have been provided for information purposes only and not as a qualification or limitation of the representation and warranty contained herein) or (ii) any other information about the matters set forth herein otherwise known to Company or REIT Sub, neither Parent nor any of its subsidiaries has authorized or conducted, nor has there been, any generation, transportation, storage, use, treatment, disposal, release or other handling of, or is there present, any Hazardous Material on, in, under or affecting the Parent Properties or any properties previously owned by Parent or any of its subsidiaries, other than the presence, generation, transportation, storage, use, treatment, disposal, release or other handling of amounts of Hazardous Materials that do not have a Material Adverse Effect.

     (c) Parent and each subsidiary has obtained or procured, and is in substantial compliance with, all licenses, permits, registrations, and government authorizations necessary to operate the Parent Properties under all applicable Environmental Laws, except to the extent failure to obtain, procure or comply therewith would not have a Material Adverse Effect.

     (d) Except as set forth in the Parent Disclosure Letter, neither Parent nor any subsidiary has received any written or oral notice from any governmental agency or entity or any other person and there is no pending or, to the Parent's knowledge, threatened claim, litigation or any administrative agency proceeding that (i) alleges a violation of any Environmental Law(s) by Parent or any subsidiary or, with respect to the Parent Properties or any properties previously owned by Parent or any of its subsidiaries, alleges that Parent or any subsidiary is a liable party or potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, or any state superfund law, (ii) has resulted or could result in the attachment of an environmental lien on any of the Parent Properties or any properties previously owned by Parent or any of its subsidiaries, or (iii) alleges that Parent or any subsidiary is liable for any contamination of the environment, contamination of any Parent Property or any properties previously owned by Parent or any of its subsidiaries, damage to natural resources, property damage or personal injury based on its activities or the activities of any predecessor or third parties involving Hazardous Materials, whether arising under the Environmental Laws, common law principles or other legal standards.

     3.25 DEFECTS

     Except as set forth in the Parent Disclosure Letter, (a) Parent has no knowledge of any material defects in the improvements located on any of the Parent Properties including, without limitation, any material defect or material deficiency in the foundation, structural systems, seismic compliance or roof of any such improvements or the electrical, plumbing, heating, ventilating or air conditioning systems included within any such improvements, which are estimated to cost more than $500,000 with respect to any one Parent Property or $1,000,000 with respect to all Parent Properties combined, and (b) there are no material repairs or deferred maintenance required or scheduled to be made, or which a reasonably prudent owner with an adequate budget would be expected to make, to any of the Parent Properties at any time during the next 24 months.

     3.26 CONDEMNATION

     Neither Parent nor any of its subsidiaries has received any notice to the effect that (a) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Parent Properties or (b) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Parent Properties or by the continued maintenance, operation or use of the parking areas, which violation would have a materially adverse impact on the continued maintenance, operation or use of the affected Parent Property.

     3.27 TAXES AND ASSESSMENTS ON PROPERTIES

     Except as set forth in the Parent Disclosure Letter, (a) there are no material unpaid real estate property taxes or assessments due and payable against a Parent Property, and (b) neither Parent nor any of its subsidiaries has received any notice of assessment for public improvements with respect to or relating to a Parent Property.

     3.28 MORTGAGES

     (a) The Parent Disclosure Letter sets forth a list of all loans under which Parent or any of its subsidiaries is an obligor or borrower, which are secured by a mortgage, deed of trust, deed to secure debt or other similar instrument encumbering any of the Parent Properties or any part thereof (the "Parent Mortgages") and sets forth a complete and accurate description of the following:

          (i)       the Parent Property encumbered by each Parent Mortgage;

          (ii) the name of the obligor, and any guarantor, of each Parent Mortgage;

          (iii) the priority of each Parent Mortgage and the identity (and relative priority) of any mortgage, deed of trust, deed to secure debt or other similar instrument that is either prior to or subordinate to each Parent Mortgage;

          (iv) the date of each Parent Mortgage and of any amendment or modification thereof;

          (v) the original principal amount of the debt secured by each Parent Mortgage, the current rate of interest thereunder, the required rate of principal amortization thereunder, and the current outstanding principal balance thereof;

          (vi) the maturity date of each Parent Mortgage, and whether any balloon payment will be due at the maturity thereof (and, if so, the amount of such balloon payment assuming minimum required payments of principal and interest are made through the maturity date);

          (vii) the amount of the current monthly payment of interest, principal or other amounts due under each Parent Mortgage and the amount of any other mandatory principal or other payments due thereunder prior to the maturity date of the debt secured thereby;

          (viii) any amount that has not been disbursed or advanced to Parent by the holder of a Parent Mortgage that such holder is obligated to disburse or advance;

          (ix) any premium or penalty payable in connection with the prepayment (full or partial) of the debt secured by each Parent Mortgage; and

          (x) the amount of any escrow deposits or other deposits or payments held under each Parent Mortgage by the holder thereof.

     (b) All payments, installments and charges due and payable under a Parent Mortgage have been paid in full. Neither Parent nor any of its subsidiaries has received any notice of default by Parent or such subsidiary (which default has not previously been cured) from the holder of a Parent Mortgage nor, to the Parent's knowledge, does any condition or event exist which with the giving of notice or the passage of time, or both, would constitute a default by Parent or any of its subsidiaries under a Parent Mortgage. Except as set forth in the Parent Disclosure Letter, the occurrence of any of the transactions contemplated by this Agreement will not require the consent or approval of the holder of a Parent Mortgage and will not violate, conflict with or constitute a default by Parent or any of its subsidiaries under a Parent Mortgage or result in a condition or event which with the giving of notice or the passage of time, or both, would constitute a default by Parent.

     3.29 EMPLOYEE BENEFIT PLANS

     The Parent Disclosure Letter sets forth a list of all plans and other arrangements involving direct or indirect compensation or benefits to officers, director or consultants or providing employee benefits to employees of Parent or its subsidiaries, including, without limitation, all "employee benefit plans" as defined in Section 3(3) of ERISA, and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, and all employment or executive compensation agreements (collectively, the "Parent Benefit Plans"). True and complete copies of the Parent Benefit Plans have been made available to Parent. To the extent applicable, the Parent Benefit Plans comply, in all material respects, with the requirements ERISA and the Code, and any Parent Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified. No Parent Benefit Plan is covered by Title IV of ERISA or Section 412 of the Code. To the Parent's knowledge, neither Parent nor any Parent Benefit Plan has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Except as set forth in the Parent Disclosure Letter, to the Parent's knowledge, each Parent Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. To the Parent's knowledge, there are no pending or anticipated claims against or otherwise involving any of the Parent Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Parent Benefit Plan activities) has been brought against or with respect to any such Parent Benefit Plan, except for any of the foregoing which would not have a Material Adverse Effect. Neither Parent nor any entity under "common control" with Parent within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Except as may be required by law, Parent does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, and, except as set forth in the Parent Disclosure Letter, Parent has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

     3.30 LABOR MATTERS; EMPLOYEES

     Neither Parent nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the Parent's knowledge, threatened against Parent or any of its subsidiaries relating to their business which, if determined adversely to Parent or the subsidiary, would have a Material Adverse Effect. To the Parent's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Parent or any of its subsidiaries.

     3.31 NO BROKERS

     Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Parent or Merger Sub to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Parent has retained Dean Witter Reynolds Inc. ("Parent's Financial Advisor") as its financial advisor, the arrangements with which have been disclosed in writing to Company prior to the date hereof. Other than the foregoing arrangements, Parent is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     3.32 COMPANY STOCK OWNERSHIP

     Neither Parent nor any of its subsidiaries owns any Company Shares or other securities convertible into Company Shares.

     3.33 CONTRACTS AND COMMITMENTS

     The Parent Disclosure Letter sets forth a true and complete list of all contracts, agreements, commitments and other instruments (whether oral or written, and including any and all amendments and modifications thereto) to which Parent or any of its subsidiaries is a party that: (a) involve a receipt or an expenditure or require the performance of services or the delivery of goods to, by, through, on behalf of or for the benefit of Parent or any of its subsidiaries, which receipt, expenditures, services or goods have a value in excess of $50,000 per year; or (b) are not terminable by Parent or its subsidiary on notice of 30 days or less without penalty and without Parent or its subsidiary being liable for damages; or
(c) provide for employment of any person other than on an "at will" basis; or
(d) involve an obligation for the performance of services or delivery of goods by Parent or any of its subsidiaries that cannot, or in reasonable probability will not, be performed within 45 days subsequent to the date of this Agreement.

     3.34 CERTAIN AGREEMENTS

     (a) Except as set forth in the Parent Disclosure Letter, neither Parent nor any of its subsidiaries is a party to any oral or written (i) agreement with respect to the employment of any executive officer of Parent or any of its subsidiaries, (ii) consulting or similar agreement with any present or former trustee, director or officer, or any entity controlled by any such person, which is not terminable by Parent or its subsidiary on notice of 30 days or less without penalty and without Parent or its subsidiary being liable for damages,
(iii) agreement with any executive officer of Parent or any of its subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Parent or any of its subsidiaries of the nature contemplated by this Agreement, or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement.

     (b) Except as set forth in the Parent Disclosure Letter, neither Parent nor any of its subsidiaries is indebted for money borrowed, either directly or indirectly, from any of its trustees, directors or officers, or, to the Parent's knowledge, any affiliate of any such person, in any amount whatsoever; nor are any of its trustees, directors or officers, or, to the Parent's knowledge, any of their affiliates, indebted for money borrowed from Parent or any of its subsidiaries; nor are there any transactions between Parent or any of its subsidiaries and any of its trustees, directors or officers, or, to the Parent's knowledge, any of their affiliates, not subject to cancellation which will continue beyond the Effective Time, including, without limitation, use of the Parent's or any of its subsidiaries' assets for personal benefit with or without adequate compensation.

     (c) The Parent Disclosure Letter sets forth a list of all arrangements, agreements and contracts, if any, entered into by Parent or any of its subsidiaries with any person who acquired shares of Parent Common Stock in a private placement.

     (d) True and complete copies of all documents listed on the Parent Disclosure Letter pursuant to this Section have previously been delivered or made available to Parent.

     3.35 RELATED AND INTERESTED PARTY TRANSACTIONS

     Except as set forth in the Parent Disclosure Letter or in the Parent Reports, since the date of the Parent's proxy statement dated October 20, 1994, no event has occurred that would be required to be reported pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     3.36 FULL DISCLOSURE

     No statement contained in any certificate or schedule furnished or to be furnished by Parent or any of its subsidiaries to Company in, or pursuant to the provisions of, this Agreement, when taken together with all of the other information, documentation and schedules delivered in connection with or pursuant to this Agreement, contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     3.37 OPINION OF FINANCIAL ADVISOR

     Parent has received the opinion of the Parent's Financial Advisor to the effect that, as of the date hereof, the consideration to be paid by Parent pursuant to the Merger is fair to Parent from a financial point of view.

     3.38 CERTAIN PAYMENTS RESULTING FROM TRANSACTIONS

     Except as set forth in the Parent's Disclosure Letter, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events)
(i) constitute an event under any Parent Benefit Plan, policy, practice, agreement or other arrangement or any trust or loan (the "Parent Employee Arrangements") that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or consultant of Parent or any of its subsidiaries, or
(ii) result in the triggering or imposition of any restrictions or limitations on the right of Parent or the Surviving Corporation to amend or terminate any Parent Employee Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes.

     3.39 NYSE LISTING

     As of the Effective Time, the Surviving Corporation Common Stock to be issued pursuant to the Merger will be listed on the NYSE.

     3.40 OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES

     (a) Merger Sub will be formed solely for the purpose of engaging in the transactions contemplated by this Agreement and, at the Effective Time, will have no material assets or liabilities (other than the rights and obligations set forth in this Agreement).

     (b) As of the Effective Time, except for (i) obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, (ii) obligations or liabilities imposed by this Agreement and any other agreements or arrangements contemplated by this Agreement, and (iii) obligations generally imposed by statute, rule or regulation by any federal, state or local government agency upon Maryland corporations which differ from those imposed upon Delaware corporations, Merger Sub will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

4.   CONDUCT OF BUSINESS PENDING THE MERGER

     4.1  NO SOLICITATION

     (a) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, neither Company nor REIT Sub shall, directly or indirectly, (i) solicit, initiate discussions or engage in negotiations with any person (whether such negotiations are initiated by Company or otherwise) or take any other action intended or designed to facilitate or support the efforts of any person, other than Parent, relating to the possible acquisition of Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise, and including, without limitation, a tender offer or exchange offer) or any material portion of its or their capital stock or assets (with any such efforts by any such person, including a firm proposal to make such an acquisition, being referred to as an "Acquisition Proposal"),
(ii) provide any non-public information with respect to Company or any of its subsidiaries to any person (other than Parent or Merger Sub) relating to a possible Acquisition Proposal by any person, other than Parent, (iii) enter into an agreement with any person (other than Parent or Merger Sub) providing for a possible Acquisition Proposal, or (iv) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Proposal by any person (other than Parent or Merger Sub).

     (b) Similarly, from and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, neither Parent nor Merger Sub shall, directly or indirectly,
(i) solicit, initiate discussions or engage in negotiations with any person (whether such negotiations are initiated by Parent or otherwise) or take any other action intended or designed to facilitate or support the efforts of any person (other than Company or REIT Sub) relating to an Acquisition Proposal with respect to Parent, (ii) provide any non-public information with respect to Parent or any of its subsidiaries to any person (other than Company or REIT Sub) relating to a possible Acquisition Proposal by any person, (iii) enter into an agreement with any person (other than Company or REIT Sub) providing for a possible Acquisition Proposal, or (iv) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Proposal by any person (other than Company or REIT Sub).

     (c) Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Board of Trustees of Company (or its agents pursuant to its instructions) from taking any of the following actions: (i) referring any third party to this Section 4.1 or making a copy of this Section 4.1 available to any third party; and (ii) furnishing information concerning Company and its business, properties and assets (but not encouraging the request for such information) to any third party; PROVIDED that (A) the Board of Trustees of Company has determined, with the advice of the Company's outside financial advisors, that such third party is capable of making a Superior Proposal (as defined below) upon satisfactory completion of such third party's review of the information supplied by Company, (B) the third party has stated in writing that it intends to make a Superior Proposal, and
(C) Company notifies Parent in advance of any disclosure of non-public information to any such third party, with a description of the information proposed to be disclosed. Further notwithstanding the foregoing, (x) in the event that Company receives a bona fide, written, unsolicited Acquisition Proposal which, in the reasonable good faith judgment of the Company's Board of Trustees, with the advice of outside financial advisors, is reasonably likely to be consummated and is reasonably likely to constitute a Superior Proposal, and acceptance of which, in the reasonable good faith judgment of the Company's Board of Trustees, would be in the best interests of the Company and its shareholders, nothing contained in this Agreement shall prevent the Company's Board of Trustees from engaging in discussions or negotiations with the party making the Acquisition Proposal (but not soliciting or initiating such discussions or negotiations or encouraging inquiries or the making of an Acquisition Proposal by any other third party), and (y) if, as the result of such discussions and negotiations, the Company determines, in the reasonable good faith judgment of its Board of Trustees, with the advice of outside financial advisors, that the Acquisition Proposal is a Superior Proposal, nothing contained in this Agreement shall prevent the Company's Board of Trustees from withdrawing, modifying or refraining from making its recommendation referred to in Section 5.2 following receipt of such Superior Proposal, and from approving, accepting and recommending to the shareholders of Company the Superior Proposal, in each case (under (x) and (y) above) if the Company's Board of Trustees determines in good faith, based on the advice of outside legal counsel, that such action is required by reason of the fiduciary duties of the members of the Board to Company shareholders under applicable law; PROVIDED that in each such event Company notifies Parent of such determination by the Company's Board of Trustees and provides Parent with true and complete copies of the Acquisition Proposal received from such third party (and all modifications or revisions thereto) and of all documents containing or referring to non-public information of Company that are supplied to such third party. As used herein, a "Superior Proposal" is an Acquisition Proposal which, in the reasonable good faith judgment of the Company's Board of Trustees with the advice of outside financial advisors, is reasonably likely to be consummated and is financially more favorable to Company and its shareholders than the terms of the Merger.

     (d) Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Board of Directors of Parent (or its agents pursuant to its instructions) from taking any of the following actions: (i) referring any third party to this Section 4.1 or making a copy of this Section 4.1 available to any third party; and (ii) furnishing information concerning Parent and its business, properties and assets (but not encouraging the request for such information) to any third party; PROVIDED that (A) the Board of Directors of Parent has determined, with the advice of the Company's outside financial advisors, that such third party is capable of making an Acceptable Proposal (as defined below) upon satisfactory completion of such third party's review of the information supplied by Parent, (B) the third party has stated in writing that it intends to make an Acceptable Proposal, and (C) Parent notifies Company in advance of any disclosure of non-public information to any such third party, with a description of the information proposed to be disclosed. Further notwithstanding the foregoing, in the event that Parent receives a bona fide, written, unsolicited Acquisition

Proposal which, in the reasonable good faith judgment of the Parent's Board of Directors with the advice of outside financial advisors, is reasonably likely to be consummated and the acceptance of which would be in the best interests of Parent and its shareholders (an "Acceptable Proposal"), nothing contained in this Agreement shall prevent the Parent's Board of Directors from engaging in discussions or negotiations with the party making the Acceptable Proposal (but not soliciting or initiating such discussions or negotiations or encouraging inquiries or the making of an Acquisition Proposal by any third party other than the party making the Acceptable Proposal), and withdrawing, modifying or refraining from making its recommendation referred to in Section 5.2 following receipt of an Acceptable Proposal, and from approving, accepting and recommending to the shareholders of Company an Acceptable Proposal, in each case if the Company's Board of Directors determines in good faith, based on the advice of outside legal counsel, that such action is required by reason of the fiduciary duties of the members of the Board to the Parent's shareholders under applicable law; PROVIDED that in each such event Parent notifies Company of such determination by the Parent's Board of Directors and provides Company with true and complete copies of the Acceptable Proposal received from such third party and of all documents containing or referring to non-public information of Parent that are supplied to such third party.

     (e) If either party hereto or any of their subsidiaries receives any unsolicited offer or proposal to enter negotiations relating to an Acquisition Proposal, such party shall immediately notify the other party of such offer or proposal, including information as to the identity of the party making the offer or proposal and the specific terms of such offer or proposal, as the case may be.

     (f) Each party shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than each other) conducted heretofore with respect to any of the foregoing. Each party agrees not to release any third party from any confidentiality or standstill agreement to which it is a party.

     (g) Each party shall ensure that its officers, directors and employees and those of its subsidiaries and all investment bankers or other advisors or representatives retained by it are aware of the restrictions described in this Section.

     (h) Except to the extent expressly referenced in this Section 4.1, nothing in this Section shall relieve either party from complying with any other terms of this Agreement.

     4.2  CONDUCT OF BUSINESS BY COMPANY PENDING THE MERGER

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except to the extent contemplated by this Agreement and the Proxy Statement/Prospectus, and the transactions described herein and therein, and except as necessary to fulfill their obligations hereunder, including without limitation their obligations under Section 1.9, Company and REIT Sub covenant and agree that, unless Parent shall otherwise agree in writing, Company (i) shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice, and
(ii) shall use reasonable commercial efforts to preserve substantially intact the business organization of Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of Company and its subsidiaries and to preserve the present relationships of Company and its subsidiaries with customers, suppliers and other persons with which Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, and except as noted above, neither Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

     (a) amend or otherwise change the Company's Declaration of Trust or Trustees' Regulations;

     (b) split, combine, reclassify or amend the terms of any of its capital stock or other beneficial interests;

     (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock or other beneficial interests, except that a wholly owned subsidiary of Company may declare and pay a dividend to its parent and except that Company may declare and pay cash dividends of $0.355 per share per quarter consistent with past practice (or such greater amounts as are consistent with past patterns of dividend increases or are required to maintain REIT qualification) and shall declare the dividend set forth in Section 5.18;

     (d) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock or other beneficial interest, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock or other beneficial interests, or any other ownership interest (including, without limitation, any phantom interest) of Company or any of its subsidiaries or affiliates, except for the issuance of Company Shares issuable pursuant to stock options under the Company Stock Option Plan, which options are outstanding on the date hereof;

     (e) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries;

     (f) accelerate, amend or change (or permit any acceleration, amendment or change of) the period of exercisability of any stock options, or authorize cash payments in exchange for any Stock Options;

     (g) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, other than acquisitions of real estate assets (i) set forth in in the Company Disclosure Letter or (ii) in ordinary course of business and in amounts consistent with past acquisition activities, even if such transactions are structured as acquisitions of corporations, partnerships or other business organizations; PROVIDED that Company shall not effect any acquisition or set of related acquisitions described in subparagraph (g)(ii) without the written consent of Parent if the total value of the particular acquisition or the particular set of related acquisitions (measured by the sum of the purchase price paid and debt assumed by Company) exceeds 10% of the value of Company's total assets as of September 30, 1995;

     (h) sell, pledge, dispose of or encumber any assets of Company or any of its subsidiaries, except for (i) sales of real estate assets in the ordinary course of business which are disclosed in the Company Disclosure Letter or which, in the aggregate, do not exceed $2,000,000, (ii) sales of non-real estate assets in the ordinary course of business and in a manner consistent with past practice, and (iii) dispositions of obsolete or worthless assets, in each case subject to the requirements of Section 5.9;

     (i) enter into, amend or terminate (i) any lease of real property requiring, in the aggregate, annual rental payments in excess of $100,000, or
(ii) any other material contract or agreement other than in the ordinary course of business or as required by, or to comply with, the terms of this Agreement;

     (j) except as set forth in the Company Disclosure Letter, incur any indebtedness for borrowed money, or issue any debt securities, or assume, guarantee (other than guarantees of bank debt of Company subsidiaries entered into in the ordinary course of business), endorse or otherwise as an accommodation become responsible for the obligations of any person, or make any loans or advances, in each case in an amount, individually or in the aggregate, in excess of $250,000;

     (k) except as may be disclosed in the Company Disclosure Letter, authorize any capital expenditures or purchase of fixed assets for Company and its subsidiaries taken as a whole which are, in the aggregate, in excess of $250,000;

     (l) except as may be required by law or as may be disclosed in the Company Disclosure Letter, (i) increase the compensation payable or to become payable to its officers or employees, except in the ordinary course of business pursuant to normal, recurring compensation reviews and in amounts consistent with past practices, or (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer (except for officers who are terminated on an involuntary basis) or other employee of Company or any of its subsidiaries, except with respect to severance arrangements and payments, on terms reasonably acceptable to Parent, to be made with and to the Company's employees in connection with the Merger, the aggregate cost of which shall not exceed $250,000, or (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees;

     (m) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payment of accounts payable and collection of accounts receivable);

     (n) make any material tax election inconsistent with past practices, or settle or compromise any material federal, state, local or foreign tax liability, or agree to an extension of a statute of limitations, except to the extent the amount of any such settlement has been reserved for on the most recent Company Financial Statement;

     (o) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities (i) reflected or reserved against in the most recent Company Financial Statement or (ii) incurred in the ordinary course of business;

     (p) take any action which would jeopardize the Parent's or the Company's status as a REIT or the ability of each merger to qualify as one of a series of tax-free reorganizations under Section 368(a)(1) of the Code;

     (q) take, or agree in writing or otherwise to take, any action which would cause a material breach of any of the representations or warranties of Company contained in this Agreement or would prevent Company from performing or cause Company not to perform its covenants hereunder in any material respect.

     4.3  CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except to the extent contemplated by this Agreement and the Proxy Statement/Prospectus, and the transactions described herein and therein, and except as necessary to fulfill their obligations hereunder, including without limitation their obligations under Section 1.9, Parent and Merger Sub covenant and agree that, unless Company shall otherwise agree in writing, Parent (i) shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and Parent and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice, and
(ii) shall use reasonable commercial efforts to preserve substantially intact the business organization of Parent and its subsidiaries, to keep available the services of the present officers, employees and consultants of Parent and its subsidiaries and to preserve the present relationships of Parent and its subsidiaries with customers, suppliers and other persons with which Parent or any of its subsidiaries has significant business relations. By way of amplification and not limitation, and except as noted above, neither Parent nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Company:

     (a) amend or otherwise change the Parent's Certificate of Incorporation or Bylaws, except as is contemplated by the Proxy Statement/Prospectus;

     (b) split, combine, reclassify or amend the terms of any of its outstanding capital stock;

     (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Parent may declare and pay a dividend to its parent and except that Parent may declare and pay cash dividends of $0.63 per share per quarter consistent with past practice (or such greater amounts as are consistent with past patterns of dividend increases or are required to maintain REIT qualification) and shall declare the dividend set forth in Section 5.18;

     (d) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock or other beneficial interest, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock or other beneficial interests, or any other ownership interest (including, without limitation, any phantom interest) of Parent or any of its subsidiaries or affiliates, except for the issuance of shares of Parent Common Stock issuable pursuant to stock options under the Parent Stock Option Plans, which options are outstanding on the date hereof;

     (e) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries;

     (f) accelerate, amend or change (or permit any acceleration, amendment or change of) the period of exercisability of any stock options, or authorize cash payments in exchange for any Parent Stock Options;

     (g) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, other than acquisitions of real estate assets (i) set forth in in the Parent Disclosure Letter or (ii) in the ordinary course of business and in amounts consistent with past acquisition activities, even if such transactions are structured as acquisitions of corporations, partnerships or other business organizations; PROVIDED that Parent shall not effect any acquisition or set of related acquisitions described in subparagraph (g)(ii) without the written consent of Company if the total value of the particular acquisition or the particular set of related acquisitions (measured by the sum of the purchase price paid and debt assumed by Parent) exceeds 10% of the value of Parent's total assets as of September 30, 1995;

     (h) sell, pledge, dispose of or encumber any assets of Parent or any of its subsidiaries, except for (i) sales of real estate assets in the ordinary course of business which are disclosed in the Parent Disclosure Letter or which, in the aggregate, do not exceed $2,000,000, (ii) sales of non-real estate assets in the ordinary course of business and in a manner consistent with past practice, and (iii) dispositions of obsolete or worthless assets, in each case subject to the requirements of Section 5.9;

     (i) enter into, amend or terminate (i) any lease of real property requiring, in the aggregate, annual rental payments in excess of $100,000, or
(ii) any other material contract or agreement other than in the ordinary course of business or as required by, or to comply with, the terms of this Agreement;

     (j) except as set forth in the Parent Disclosure Letter, incur any indebtedness for borrowed money, or issue any debt securities, or assume, guarantee (other than guarantees of bank debt of Parent subsidiaries entered into in the ordinary course of business), endorse or otherwise as an accommodation become responsible for the obligations of any person, or make any loans or advances, in each case in an amount, individually or in the aggregate, in excess of $250,000;

     (k) except as may be disclosed in the Parent Disclosure Letter, authorize any capital expenditures or purchase of fixed assets for Parent and its subsidiaries taken as a whole which are, in the aggregate, in excess of $250,000;

     (l) except as may be required by law or as may be disclosed in the Parent Disclosure Letter, (i) increase the compensation payable or to become payable to its officers or employees, except in the ordinary course of business pursuant to normal, recurring compensation reviews and in amounts consistent with past practices, or (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer (except for officers who are terminated on an involuntary basis) or other employee of Parent or any of its subsidiaries, or (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees;

     (m) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payment of accounts payable and collection of accounts receivable);

     (n) make any material tax election inconsistent with past practices, or settle or compromise any material federal, state, local or foreign tax liability, or agree to an extension of a statute of limitations, except to the extent the amount of any such settlement has been reserved for on the most recent Parent Financial Statement;

     (o) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities (i) reflected or reserved against in the most recent Parent Financial Statement or (ii) incurred in the ordinary course of business;

     (p) take any action which would jeopardize the Parent's or the Company's status as a REIT or the ability of each Merger to qualify as a series of tax-free reorganizations under Section 368(a)(1) of the Code;

     (q) take, or agree in writing or otherwise to take, any action which would cause a material breach of any of the representations or warranties of Parent contained in this Agreement or prevent Parent from performing or cause Parent not to perform its covenants hereunder in any material respect; or

     (r) except as may be disclosed in the Parent Disclosure Letter, or with the reasonable approval of Company, no matters will be submitted to the shareholders of Parent or Merger Sub for a vote prior to the Closing other than the Merger.

5.   ADDITIONAL AGREEMENTS

     5.1  PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT

     As soon as reasonably practicable after the date hereof, Company and Parent shall prepare and file with the SEC the Proxy Statement/Prospectus and the Registration Statement and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Parent will also take any action required to be taken under applicable state "blue sky" or securities laws in connection with the issuance of the shares of

Surviving Corporation Common Stock to be issued pursuant to the Merger and the other transactions contemplated hereby. Parent and Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by either of them in connection with the foregoing and will cooperate with one another and use their respective best efforts to facilitate the expeditious consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, (i) if at any time prior to the Effective Time any event relating to Company or any of its respective affiliates, officers or trustees should be discovered by Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Company shall promptly provide such information to Parent, and (ii) if at any time prior to the Effective Time any event relating to Parent or any of its respective affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent shall promptly provide such information to Company.

     5.2  SHAREHOLDERS' APPROVAL

     Company and Parent shall call and hold their respective Shareholders Meetings as promptly as practicable for the purpose of obtaining the requisite shareholders' approval of this Agreement and the transactions contemplated hereby (together with, in the Parent's case, approval of any other transactions or proposals to be separately presented to the Parent's shareholders at such meeting), and Parent and Company shall use their reasonable best efforts to hold the shareholders' meetings as soon as practicable after the date on which the Registration Statement becomes effective. Company and Parent shall use their respective reasonable best efforts to solicit from their respective shareholders proxies in favor of the approval and adoption of this Agreement and the transactions contemplated hereby, and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by the DGCL and applicable law to obtain such approvals. Parent and Company shall, through their Boards (subject to the duties of each such Board under applicable state law to act in the best interest of their respective shareholders and, as applicable, Company or Parent), recommend to their respective shareholders the approval of this Agreement and the transactions contemplated by this Agreement.

     5.3  ACCESS TO INFORMATION AND PROPERTIES; CONFIDENTIALITY

     Company and Parent shall each (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other party, during the period prior to the Effective Time, reasonable access to all its properties, books, contracts, commitments, records, files, correspondence and audits (including, without limitation, work papers of independent auditors) and the right to conduct such physical or other tests or analyses thereon or thereof. During such period, Company and Parent each shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either party may reasonably request. Each party shall keep such information confidential in accordance with the terms of the letter agreement, dated August 16, 1995, between Parent and Company (the "Confidentiality Agreement"), which shall remain in full force and effect notwithstanding the execution and delivery of this Agreement.

     5.4  FILINGS; CONSENTS AND APPROVALS

     Subject to the terms and conditions herein provided, Company, REIT Sub, Parent and Merger Sub shall (a) to the extent required, promptly make their respective Regulatory Filings, (b) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and
(ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (c) use all reasonable efforts to obtain in writing any consents required from third parties, in form reasonably satisfactory to Company and Parent, necessary to effectuate the Merger; and
(d) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the Surviving Corporation shall take all such necessary action.

     5.5  LISTING APPLICATION

     Parent shall promptly prepare and submit to the NYSE a listing application covering the shares of Parent Common Stock and shares of Surviving Corporation Common Stock issuable in the Merger or issuable pursuant to the Company Stock Options and the Parent Stock Options, or any other rights, that will continue in existence following the Merger, and shall use its best efforts to obtain, prior to the Effective Time, approval for the listing, upon official notice of issuance, of such shares of Parent Common Stock and shares of Surviving Corporation Common Stock to be listed upon the Closing.

     5.6  NOTIFICATION OF CERTAIN MATTERS

     Company shall give prompt notice to Parent, and Parent shall give prompt notice to Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate and (ii) any failure of Parent or Company, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     5.7  PUBLICITY

     The initial press release relating to this Agreement shall be a joint press release, and thereafter Company and Parent shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     5.8  CONVEYANCE TAXES

     Parent, Merger Sub, Company and REIT Sub shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby or are required or permitted to be filed on or before the Effective Time.

     5.9  TAX TREATMENT

     Parent, Merger Sub, Company and REIT Sub each agrees to use its best efforts to cause the Merger to qualify, and each agrees not to take any actions (either before or after consummation of the Merger) which could prevent the Merger from qualifying, as a series of separate tax-free reorganizations under the provisions of Section 368(a)(1) of the Code.

     5.10 AFFILIATES OF COMPANY

     (a) At least 30 days prior to the Closing Date, Company shall deliver to Parent a list of names and addresses of those persons who were, in the Company's reasonable judgment, at the record date for its shareholders meeting to approve the Merger, "affiliates" of Company within the meaning of Rule 145 under the Securities Act (each such person, a "Rule 145 Affiliate"). Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. Company shall use all reasonable efforts to cause each of the Rule 145 Affiliates to deliver to Parent, prior to the Closing Date, a written agreement (an "Affiliate Agreement"), in form reasonably acceptable to Parent, to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of Surviving Corporation Common Stock issued in the Merger except pursuant to an effective registration statement, or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to the Surviving Corporation, is exempt from the registration requirements of the Securities Act. The Surviving Corporation shall be entitled to place legends as specified in such Affiliate Agreements on the certificates evidencing any shares of Surviving Corporation Common Stock to be received by such Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the shares of Surviving Corporation Common Stock, consistent with the terms of such Affiliate Agreements.

     (b) The Surviving Corporation shall file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Rule 145 Affiliate of Company may reasonably request, all to the extent required from time to time to enable such Rule 145 Affiliate to sell shares of Surviving Corporation Common Stock received by it in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) under the Securities Act, as such Rule may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the SEC.

     5.11 INDEMNIFICATION

     From and after the Effective Time, subject to Section 6.2(g) Parent shall cause the Surviving Corporation to, and Surviving Corporation shall, keep in effect the provisions in its Articles of Incorporation and Bylaws providing for exculpation of director liability and indemnification of all current and former trustees, directors, officers, employees and agents to the maximum extent permitted by law. Such provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were trustees, officers, employees or agents of Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, actions or omissions which occur in connection with the transactions contemplated by this Agreement), unless such modification is required by law.

     5.12 EMPLOYEES

     (a) As a result of the Merger, the Surviving Corporation will assume the then existing obligations of Company to employ all persons who are employed by Company on the Closing Date on terms consistent with the Company's then existing employment practices and at comparable positions and levels of compensation; PROVIDED that, since the Surviving Corporation's main offices will be located in San Francisco and Company's corporate offices in Los Angeles will be closed as soon as practicable following the Effective Time, continued employment may be contingent upon the willingness of the employees to relocate to San Francisco.

     (b) The Surviving Corporation will, following the Closing Date, continue to employ Jay W. Pauly, LeRoy E. Carlson and John H. Nunn as senior executive officers of the Surviving Corporation on the terms and subject to the conditions of the employment agreements attached hereto as EXHIBIT A.

     5.13 ACCOUNTANT'S LETTERS

     Upon reasonable notice from the other, Parent and Company shall use their respective best efforts to cause Ernst & Young LLP to deliver to Company or Parent, and their respective Boards, as the case may be, a letter covering such matters as are requested by Company or Parent, as the case may be, and as are customarily addressed in accountant's "comfort" letters.

     5.14 CONTINUED QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST

     From and after the date hereof through the Effective Time, Company and Parent will maintain their respective qualifications as REITs under the Code and the rules and regulations thereunder. Company will make dividend distributions during the Company's final taxable period sufficient to satisfy the requirements of Section 857 of the Code.

     5.15 CONTINUING EXCHANGE OF INFORMATION

     From and after the date hereof through the Effective Time, each party shall provide to the other all material information about the other (including reports of environmental and other consultants) obtained through such parties' continuing due diligence.

     5.16 TERMINATION OR MODIFICATION OF CERTAIN AGREEMENTS

     (a) Company shall take all action necessary (i) to prevent any shares from being issued or sold under its Dividend Reinvestment and Stock Purchase Plan after the date of this Agreement unless and to the extent a request for purchase of shares under the Dividend Reinvestment and Stock Purchase Plan is post marked on or prior to the date hereof and has been delivered by a shareholder who is a holder of record of Company as of October 2, 1995, and (ii) to cause its Dividend Reinvestment and Stock Purchase Plan (and all rights thereunder) to be terminated at or before the Effective Time.

     (b) Prior to the Effective Time, Company shall take all action necessary under the Company's Rights Agreement, dated May 29, 1990 (the "Rights Agreement"), so that neither the consummation of any of the transactions contemplated hereby nor the effectuation of the Merger will cause Parent or any of its subsidiaries to be deemed an "Acquiring Person" (as defined in the Rights Agreement) or result in the occurrence of a "Share Acquisition Date" (as defined in the Rights Agreement) or give rise to the exercise of rights under of Section 7 of the Rights Agreement.

     5.17 STOCK OPTIONS

     To effectuate further the assumption by the Surviving Corporation of the outstanding Company Stock Options and Parent Stock Options as set forth in
Section 1.6(c), the Surviving Corporation shall take the following actions:

     (a) As soon as practicable after the Effective Time, the Surviving Corporation shall deliver to each holder of an outstanding Company Stock Option or Parent Stock Option an appropriate notice setting forth such holder's rights pursuant thereto and such Company Stock Option and Parent Stock Option shall continue in effect on the same terms and conditions as were applicable under such Company Stock Option or Parent Stock Option prior to the Effective Time as modified by the conversion and other adjustments set forth in Section 1.6(c). The Surviving Corporation shall comply with all of the terms and conditions, as so modified, of such Company Stock Options and Parent Stock Options and ensure, to the extent required by, and subject to the provisions of, the Company Stock Option Plan and the Parent Stock Option Plans that Company Stock Options and Parent Stock Options which qualified for special tax treatment prior to the Effective Time continue to so qualify after the Effective Time. The Surviving Corporation shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Surviving Corporation Common Stock for delivery pursuant to the terms set forth in Section 1.6(c) and this Section.

     (b) The Surviving Corporation shall (i) file and cause to become effective not later than the Effective Time a registration statement under the Securities Act with respect to the assumption by the Surviving Corporation of the Company Stock Options and Parent Stock Options referred to herein and with respect to the issuance of shares of Surviving Corporation Common Stock upon exercise of those options and (ii) cause such shares of of Surviving Corporation Common Stock issuable upon exercise of those options to be approved for listing on the NYSE. The Surviving Corporation shall keep such registration statement effective throughout the term of such options.

     5.18 DIVIDENDS

     Parent and Company shall each declare a dividend to their respective shareholders, the record date for which shall be the close of business on the last business day prior to the Effective Time. The dividend of each shall be equal to that party's current quarterly dividend rate, multiplied by the number of days elapsed since the last dividend record date through and including the Effective Time, and divided by 90; PROVIDED that the dividend payable by Company to its shareholders may be reduced by $0.01 per share in order to permit Company to redeem all outstanding rights previously issued under the Rights Agreement; and PROVIDED FURTHER that if the final dividend contemplated by this
Section 5.18 is not sufficient to satisfy the requirements of Section 857 of the Code, then the final dividend shall be increased by such amount as may be necessary to satisfy Section 857 of the Code. The dividends payable hereunder shall be paid upon presentation of the Certificates for exchange in accordance with Section 1.7.

     5.19 STANDSTILL

     From the Effective Time and until the end of the 180th day after the Effective Time, the Surviving Corporation will not, without the unanimous approval or consent of the REIT Sub Designees (or each of their respective successors or replacements), authorize, ratify, approve or enter into any transactions which could reasonably be expected to result in the acquisition of the Surviving Corporation (or any material portion of its assets or any class of its capital stock) by any other person or of the acquisition of any other person (or any material portion of such person's assets or any class of its capital stock) by the Surviving Corporation, whether by way of merger, purchase of capital stock, purchase of assets or otherwise, and including, without limitation, a tender offer or exchange offer; PROVIDED that such unanimous approval or consent will not be required for acquisitions of real estate assets
(i) set forth in the Parent Disclosure Letter or (ii) in ordinary course of business and in amounts consistent with past acquisition activities of Parent, even if such transactions are structured as acquisitions of corporations, partnerships or other business organizations; and PROVIDED FURTHER that the Surviving Corporation shall not effect any acquisition or set of related acquisitions described in subparagraph (ii) above without the unanimous approval or consent of the REIT Sub Designees (or each of their respective successors or replacements) if the total value of the particular acquisition or the particular set of related acquisitions (measured by the sum of the purchase price paid and debt assumed by the Surviving Corporation) exceeds 10% of the value of the Surviving Corporation's total assets as of immediately following the Effective Time.

     5.20 TRANSACTION RESTRUCTURE

     The purpose of the Reincorporation Merger is to reincorporate the Parent as a Maryland corporation following the Company Merger and the Parent Merger. If either Company or Parent notifies the other, at any time prior to distribution of the Proxy Statement/Prospectus to their respective shareholders, that it elects not to have the combined company relocate to Maryland, the Reincorporation Merger will not take place as part of the Merger and, from and after the Parent Merger, Parent shall be deemed the "Surviving Corporation" for the purposes of this Agreement. Promptly upon such notification from either party, all parties will cooperate and use their respective best efforts (i) to adopt, as soon as practicable, an appropriate amendment to this Agreement setting forth the changes, if any, necessary to reflect the restructured transaction, and (ii) to proceed with the Merger with the least possible delay.

6.   CONDITIONS TO THE MERGER

     6.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER

     The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law or by applicable regulations of any stock exchange or other regulatory body by the holders of the issued and outstanding shares of capital stock or beneficial interest of Parent, Merger Sub, Company and REIT Sub entitled to vote thereon.

     (b) The waiting period applicable to the consummation of the Merger under the HSR Act, if applicable, shall have expired or been terminated.

     (c) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

     (d) The Registration Statement shall have been declared effective by the SEC and all permits or approvals required under state securities or "blue sky" laws to carry out the transactions contemplated by this Agreement shall have been obtained and no stop order with respect to any of the foregoing shall be in effect.

     (e) Parent and the Surviving Corporation shall have obtained the approval for the listing of the shares of Parent Common Stock and Surviving Corporation Common Stock issuable in the Merger on the NYSE.

     (f) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required in connection with the execution, delivery and performance of this Agreement (or necessary to avoid the breach or termination of, or the acceleration of any obligations under, any material agreements of Company or Parent) shall have been obtained or made, except for filings to be made after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not affect the legality of the transactions and would not otherwise have a Material Adverse Effect on Parent and Company (and their respective subsidiaries), taken as a whole, following the Effective Time.

     (g) Company and Parent shall each have received an opinion from their respective counsel to the effect that the Merger will qualify as a reorganization under Section 368 of the Code.

     (h) Company and Parent shall each have received (i) evidence reasonably and mutually satisfactory to each of them that, upon the Merger, an owner's or mortgagee's policy of title insurance, as the case may be, issued by a nationally recognized title insurance company in a form and containing coverages customarily approved and required by institutional investors and otherwise meeting the requirements set forth in the second sentences of Sections 2.22(a) and (b) and 3.22(a) and (b), will be issued (or endorsed over) to the Surviving Corporation with respect to each Company Property, each Company Mortgage Loan, each Parent Property and each Parent Mortgage Loan, and (ii) such estoppel letters from tenants of Parent and Company as the parties hereto mutually deem to be advisable under the circumstances.

     6.2  ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY TO EFFECT THE MERGER

     The obligation of Company to effect the Merger shall also be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by Company:

     (a) Parent shall have performed in all material respects all of its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent contained in this Agreement shall be true and correct in all material respects on and as of the date made and the Closing Date (with the same force and effect as if made on the Closing Date), except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), and (iii) where the failure of any of such representations or warranties to be so true and correct, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect; and Company and REIT Sub shall have received a certificate of the Chief Executive Officer of Parent, dated the Closing Date, certifying to such effect.

     (b) Company and REIT Sub shall have received a "comfort" letter in customary form from Ernst & Young LLP, dated the Closing Date, with respect to the financial statements of Parent and Merger Sub included in the Proxy Statement/Prospectus and any other financial information concerning Parent and Merger Sub which Company reasonably believes should be covered by such "comfort" letter.

     (c) Company and REIT Sub shall have received from Farella Braun & Martel, counsel to Parent and Merger Sub, an opinion in customary form in connection with the Merger and the transactions contemplated hereby.

     (d) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Parent and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Material Adverse Effect other than any such change that affects both Company and Parent in a substantially similar manner.

     (e) The fairness opinion rendered to Company and REIT Sub as of the date hereof shall have been included in the Proxy Statement/Prospectus.

     (f) The Surviving Corporation shall have entered into an Employment Agreement with each of Jay W. Pauly, LeRoy E. Carlson and John H. Nunn, identical in form and substance to the agreements attached hereto as EXHIBIT A (other than such changes as may be reasonably acceptable to Company).

     (g) The Surviving Corporation's charter documents shall include such indemnification and exculpation provisions for current and former trustees, officers, employees, agents of Company and REIT Sub as may be reasonably acceptable to Company.

     6.3  ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT TO EFFECT THE MERGER

     The obligations of Parent to effect the Merger shall also be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by Parent:

     (a) Company shall have performed in all material respects all of its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Company contained in this Agreement shall be true and correct in all material respects on and as of the date made and the Closing Date (with the same force and effect as if made on the Closing Date), except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), and (iii) where the failure of any of such representations or warranties to be so true and correct, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect; and Parent and Merger Sub shall have received a certificate of the Chief Executive Officer of Company, dated the Closing Date, certifying to such effect.

     (b) Parent and Merger Sub shall have received a "comfort" letter in customary form from Ernst & Young LLP, dated the Closing Date, with respect to the financial statements of Company and REIT Sub included in the Proxy Statement/Prospectus and any other financial information concerning Company which Parent and REIT Sub reasonably believes should be covered by such "comfort" letter.

     (c) Parent and Merger Sub shall have received from Hill Wynne Troop & Meisinger, counsel to Company and REIT Sub, an opinion in customary form in connection with the Merger and the transactions contemplated hereby.

     (d) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Company and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Material Adverse Effect, other than any such change that affects both Company and Parent in a substantially similar manner.

     (e) The fairness opinion rendered to Parent and Merger Sub as of the date hereof shall have been included in the Proxy Statement/Prospectus.

     (f) Merger Sub shall have received an Affiliate Agreement from each Rule 145 Affiliate, and each such Affiliate Agreement shall be in full force and effect.

     (g) If any dissenters' or appraisal rights are available to holders of REIT Sub Shares under applicable law, the holders of no more than 5% of the REIT Sub Shares issued and outstanding immediately prior to the Effective Time shall have exercised such rights.

     (h) The Company's Dividend Reinvestment and Stock Purchase Plan (and all rights thereunder) shall have terminated or shall terminate at the Effective Time.

     (i)  Company shall have terminated its 401(k) Plan.

7.   TERMINATION

     7.1  TERMINATION

     This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of Company or Parent:

     (a) by mutual written consent duly authorized by the Parent's Board of Directors and the Company's Board of Trustees; or

     (b) by either Parent or Company if the Merger shall not have been consummated by February 28, 1996; PROVIDED that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; or

     (c) by either Parent or Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except if the party relying on such order, decree or ruling or other action has not complied with its obligations under
Section 5.4 in all material respects; or

     (d) by Company or Parent if, at the Parent Shareholders Meeting (including any adjournment or postponement thereof), the requisite vote of the Parent's shareholders for approval of the Merger shall not have been obtained; or

     (e) by Parent or Company if, at the Company Shareholders Meeting (including any adjournment or postponement thereof), the requisite vote of the Company's shareholders for approval of the Merger shall not have been obtained; or

     (f) by Company upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions set forth in Sections 6.1 or 6.2 would not be satisfied; PROVIDED that if such breach is curable prior to January 31, 1996 by Parent or Merger Sub through the exercise of its reasonable best efforts, then, for so long as Parent or Merger Sub is exercising such reasonable best efforts, Company may not terminate this Agreement under this Section 7.1(f); or

     (g) by Parent upon a breach of any representation, warranty, covenant or agreement on the part of Company or REIT Sub set forth in this Agreement such that the conditions set forth in Sections 6.1 or 6.3 would not be satisfied; PROVIDED that if such breach is curable prior to January 31, 1996 by Company or REIT Sub through the exercise of its reasonable best efforts, then, for so long as Company or REIT Sub is exercising such reasonable best efforts, Parent may not terminate this Agreement under this Section 7.1(g); or

     (h) by Parent or Company if (i) the Board of Trustees of Company shall have withdrawn, modified or refrained from making its recommendation referred to in Section 5.2 following receipt of a Superior Proposal, or shall have approved, accepted or recommended to the shareholders of Company a Superior Proposal and
(ii) Company shall not have the right to terminate the Agreement pursuant to Section 7.1(f); PROVIDED that nothing in this Section 7.1(h) shall prohibit the Board of Trustees, upon becoming aware or following receipt of a Superior Proposal, from postponing the Company Shareholder Meeting for up to 45 days (or such longer period as may be approved by Parent in its discretion) in order to permit the Board of Trustees the opportunity to investigate, consider and act upon the Superior Proposal; or

     (i) by Parent or Company if (i) the Board of Directors of Parent shall have withdrawn, modified or refrained from making its recommendation referred to in Section 5.2 following receipt of an Acceptable Proposal, or shall have approved, accepted or recommended to the shareholders of Parent an Acceptable Proposal the acceptance of which is conditioned on or otherwise requires the termination of this Agreement and (ii) Parent shall not have the right to terminate the Agreement pursuant to Section 7.1(g); PROVIDED that nothing in this Section 7.1(i) shall prohibit the Board of Directors, upon becoming aware or following receipt of an Acceptable Proposal, from postponing the Parent Shareholder Meeting for up to 45 days (or such longer period as may be approved by Company in its discretion) in order to permit the Board of Directors the opportunity to investigate, consider and act upon the Acceptable Proposal; or

     (j) by Company if either (i) BOTH (A) the Average Price (as defined below) of the Parent Common Stock is less than $28.575, AND (B) if the value of the NAREIT Equity REIT Index during the period from (and including) September 11, 1995 to (and including) the trading day immediately prior to the date scheduled for the Company Shareholders Meeting (the "Cut Off Date") has declined, the difference between the Average Price of the Parent Common Stock and the closing price of the Parent Common Stock on the NYSE on September 11, 1995, expressed as a percentage of the closing price of the Parent Common Stock on the NYSE on September 11, 1995, is at least 10% greater than the percentage decline in the value of the NAREIT Equity REIT Index over the period from (and including) September 11, 1995 to (and including) the Cut Off Date, OR (ii) the Average Price of the Parent Common Stock is less than $28.07; PROVIDED, HOWEVER, that if Company notifies Parent of Company's intention to terminate the Agreement under the authority of subsections (i) or (ii) above, the Company Shareholders Meeting will be postponed for five business days and Parent will have the right and option, exercisable at any time within such five-day period, to prevent such termination by unilaterally adjusting the Exchange Ratio so that the Exchange Ratio as adjusted shall equal a fraction the NUMERATOR of which is the product of 0.57 times (x) $28.575 in the case of a proposed termination under subsection (i) above, or (y) $28.07 in the case of a proposed termination under subsection (ii) above, and the DENOMINATOR of which is the Average Price. As used herein, the "Average Price" of the Parent Common Stock is the average of the closing prices of the Parent Common Stock on the NYSE over the ten trading day period ending on (and including) the Cut Off Date.

     7.2  EFFECT OF TERMINATION

     In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, or any of their current and former affiliates, trustees, directors, officers, employees or shareholders, or any other person (except as set forth in Sections 7.3 and 8, which shall survive the termination); PROVIDED that nothing in this Section 7.2 shall relieve any party from liability for any willful breach hereof.

     7.3  FEES AND EXPENSES

     (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that Parent and Company shall share equally all fees and expenses (other than attorneys' and accountant fees and fees of other professionals or experts, such as financial, environmental, geological and structural advisors or consultants, of either party) incurred in relation to the printing and filing of the Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

     (b) Upon the termination of this Agreement by Parent or Company pursuant to Section 7.1(d), Parent shall pay Company a fee ("Company's Termination Expenses") equal to all of the actual, documented and reasonable out-of-pocket expenses of Company incurred after August 14, 1995, relating to the transactions contemplated by this Agreement (including, but not limited to, fees and expenses of the Company's counsel, accountants and financial advisers), up to a maximum of $500,000.

     (c) Upon the termination of this Agreement by Company or Parent pursuant to Section 7.1(e), Company shall pay Parent a fee ("Parent's Termination Expenses") equal to all of the actual, documented and reasonable out-of-pocket expenses of Parent incurred after August 14, 1995, relating to the transactions contemplated by this Agreement (including, but not limited to, fees and expenses of the Parent's counsel, accountants and financial advisers), up to a maximum of $500,000.

     (d)  Upon the termination of this Agreement by Company pursuant to
Section 7.1(f), Parent shall pay Company a fee equal to Company's Termination Expenses, and Parent and Merger Sub shall remain jointly and severally liable to Company for Parent's or Merger Sub's breach.

     (e)  Upon the termination of this Agreement by Parent pursuant to
Section 7.1(g), Company shall pay Parent a fee equal to Parent's Termination Expenses, and Company and REIT Sub shall remain jointly and severally liable to Parent for Company's or REIT Sub's breach.

     (f) Upon the termination of this Agreement by Parent or Company pursuant to Section 7.1(h), Company shall pay Parent a fee equal to $1,750,000 (or, if lesser, the Permitted Income (as defined below)) plus Parent's Termination Expenses.

     (g) Upon the termination of this Agreement by Parent or Company pursuant to Section 7.1(i), Parent shall pay Company a fee equal to $1,750,000 (or, if lesser, the Permitted Income) plus Company's Termination Expenses.

     (h) If (i) within 270 days following the termination of this Agreement for any reason other than by Parent pursuant to Sections 7.1(a), (e) or (g) Parent shall approve, accept or recommend to its shareholders an Acceptable Proposal and thereafter (ii) such Acceptable

Proposal shall be consummated, then Parent shall pay Company a fee which, when added to any other fee it previously paid to Company under this Section 7.3, is equal to $1,750,000 (or, if lesser, the Permitted Income) plus, to the extent not previously paid, Company's Termination Expenses.

     (i) If (i) within 270 days following the termination of this Agreement for any reason other than by Company pursuant to Sections 7.1(a), (d) or (f) Company shall approve, accept or recommend to its shareholders a Superior Proposal and thereafter (ii) such Superior Proposal shall be consummated, then Company shall pay Parent a fee which, when added to any other fee it previously paid to Parent under this Section 7.3, is equal to $1,750,000 (or, if lesser, the Permitted Income) plus, to the extent not previously paid, Parent's Termination Expenses.

     (j) The fees and expenses payable pursuant to subsections (b) through (i) above shall be paid within one business day after the occurrence of the event requiring the payment of the fee; PROVIDED that in no event shall Parent or Company, as the case may be, be required to pay such fees and expenses to the other if, immediately prior to the termination of this Agreement, the party to receive the fee was in material breach of its obligations under this Agreement. All fees payable pursuant to subsections (b), (c), (f), (g), (h) and (i) shall constitute liquidated damages and, in the absence of fraud or bad faith, shall be in lieu of any other damages or remedy the recipient of such fees might otherwise seek, the parties having determined that the actual damages resulting from the events for which such liquidated damages are to be awarded would be extremely difficult and uncertain to calculate and that the liquidated damages set forth in subsections (b), (c), (f), (g), (h) and (i) above represent a good faith estimate of such actual damages.

     (k) As used herein, "Permitted Income" means the maximum amount that can be paid as a fee to Parent or Company, as the case may be, without causing the recipient to fail to meet the requirements of Section 856(c)(2) and (3) of the Code, determined by the recipient's certified public accountants as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A) - (H) and 856(c)(3)(A) - (I) of the Code ("Qualifying Income"). Such amount shall be due within ten days after the recipient's receipt of a letter from the recipient's certified public accountants setting forth the amount of the Permitted Income. Notwithstanding the foregoing, if Permitted Income is less than $1,750,000 and the recipient delivers to the payor a ruling from the IRS that the receipt of the $1,750,000 fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, the payor shall also pay to the recipient as an additional fee the difference between $1,750,000 and Permitted Income. Such additional amount shall be due and payable within ten days after the delivery of such ruling to the payor.

     7.4  EXTENSION; WAIVER

     At any time prior to the Effective Time, either party, by action taken by its Board of Directors or Trustees, may, to the extent legally allowed,
(a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

8.   GENERAL PROVISIONS

     8.1  CERTAIN DEFINITIONS

     For purposes of this Agreement, the following terms shall have the meanings given to them below:

     (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person, including, without limitation, any partnership or joint venture in which Parent or Company (either alone, or through or together with any subsidiary) has, directly or indirectly, an interest of five percent or more;

     (b) "business day" means any day other than (i) a day on which banks in San Francisco are required or authorized to be closed or (ii) a day which is not a trading day on the NYSE;

     (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

     (d) "knowledge" (and variations thereof such as "known to" or knows of") shall mean, for any person which is a corporation, business trust, partnership or other entity, the knowledge attributable to such person based solely on the knowledge, assuming due inquiry, of the senior executive officers of such person.

     (e) "Material Adverse Effect," when used in connection with Parent or any of its subsidiaries, or Company or any of its subsidiaries, as the case may be, means any condition, change or effect that, individually or when taken together with all other such conditions, changes or effects that existed or occurred prior to the date of determination of the existence or occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Parent and its subsidiaries or Company and its subsidiaries, respectively, in each case taken as a whole;

     (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

     (g) "subsidiary" or "subsidiaries" of Parent, the Surviving Corporation, Company or any other person means any corporation, partnership, joint venture or other legal entity of which Parent, the Surviving Corporation, Company or such other person, as the case may be, either alone or through or together with any other subsidiary, owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     8.2  NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES

     All representations and warranties in this Agreement shall terminate upon, and not survive, the Merger.

     8.3  NOTICES

     Any notices required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

     If to Parent or Merger Sub:

          Frank C. McDowell
          President and Chief Executive Officer
          BRE Properties, Inc.
          One Montgomery Street
          Telesis Tower, Suite 2500
          San Francisco, CA  94104
          Facsimile: (415) 445-6505

       with copies to:

          Bruce Maximov
          Farella Braun & Martel
          235 Montgomery Street, 30th Floor
          San Francisco, CA  94104
          Facsimile: (415) 954-4480

     If to Company or REIT Sub:

          Jay W. Pauly
          President and Chief Executive Officer
          Real Estate Investment Trust of California
          12011 San Vicente Blvd., Suite 707
          Los Angeles, CA  90049-4949
          Facsimile: (310) 472-4107

       with copies to:

          David H. Sands
          Hill Wynne Troop & Meisinger
          10940 Wilshire Boulevard
          Los Angeles, CA  90024
          Facsimile: (310) 443-7599
          and:

          Laura K. McAvoy
          Nordman, Cormany, Hair and Compton
          1000 Town Center Drive, 6th Floor
          Oxnard, CA  93031-9100
          Facsimile: (805) 988-8387

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been received (i) as of the date sent, if sent by facsimile, or (ii) as of the date delivered, as indicated by the proof of delivery, if sent by any of the other methods of delivery provided above.

     8.4  ASSIGNMENT; BINDING EFFECT; BENEFIT

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Sections 5.10, 5.11 and 5.12, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.5  ENTIRE AGREEMENT

     This Agreement, the exhibits, the schedules and any documents delivered by the parties in connection herewith (including, without limitation, the Company Disclosure Letter and the Parent Disclosure Letter), together with the Confidentiality Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     8.6  AMENDMENT

     This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors or Trustees, at any time before or after approval of matters presented in connection with the Merger by the shareholders of Company and Parent, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.7  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its rules of conflict of laws. Each of Company and Parent hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California and of the United States of America located in the State of California (the "California Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the California Courts and agrees not to plead or claim in any California Court that such litigation brought therein has been brought in an inconvenient forum.

     8.8  COUNTERPARTS

     This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

     8.9  HEADINGS

     The headings of the Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     8.10 INTERPRETATION

     In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     8.11 WAIVERS

     Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     8.12 SEVERABILITY

     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.13 ENFORCEMENT OF AGREEMENT

     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any California Court; PROVIDED that this equitable remedy shall be in addition to any other remedy to which the parties may be entitled at law or in equity for such breach.

     8.14 NON-RECOURSE

     (a) This Agreement and all documents, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of Company by the undersigned in his or her capacity as a trustee or officer of Company, which has been formed as a California real estate investment trust pursuant to a Declaration of Trust of Company dated as of October 29, 1968, as amended and restated, and not individually, and neither the trustees, officers nor shareholders of Company shall be personally bound or have any personal liability hereunder. Parent shall look solely to the assets of Company for satisfaction of any liability of Company with respect to this Agreement and the Ancillary Agreements to which it is a party. Parent will not seek recourse or commence any action against any of the shareholders of Company or any of their personal assets, and will not commence any action for money judgments against any of the trustees, officers, employees or agents of Company or seek recourse against any of their personal assets, for the performance or payment of any obligation of Company hereunder or thereunder.

     (b) Neither the directors, officers nor shareholders of Parent shall be personally bound or have any personal liability hereunder. Company shall look solely to the assets of Parent for satisfaction of any liability of Parent with respect to this Agreement and the Ancillary Agreements to which it is a party. Company will not seek recourse or commence any action against any of the shareholders of Parent or any of their personal assets, and will not commence any action for money judgments against any of the directors, officers, employees or agents of Parent or seek recourse against any of their personal assets, for the performance or payment of any obligation of Parent hereunder or thereunder.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

     BRE Properties, Inc.

     By:  \s\ FRANK C. MCDOWELL
          ---------------------
          Frank C. McDowell, President


     Real Estate Investment Trust of California

     By:  \s\ JAY W. PAULY
          ----------------
          Jay W. Pauly, President


     Real Estate Investment Trust of Maryland

     By:  \s\ JAY W. PAULY
          ----------------
          Jay W. Pauly, President

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is made and entered into as of ________, 1995 by and between BRE PROPERTIES, INC., a Delaware corporation (the "COMPANY"), and JAY W. PAULY (the "EXECUTIVE").

                                   BACKGROUND

     WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, on the terms and subject to the conditions of this Agreement.


     NOW, THEREFORE, in consideration of the covenants, duties, terms, and conditions set forth in this Agreement, the parties agree as follows:

     1. TERM. Executive shall commence the rendering of personal services under this Agreement on the date of the closing of the merger between the Company and REIT of California ("RCT") (the "START DATE"). The term of this Agreement is for three years from the Start Date unless earlier terminated pursuant to Section 8 (the "TERM"). This Agreement shall automatically renew for one-year terms thereafter, provided it has not been terminated pursuant to Sections 8.1, 8.2, or 8.3 or modified or extended, or the parties hereto have not entered into a new agreement with respect to the subject matter hereof.

     2. DUTIES. Executive shall be employed by the Company as its Senior Executive Vice-President and Chief Operating Officer. Executive shall report to the Company's Chief Executive Officer and perform the duties specified in the job description attached hereto as EXHIBIT A and such other duties, consistent with duties customarily accorded a Senior Executive Vice President and Chief Operating Officer, that the Chief Executive Officer or the Company's Board of Directors (the "BOARD") may from time to time direct. Executive shall devote his full business time and best efforts to the Company. Executive shall not, except for incidental management of his personal financial affairs, engage in any other business, nor shall he serve in any position with any other corporation or entity, without the prior written consent of the Board.

     3. COMPENSATION. During the Term, Executive shall be entitled to receive compensation in accordance with this Section 3.

          3.1 BASE SALARY. Commencing on the Start Date, Executive shall receive an annual base salary ("BASE SALARY") of $207,480. The Base Salary shall be payable by the Company to the Executive in equal installments on the dates payments of salary are regularly made by the Company to its executive employees. As part of the review of all Company executives, such base salary will be reviewed based on Executive's performance, on or about March 31, 1996, and on or about each subsequent March 31 by the Chief Executive Officer, with adjustments, if any, approved by the Board or the Compensation Committee of the Board. It is the parties' expectation that the Base Salary will increase as a result of the March 31, 1996 review of all Company executives in an amount at least equal to any increase in the Consumer Price Index for the Bay Area over the immediately prior 12 months.

          3.2 ANNUAL INCENTIVE BONUS . Executive shall be eligible to receive an annual incentive bonus (the "ANNUAL BONUS") targeted at 40% of Base Salary for each fiscal year of the Company during the Term. The amount of the Annual Bonus shall be based on the achievement of predefined operating or performance and other criteria established by the Chief Executive Officer or the Compensation Committee of the Board (the "ANNUAL CRITERIA"). The Annual Bonus with respect to any fiscal year for which the Executive is not employed for the entire year will be prorated. Except as otherwise specified in this Agreement, Executive shall earn the Annual Bonus only at the end of each of the Company's fiscal years during the Term. The Annual Bonus, if earned, shall be paid within 90 days after the end of each fiscal year.

          3.3 LONG-TERM INCENTIVE AWARDS. The Executive shall be eligible to receive long-term incentive awards issued by the Company and approved by the Board in accordance with the provisions of Section 6.

          3.4 LOAN. On the date of this Agreement, the Company shall make a full recourse, five-year interest-free loan to Executive in an amount equal to $50,000 (the "FIFTY THOUSAND DOLLAR LOAN"). The Fifty Thousand Dollar Loan shall be evidenced by a promissory note in the form of EXHIBIT B to this Agreement (the "FIFTY THOUSAND DOLLAR NOTE").

     4. BENEFITS. During the Term, Executive shall be entitled to receive such other benefits and to participate in such benefit plans as are generally provided by the Company to its executive employees, including 401(k) and health and life insurance plans. Executive shall be entitled to four weeks vacation for each full twelve months of employment hereunder.

     5. EXPENSES. The Company shall pay or reimburse Executive for all reasonable travel and other expenses incurred by Executive in performing his duties under this Agreement in accordance with Company policy.

     6.   LONG-TERM INCENTIVE AWARDS.

          6.1  INITIAL LONG-TERM INCENTIVE AWARDS.

               (a) On the date of this Agreement, pursuant to the 1992 Plan, the Company shall (i) grant Executive an immediately exercisable non-qualified option to purchase 7,500 shares of Common Stock at an exercise price equal to the Market Value (as hereinafter defined) on the date of this Agreement and (ii) make a full recourse, five-year loan to Executive in an amount equal to the aggregate exercise price for such stock option (the "STOCK

LOAN"). The Stock Loan shall be made pursuant to a loan agreement between Company and Executive in the form of EXHIBIT C to this Agreement (the "STOCK LOAN AGREEMENT"), under which the shares so acquired (and any securities resulting from ownership of such shares) shall be pledged by Executive to the Company as collateral for amounts payable under the Stock Loan Agreement. As used herein, the term "MARKET VALUE" means the closing price per share of the Common Stock on the New York Stock Exchange.

               (b) Executive shall also receive non-qualified stock options to purchase 10,000 shares of Common Stock (the "OPTIONS") at an exercise price equal to the Market Value on the Start Date which will vest twenty percent (20%) per year at the end of each year of employment served pursuant to a stock option agreement in accordance with the BRE Properties, Inc. Amended and Restated 1992 Employee Stock Plan (the "1992 PLAN").

               (c) Executive shall also receive Options under the 1992 Plan to purchase 5,000 shares of Common Stock at an exercise price equal to the Market Value on the [Start Date]. The Options will vest twenty percent (20%) per year at the end of each year of employment served, if, and only if during the twelve month period beginning with the Start Date (i) management of all Company and RCT apartment properties is consolidated into Company's San Francisco, California office without adversely impacting revenues from such apartment properties; and
(ii) the Company achieves a savings in operating costs of at least One Million Dollars as compared to operating costs for the Company and RCT in calendar year 1995.

     7. HOUSING ALLOWANCE/RELOCATION EXPENSE. Executive shall be reimbursed by the Company (upon presentation of appropriate documentation) for the following reasonable out-of-pocket expenses related to relocating to the San Francisco Bay Area: moving expenses for household goods, travel for Executive and family to and from the San Francisco Bay Area, trips for locating housing, and temporary housing for a period of up to one year. Executive's temporary housing allowance shall be "grossed up" by 40% to compensate Executive for federal and state taxes attributable to the receipt of such allowance by Executive. In addition, Executive shall be reimbursed (upon presentation of appropriate documentation) upon sale of his existing residence for any customary commissions on the sale and Executive's share of any reasonable title, closing, attorneys' fees and other transactional costs customarily paid by a seller in the jurisdiction in which the residence is located as set forth in Executive's closing escrow statement. Executive shall also be reimbursed for the after-tax cost of loan and closing costs incurred in financing the purchase of a new residence. The total amount payable to Executive pursuant to this Section 7 shall not exceed $ 120,000.

     8.   TERMINATION OF EMPLOYMENT.

          8.1  TERMINATION DUE TO DEATH OR DISABILITY; VOLUNTARY TERMINATION.
If at any time during the Term, Executive shall die, suffer any Disability which is deemed to be permanent (as defined below), or voluntarily terminate his employment by the Company, then, in any such event, his employment under this Agreement shall automatically terminate on the date of death, upon any Disability, or the date of voluntary termination, as the case may be. As used herein, the term "DISABILITY" shall mean the inability of Executive to perform his normal duties for Company for a period of ninety (90) calendar days, or for one hundred twenty (120) days during any period of one hundred eighty (180) calendar days, whether or not consecutive. An additional determination of permanent disability may be made at any time by a physician chosen by a majority of the independent members of the Board, which physician shall opine as to the physical condition of Executive.

          8.2 TERMINATION BY THE COMPANY FOR GOOD CAUSE. The Company may terminate this Agreement and Executive's employment at any time for Good Cause. In such event, this Agreement shall terminate on such date as shall be specified in writing by the Company. As used herein, the term "GOOD CAUSE" shall mean
(i) any act or omission of gross negligence, willful misconduct, dishonesty, or fraud by Executive in the performance of his duties hereunder, (ii) the failure or refusal of Executive after the receipt of written notice by the Executive to perform the duties or to render the services assigned to him from time to time by the Chief Executive Officer or the Board, (iii) the charging or indictment of Executive in connection with a felony or any misdemeanor involving dishonesty or moral turpitude, (iv) the material breach by Executive of this Agreement or the breach of Executive's fiduciary duty or duty of trust to the Company provided that, if such breach is curable, Executive first receives notice of the breach and seven (7) days to cure such breach; or (v) any other act or omission by Executive either in disregard of the Company's policies or conduct which may cause material loss, damage or injury to the Company, its property, reputation or employees.

          8.3 TERMINATION BY THE COMPANY OTHER THAN FOR GOOD CAUSE. During the Term, the Company may terminate this Agreement and Executive's employment for any reason other than for Good Cause. In such event, this Agreement shall terminate on the 30th day following written notice of such termination by the Company.

     9.   COMPENSATION UPON TERMINATION.

          9.1  TERMINATION OTHER THAN IN CONNECTION WITH A CHANGE IN CONTROL.

               (a) In the event of termination of Executive's employment pursuant to Section 8.1 due to death or Disability, Executive or his estate shall receive, within 30 days after such death or Disability, a lump-sum payment equal to the Annual Bonus that the Executive would have earned for the fiscal year in question (based on (i) 40% of then current Base Salary if the death or Disability occurs within one year from the date of this Agreement, or (ii) based on the average of his Annual Bonuses for the most recent two years in the event the death or Disability occurs after one year from the date of this Agreement, or (iii) the previous Annual Bonus if only one Annual Bonus period has passed), reduced on a pro-rated basis to the date of termination. Further, the outstanding principal balance on the Fifty Thousand Dollar Loan shall be reduced to zero and the outstanding balance on the Stock Loan shall be reduced by the Pro Rata Calculation. For the purpose of this Agreement, "PRO RATA CALCULATION" shall mean a pro rata application of Sections 6.1, 6.2 and 6.3 of the Stock Loan

Agreement as described in EXHIBIT C to this Agreement, taking into consideration the number of full months worked and the Company's performance data through the last quarter having ended 45 days or more prior to the termination date, notwithstanding the fact that such sections of the Stock Loan Agreement do not provide for such pro rata application.

               (b) In the event of termination of Executive's employment pursuant to Section 8.1 based on voluntary termination by the Executive or pursuant to Section 8.2 (Termination by the Company for Good Cause), the Company shall not be obligated, from and after the date of termination, to provide to Executive, and Executive shall not be entitled to receive from the Company, any compensation (including any payments of Base Salary, Annual Bonus, or other awards) or other benefits. Further, the outstanding balance of the Fifty Thousand Dollar Note and the Stock Loan, and all accrued interest shall be due and payable in full 15 days following the termination date.

               (c) In the event of termination of Executive's employment without cause pursuant to Section 8.3 within one year from the date of this Agreement, the Company shall provide Executive with the following compensation within 15 days after such termination: Executive shall be entitled to receive a lump-sum payment from the Company equal to two times his then Base Salary multiplied by a fraction the numerator of which is the number of full months remaining during the initial 24 months of the initial three-year Term of this Agreement and the denominator of which is 24. For example, if the Executive's then current Base Salary is $207,480 and Executive were terminated in his 6th month of employment with the Company, Executive would be entitled to a lump sum payment of $414,960 x 18/24 or $311,220. In addition, the outstanding principal balance on the Fifty Thousand Dollar Note shall be reduced to zero and the outstanding balance on the Stock Loan shall be reduced to an amount equal to the product of 7,500 (or such number that reflects stock splits or dividends) times the Market Value on the date of termination if such amount is less than the outstanding principal balance on the Stock Loan, with the balance of the Stock Loan, and all accrued interest, due and payable immediately.

               (d) In the event of termination of Executive's employment pursuant to Section 8.3 after one year from the date of this Agreement, the Company shall provide Executive with the following compensation within 15 days after such termination: (i) Executive shall be entitled to receive a lump-sum payment from the Company equal to his then Base Salary plus an amount equal to the average of his Annual Bonus, if any, over the most recent two years (or the previous Annual Bonus if only one Annual Bonus period has passed), and (ii) the outstanding principal balance on the Fifty Thousand Dollar Loan shall be reduced to zero, and the outstanding principal balance on the Stock Loan shall be reduced by the Pro Rata Calculation with the balance of the Stock Loan, and all interest due and payable immediately.

          9.2 TERMINATION FOLLOWING A CHANGE IN CONTROL. The following provisions shall apply in lieu of Section 9.1 if, and only if, the termination of Executive's employment occurs within 12 months following a Change in Control (as defined in Section 9.2(d)):

               (a) In the event of termination of Executive's employment pursuant to Section 8.1 due to death or Disability, the provisions of Section 9.1(a) apply. In the event of termination of Executive's employment pursuant to
Section 8.2 (Termination by the Company with Good Cause), the provisions of
Section 9.1(b) apply.

               (b) In the event of termination of Executive's employment due to voluntary termination by Executive without Good Reason (as defined below), Executive shall be entitled to receive a lump-sum payment from the Company equal to his then Base Salary plus an amount equal to: (i) the average of his Annual Bonus, if any, over the most recent two years; or (ii) previous Annual Bonus if only one Annual Bonus period has passed; or (iii) his then Base Salary multiplied by .4 in the event the termination occurs within the Executive's first year of employment. As used herein, the term "GOOD REASON" means (i) a material change in Executive's duties, responsibilities, or authority, or
(ii) the Company's relocation of the Executive, without the Executive's consent, to a location outside of the San Francisco metropolitan area. The outstanding balance of the Fifty Thousand Dollar Loan and the outstanding balance of the Stock Loan shall be due and payable in full on termination.

               (c) In the event of termination of Executive's employment due to voluntary termination by Executive with Good Reason, or pursuant to Section 8.3 (Termination by the Company other than for Good Cause), the Company shall provide Executive with the following compensation within 15 days after such termination: (i) Executive shall be entitled to receive a lump-sum payment from the Company equal to two times his then Base Salary plus an amount equal to:
(x) two times the average of his Annual Bonus, if any, over the most recent two years; or (y) previous Annual Bonus if only one Annual Bonus period has passed; or (z) his then Base Salary multiplied by .8 in the event the termination occurs within the Executive's first year of employment; (ii) all unvested stock options held by Executive at the date of termination, if any, would vest and become fully exercisable for a period of three months from the date of termination; and
(iii) the amount payable under the Fifty Thousand Dollar Loan Agreement shall be reduced to zero and the amount payable under the Stock Loan Agreement shall be reduced by the Pro Rata Calculation, and the balance of the Stock Loan and all accrued interest, shall be due and payable immediately.

               (d) As used herein, a "CHANGE IN CONTROL" shall be deemed to have occurred when any of the following events occur:

                    (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), as in effect on the date hereof, (a "PERSON")) acquiring "beneficial ownership" (as defined in Rule 13D-3 under the Exchange Act), of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

                    (ii) a change in the Board that is the result of a proxy solicitation(s) or other action(s) to influence voting at a shareholders' meeting of the Company

(other than by voting one's own stock) by a Person or group of Persons who has Beneficial Ownership of 5% or more of the combined voting power of the securities of the Company and which causes the Continuing Directors (as defined below) to cease to constitute a majority of the Board; provided, however, that neither of the events described in (i) or (ii) of this Section 9.2(d) shall be deemed to be a Change in Control if the event(s) or election(s) causing such change shall have been approved specifically for purposes of this Agreement by the affirmative vote of at least a majority of the members of the Continuing Directors. For these purposes, a "CONTINUING DIRECTOR" shall mean a member of the Board (i) who is a member of the Board on the date of this Agreement, or
(ii) who subsequently becomes a member of the Board and who either (x) is appointed or recommended for election with the affirmative vote of a majority of the Directors then in office who are Directors on the date hereof, or (y) is appointed or recommended for election with the affirmative vote of a majority of the Directors then in office who are described in clauses (i) and (ii) (including clause (ii)(y)), as applicable.

               (e) Notwithstanding anything to the contrary in this Section 9.2, if any of the payments or other compensation to be made to Executive pursuant to this Section 9.2 are determined to be "parachute payments" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE"), then the amount of such payments or other compensation shall be reduced to the largest amount which would not constitute "parachute payments" as so defined.

     10.  CONFIDENTIALITY AND RESTRICTIVE COVENANT.

          (a) It is specifically understood and agreed that some of the Company's business activities are secret in nature and constitute trade secrets, including but not limited to the Company's "know-how," methods of business and operations, and property and financial analyses and reports (all such information, "PROPRIETARY INFORMATION"). All of the Company's Proprietary Information is and shall be the property of the Company for its own exclusive use and benefit, and Executive agrees that he will hold all of the Company's Proprietary Information in strictest confidence and will not at any time, either during or after his employment by the Company, use or permit the use of the same for his own benefit or for the benefit of others unless authorized to do so by the Company's written consent or by a contract or agreement to which the Company is a party or by which it is bound. The provisions of this Section 10 shall perpetually survive the termination of the Agreement.

          (b) For a period of two (2) years following any termination of this Agreement, the Executive shall not recruit, attempt to hire, direct, assist others in recruiting or hiring, or encourage any employee of the Company to terminate his employment with the Company or to accept employment with any subsequent employer or business with whom the Executive is affiliated or receiving compensation in any way.

     11. ARBITRATION. Any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance, or breach of this Agreement, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this Agreement through a two-step dispute resolution process administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS"), or a comparable organization agreeable to the parties if JAMS is not then in existence, involving first mediation before a retired judge or justice from the JAMS panel followed, if necessary, by final and binding arbitration conducted at a location determined by the arbitrator in San Francisco, California, administered by and in accordance with the then-existing Rules of Practice and Procedure of JAMS, and judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof.

      12. TAXES; WITHHOLDINGS. All compensation payable by the Company to the Executive under this Agreement which is or may become subject to withholding under the Code or other pertinent provisions of laws or regulation shall be reduced for all applicable income and/or employment taxes required to be withheld.

     13. ADMINISTRATION BY THE BOARD. The Board, or its Compensation Committee as determined by the Board, shall be (i) solely responsible for the interpretation and administration of the Stock Loan Agreement, and (ii) entitled to modify the Stock Loan Agreement (including, without limitation, performance criteria and targets) as necessary or appropriate to achieve the purposes and intents of the same in light of changing or extenuating circumstances. All such actions, decisions, and modifications regarding the Stock Loan Agreement made in good faith by the Board, or by its Compensation Committee, shall be final and binding on Executive.

     14. OFFSET. The Company shall have the right, without any notice to the Executive, to offset any amounts payable to the Company under the Fifty Thousand Dollar Note or the Stock Loan Agreement against any amount payable to the Executive pursuant to this Agreement.

     15.  MISCELLANEOUS.

          15.1 All notices and any other communications permitted or required under this Agreement must be in writing and shall be effective (a) on the first business day after delivery in person, or (b) on the first business day after deposit with a commercial courier or delivery service for overnight delivery. All notices must be properly addressed and delivered to the parties at the addresses set forth below:

                    IF TO COMPANY

                    BRE Properties, Inc.
                    One Montgomery Street, Suite 2500
                    Telesis Tower
                    San Francisco, CA  94104
                    Attn:  Frank McDowell

                    WITH COPY TO:

                    Farella, Braun & Martel
                    235 Montgomery Street, Suite 3000
                    San Francisco, CA  94104
                    Attn:  Morgan P. Guenther, Esq.

                    IF TO EXECUTIVE

                    Jay W. Pauly
                    BRE Properties, Inc.
                    One Montgomery Street, Suite 2500
                    Telesis Tower
                    San Francisco, CA  94104

                    WITH COPY TO:

                    Ervin, Cohen & Jessup
                    9401 Wilshire Boulevard, 9th Floor
                    Beverly Hills, CA  90212-2974
                    Attn:  Gary Freedman, Esq.

or at such other addresses as either party may subsequently designate by written notice given in the manner provided in this section.

          15.2 This Agreement, the Fifty Thousand Dollar Note, and the Stock Loan Agreement contain the full and complete understanding of the parties and supersede all prior representations, promises, agreements, and warranties, whether oral or written.

          15.3 This Agreement shall be governed by and interpreted according to the laws of the State of California.

          15.4 With respect to the Company, this Agreement shall inure to the benefit of and be binding upon any successors or assigns of Company. With respect to Executive, this Agreement shall not be assignable but shall inure to the benefit of estate of Executive or his legal successor upon death or disability.

          15.5 The captions of the various sections of this Agreement are inserted only for convenience and shall not be considered in construing this Agreement.

          15.6 This Agreement can be modified, amended, or any of its terms waived only by a writing signed by both parties.

          15.7 If any provision of this Agreement shall be held invalid, illegal, or unenforceable, the remaining provisions of the Agreement shall remain in full force and effect, and the invalid, illegal, or unenforceable provision shall be limited or eliminated only to the extent necessary to remove such invalidity, illegality, or unenforceability in accordance with the applicable law at that time.

          15.8 No remedy made available to Company by any of the provisions of this Agreement is intended to be exclusive of any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder as well as those remedies existing at law, in equity, by statute, or otherwise.

          15.9 This Agreement may be executed in one or more counterparts. Any copy of this Agreement with the original signatures of all parties approved shall constitute an original.

          15.10 Without limiting the provisions of Section 11, if either party institutes arbitration proceedings pursuant to Section 11 or an action to enforce the terms of this Agreement, the prevailing party in such proceeding or action shall be entitled to recover reasonable attorneys' fees, costs, and expenses.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date specified in the first paragraph.

                              COMPANY:  BRE PROPERTIES, INC.



                              By:
                                 ---------------------------

                              Its:
                                  --------------------------


                              EXECUTIVE:  Jay W. Pauly




                              ------------------------------

                                    EXHIBIT A


                         SENIOR EXECUTIVE VICE PRESIDENT

                             CHIEF OPERATING OFFICER


Responsible for directing operations and activities of the Company with the objective of maximizing profitability and shareholder value. The COO oversees the activities of both multi-family and commercial management, including leasing, operations and management and rehabilitation and development activities. Responsible for the disposition activity of all Company assets.

The COO has the final responsibility for completion of annual property budgets and the ongoing review of the financial operating statements and reports. As part of the executive management committee, the COO will have a key role in developing the long-range business plan of the Company. When required, presentations will be made to the Company's Board of Directors and to the general public.

                                    EXHIBIT B


                      Fifty Thousand Dollar Loan Agreement

                                    EXHIBIT C


                              Stock Loan Agreement

                                    EXHIBIT B



                                      NOTE


$50,000                                           San Francisco,
                                                  California
                                                  _________, 1996


     FOR VALUE RECEIVED, Jay W. Pauly ("Borrower"), hereby promises to pay to the order of BRE Properties, Inc. ("Company"), in lawful money of the United States of America in immediately available funds, the principal sum of Fifty Thousand United States dollars.

     This Note is the Fifty Thousand Dollar Note referred to in the Employment Agreement dated as of _____________ __, 1995 between the Borrower and the Company (the "Agreement"), and is payable in accordance with and subject to the terms thereof.

     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     This Note shall be construed in accordance with and be governed by the law of the State of California.

     IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first above written.


                                   By:
                                      ------------------------------
                                             Jay W. Pauly

                                    EXHIBIT C

                                 LOAN AGREEMENT


This Loan and Stock Pledge Agreement (the "LOAN AGREEMENT") is made as of _________, 1996, by and between BRE PROPERTIES, INC. (the "COMPANY") and Jay W. Pauly (the "EXECUTIVE").

                                   BACKGROUND


WHEREAS, Company and Executive have entered into an employment agreement of even date as this Loan Agreement (the "EMPLOYMENT AGREEMENT"); and

WHEREAS, in connection with the Employment Agreement, Company and Executive desire Company to make a personal loan to Executive subject to the terms and conditions of this Loan Agreement.



NOW, THEREFORE, in consideration of the covenants, duties, terms, and conditions set forth in this Loan Agreement, the parties agree as follows:


1. CAPITALIZED TERMS. Capitalized terms used but not defined in this Loan Agreement shall have the meanings given them in the Employment Agreement

2.   LOAN.   Subject to the terms and conditions stated in this Loan Agreement,
Company hereby makes a Loan to Executive in an amount equal to the Market Value (as hereinafter defined) of 7,500 shares of the Company's common stock on the date of this Loan Agreement. As used herein "MARKET VALUE" means the closing price per share of the Company's common stock on the New York Stock Exchange.

3. USE OF PROCEEDS. Executive agrees to use all of the proceeds from the Loan to exercise his option to purchase, from the Company, 7,500 shares of Common Stock granted pursuant to Section 6.1(a) of the Employment Agreement (the "SHARES").

4. INTEREST. The outstanding principal amount of the Loan shall bear interest at a rate of [7.8]% per annum from the date hereof to the date of payment, compounded annually.

5. PAYMENT. The outstanding principal balance of the Loan, and any interest accrued thereon (such principal and interest, the "PAYMENT AMOUNT"), shall be due and payable in full on __________, 2000 (the "MATURITY DATE"). Interest shall be payable quarterly on the _____ day following each calendar quarter commencing on _________, 1996 ("INTEREST PAYMENTS"). The Payment Amount and Interest Payments are subject to
(i) acceleration of payment under the circumstances described in the Employment Agreement, (ii) the reductions provided under Section 6 of this Loan Agreement and, as applicable, the Employment Agreement, and (iii) the time periods required for calculating the performance-based provisions of this Loan Agreement and the Employment Agreement (in the case of such time periods, interest shall continue to accrue).

6. REDUCTION OF LOAN. Effective on the Maturity Date, the Payment Amount shall be reduced to the extent provided by the following formulae:

     6.1 ASSET GROWTH. Up to 20% of the Payment Amount may be reduced based on the gross book value of the Company's equity investments in real estate, investments in limited partnerships, and mortgages (the "ASSETS") as follows:
At the Maturity Date, the Payment Amount shall be reduced by 20% if the Assets as of December 31, 2000 have a gross book value of $1 billion or more. If the Assets on such date have a gross book value of $800 million or less, there will be no reduction of Payment Amount under this Subsection 6.1. If the Assets on such date have a gross book value of between $800 million and $1 billion, the reduction shall be prorated on a scale between 0% and 20%. For example, if the Assets are $900 million at the Maturity Date, the reduction shall be 10% of the Payment Amount.

     6.2. FUNDS FROM OPERATIONS. Up to 50% of the Payment Amount may be reduced based on an increase in FFO per share of Common Stock. On the second anniversary date of the Loan (although such reduction is only effective at the Maturity Date), the growth in FFO per share of Common Stock between the twelve-month period ending December 31, 1995 and the twelve-month period ending December 31, 1997 shall be compared against the growth in FFO per share of common stock of the ten largest publicly-traded multi-family REITs as designated by the Company based on total assets (the "INDEXED REITS"). Such comparison shall be made to the extent reasonably practicable based on the most recent financial information made available to the public by the Indexed REITs. If the increase in FFO per share of Common Stock is equal to or less than the 50th percentile of the Indexed REITs, there will be no reduction in Payment Amount (together with a proportionate amount of accrued interest); if the increase is at or above the 80th percentile of the Indexed REITs, there will be a 20% reduction in Payment Amount on the Maturity Date; if the increase is between 50% and 80%, the reduction in Payment Amount shall be computed on a pro-rated basis between 0% and 20%. For example, if the increase is 62%, the reduction shall be 8% of the Payment Amount.

     On the Maturity Date, the growth in FFO per share of Common Stock over the three-year period ending December 31, 2000 shall be compared against the growth in FFO per share of common stock of the ten Indexed REITs designated by the Company for the most reasonably comparable three-year period (ending no later than December 31, 2000), respectively, of such Indexed REITs. Such comparison shall be made to the extent reasonably practicable based on the most recent financial information made available to the public by the

Indexed REITs. In this case, however, up to 30% of Payment Amount may be reduced on the Maturity Date if the 80th percentile performance is met, with the reduction to be pro-rated down to 0% if the performance is at or below the 50th percentile.

     6.3 CALENDAR YEAR-END SHARE PRICE MULTIPLE. Up to 30% of the Payment Amount may be reduced based on the FFO Multiple (as used herein, "FFO MULTIPLE" shall mean Market Value as of the last trading date of the calendar year divided by its FFO per share for the preceding twelve-month period). Following the Maturity Date, the Company shall compute the simple numerical average of the FFO Multiples as of December 31 of each of the preceding five years (each such multiple being based on the preceding twelve months' FFO) (the "AVERAGE MULTIPLE"). The Average Multiple will then be compared against the Average Multiple of the ten Indexed REITs designated by the Company for such five-year period. If the Average Multiple for the Company is at or below the 50th percentile of the Indexed REITs, there will be no reduction in Payment Amount; if the Average Multiple is at or above the 80th percentile, there will be a 30% reduction in Payment Amount; if the increase is between 50th and 80th percentile, the reduction in Payment Amount will be computed on a pro-rated basis between 0% and 30%. For example, if the increase is at the 72nd percentile, the reduction shall be 22% of the Payment Amount.

7.   PLEDGE OF  STOCK.

     7.1 PLEDGED SHARES. Executive's obligations under this Loan Agreement are secured by the Shares, and Executive hereby grants the Company a security interest in the Shares, and in any other shares of Company's Common Stock (or any warrants, rights, options or other securities) to which Executive may hereafter be or become entitled as a result of his ownership of the Shares (together with the Shares, the "PLEDGED SHARES"). The foregoing security interest shall constitute a first priority interest to secure the payment of the Payment Amount as such amount is reduced by Section 6 hereof and, as applicable, the Employment Agreement. Upon issuance of the Shares, all certificates representing the Shares shall be fully endorsed in blank by the Executive and delivered by the Executive to the Company.

     7.2 RIGHTS OF COMPANY AS SECURED PARTY. Company shall have all rights and remedies set forth in this Loan Agreement and all other rights of a secured party at law or in equity.

     7.3 RIGHTS REGARDING PLEDGED SHARES. Company has the right to deliver any or all of the Pledged Shares to any person, to have any or all of the Pledged Shares registered in its name or in the name of any other person, and Executive irrevocably appoints the Company its attorney-in-fact authorized at any time during the term of this Loan Agreement to take any actions or exercise any rights available to the Company under this Loan Agreement.

     7.4 DIVIDENDS. Unless there is a default under this Loan Agreement, the Executive shall be entitled to receive and retain dividends and other amounts payable to the Executive as a result of his record ownership of the Pledged Shares. Upon a default, the Company is entitled to all dividends and other amounts that are paid after the default (whether or not declared prior to the default), which Company shall apply towards the payment of principal and interest on the Loan.

     7.5 VOTING RIGHTS. Unless there is a default under this Loan Agreement, Executive shall have the right to vote the Pledged Shares.

     7.6 EXECUTIVE'S REPRESENTATIONS REGARDING SHARES. The Executive represents that, as of the date of this Loan Agreement, the Pledged Shares are owned by the Executive, and Executive has not taken any action that would result in the Pledged Shares being subject to any adverse claims, liens, or encumbrances (other than the pledge under this Loan Agreement), and, to his knowledge, there are no adverse claims, liens, or encumbrances on the Pledged Shares as of the date of this Loan Agreement.

     7.7 RELEASE OF SECURITY. Upon full payment of the Loan pursuant to the terms of this Loan Agreement, Company shall deliver the certificates representing the Pledged Shares to Executive.

     7.8 REMEDIES RELATED TO COLLATERAL. Upon an Event of Default, Company may, in its sole discretion and with or without further notice to Executive (in addition to all rights or remedies available at law or equity or otherwise):
(i) register the Pledged Shares in the name of the Company or in any such name as the Company may decide, (ii) exercise the Company's proxy or other voting rights with respect to the Pledged Shares (and Executive agrees to deliver promptly further evidence of the grant of such proxy in any form requested), and
(iii) exercise any rights provided to a secured party under the applicable Commercial Code.

8. RECOURSE LOAN. The parties agree that the Loan is a recourse loan, and Executive shall be personally liable for all amounts payable to the Company under this Loan Agreement notwithstanding the Company's security interest in the Pledged Shares.

9. EVENT OF DEFAULT. It shall be an event of default (an "EVENT OF DEFAULT") if Executive fails to pay the Company pursuant to Section 5.

10.  CERTAIN ACCOUNTING PRINCIPLES.   All computations under this Loan Agreement
shall be made in accordance with generally accepted accounting principles as such principles are applied in the Company's financial statements. With respect to all computations hereunder based on FFO, the parties acknowledge that the REIT industry, from time to time, adopts alternative measures designed to reflect operating performance. The parties agree that, if such measures are adopted by the Board for the Company's reporting purposes, such new measures shall be substituted for FFO in this Loan Agreement to the extent practicable.

11.  MISCELLANEOUS.

     11.1 Any notice or other communication required or permitted hereunder shall be in writing and be governed by the notice provisions of the Employment Agreement.

     11.2 This Loan Agreement and the Employment Agreement contain the full and complete understanding of the parties and supersede all prior representations, promises, agreements, and warranties, whether oral or written.

     11.3 This Loan Agreement shall be governed by and interpreted according to the laws of the State of California.

     11.4 With respect to Company, this Loan Agreement shall inure to the benefit of and be binding upon any successors or assigns of Company. With respect to Executive, this Loan Agreement shall not be assignable but shall inure to the benefit of estate of Executive or his legal successor upon death or disability.

     11.5 The captions of the various sections of this Loan Agreement are inserted only for convenience and shall not be considered in construing this Loan Agreement.

     11.6 This Loan Agreement can be modified, amended, or any of its terms waived only by a writing signed by both parties.

     11.7 If any provision of this Loan Agreement shall be held invalid, illegal, or unenforceable, the remaining provisions of the Loan Agreement shall remain in full force and effect and the invalid, illegal, or unenforceable provision shall be limited or eliminated only to the extent necessary to remove such invalidity, illegality or unenforceability in accordance with the applicable law at that time.

     11.8 This Loan Agreement shall be governed by the arbitration provisions of the Employment Agreement, including the provision relating to recovery of reasonable attorneys' fees, costs, and expenses.

     11.9 No remedy made available to Company by any of the provisions of this Loan Agreement is intended to be exclusive of any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder as well as those remedies existing at law, in equity, by statute, or otherwise.

     IN WITNESS WHEREOF, this Loan Agreement has been executed as of the date specified in the first paragraph.

                                   COMPANY:  BRE PROPERTIES, INC.



                                   By:
                                       ---------------------------
                                   Its:
                                       ---------------------------



                                   EXECUTIVE:  JAY W. PAULY



                                   -------------------------------
                                             Jay W. Pauly

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is made and entered into as of ________, 1995 by and between BRE PROPERTIES, INC., a Delaware corporation (the "COMPANY"), and LEROY E. CARLSON (the "EXECUTIVE").

                                   BACKGROUND

     WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, on the terms and subject to the conditions of this Agreement.


     NOW, THEREFORE, in consideration of the covenants, duties, terms, and conditions set forth in this Agreement, the parties agree as follows:

     1. TERM. Executive shall commence the rendering of personal services under this Agreement on the date of the closing of the merger between the Company and REIT of California ("RCT") (the "START DATE"). The term of this Agreement is for three years from the Start Date unless earlier terminated pursuant to Section 8 (the "TERM"). This Agreement shall be automatically renewed for one year terms thereafter provided it has not been terminated pursuant to Section 8.1, 8.2 or 8.3, modified or extended, or the parties have not entered into a new agreement with respect to the subject matter hereof.

     2. DUTIES. Executive shall be employed by the Company as its Executive Vice-President and Chief Financial Officer. Executive shall report to the Company's Chief Executive Officer and perform the duties specified in the job description attached hereto as EXHIBIT A and such other duties, consistent with duties customarily accorded an Executive Vice President and Chief Financial Officer, that the Chief Executive Officer or the Company's Board of Directors (the "BOARD") may from time to time direct. Executive shall devote his full business time and best efforts to the Company. Executive shall not, except for incidental management of his personal financial affairs, engage in any other business, nor shall he serve in any position with any other corporation or entity, without the prior written consent of the Board.

     3. COMPENSATION. During the Term, Executive shall be entitled to receive compensation in accordance with this Section 3.

          3.1 BASE SALARY. Commencing on the Start Date, Executive shall receive an annual base salary ("BASE SALARY") of $200,000. The Base Salary shall be payable by the Company to the Executive in equal installments on the dates payments of salary are regularly made by the Company to its executive employees. As part of the review of all Company executives, such base salary will be reviewed based on Executive's performance, on or about March 31, 1996, and on or about each subsequent March 31 by the Chief Executive Officer, with adjustments, if any, approved by the Board or the Compensation Committee of the Board. It is the parties' expectation that the Base Salary will increase as a result of the March 31, 1996 review of all Company executives in an amount at least equal to any increase in the Consumer Price Index for the Bay Area over the immediately prior 12 months.

          3.2 ANNUAL INCENTIVE BONUS. Executive shall be eligible to receive an annual incentive bonus (the "ANNUAL BONUS") targeted at 30% of Base Salary for each fiscal year of the Company during the Term. The amount of the Annual Bonus shall be based on the achievement of predefined operating or performance and other criteria established by the Chief Executive Officer or the Compensation Committee of the Board (the "ANNUAL CRITERIA"). The Annual Bonus with respect to any fiscal year for which the Executive is not employed for the entire year will be prorated. Except as otherwise specified in this Agreement, Executive shall earn the Annual Bonus only at the end of each of the Company's fiscal years during the Term. The Annual Bonus, if earned, shall be paid within 90 days after the end of each fiscal year.

          3.3 LONG-TERM INCENTIVE AWARDS. The Executive shall be eligible to receive long-term incentive awards issued by the Company and approved by the Board in accordance with the provisions of Section 6.

          3.4 LOAN. On the date of this Agreement, the Company shall make a full recourse, five-year interest-free loan to Executive in an amount equal to $100,000 (the "ONE HUNDRED THOUSAND DOLLAR LOAN"). The One Hundred Thousand Dollar Loan shall be evidenced by a promissory note in the form of EXHIBIT B to this Agreement (the "ONE HUNDRED THOUSAND DOLLAR NOTE").

     4. BENEFITS. During the Term, Executive shall be entitled to receive such other benefits and to participate in such benefit plans as are generally provided by the Company to its executive employees, including 401(k) and health and life insurance plans. Executive shall be entitled to four weeks vacation for each full twelve months of employment hereunder.

     5. EXPENSES. The Company shall pay or reimburse Executive for all reasonable travel and other expenses incurred by Executive in performing his duties under this Agreement in accordance with Company policy.

     6.   LONG-TERM INCENTIVE AWARDS.

          6.1  INITIAL LONG-TERM INCENTIVE AWARDS.

               (a) On the date of this Agreement, pursuant to the 1992 Plan, the Company shall (i) grant Executive an immediately exercisable non-qualified option to purchase 5,000 shares of Common Stock at an exercise price equal to the Market Value (as hereinafter defined) on the date of this Agreement and (ii) make a full recourse, five-year loan to Executive in an amount equal to the aggregate exercise price for such stock option (the "STOCK

LOAN"). The Stock Loan shall be made pursuant to a loan agreement between Company and Executive in the form of EXHIBIT C to this Agreement (the "STOCK LOAN AGREEMENT"), under which the shares so acquired (and any securities resulting from ownership of such shares) shall be pledged by Executive to the Company as collateral for amounts payable under the Stock Loan Agreement. As used herein, the term "MARKET VALUE" means the closing price per share of the Common Stock on the New York Stock Exchange.

               (b) Executive shall also receive non-qualified stock options to purchase 7,500 shares of Common Stock (the "OPTIONS") at an exercise price equal to the Market Value on the Start Date which will vest twenty percent (20%) per year at the end of each year of employment served pursuant to a stock option agreement in accordance with the BRE Properties, Inc. Amended and Restated 1992 Employee Stock Plan (the "1992 PLAN").

               (c) Executive shall also receive Options under the 1992 Plan to purchase 5,000 shares of Common Stock at an exercise price equal to the Market Value on the [Start Date]. The Options will vest twenty percent (20%) per year at the end of each year of employment served, if, and only if during the twelve month period beginning with the Start Date (i) management of all Company and RCT apartment properties is consolidated into Company's San Francisco, California office without adversely impacting revenues from such apartment properties; and
(ii) the Company achieves a savings in operating costs of at least One Million Dollars as compared to operating costs for the Company and RCT in calendar year 1995.

     7. HOUSING ALLOWANCE/RELOCATION EXPENSE. Executive will bear the first $50,000 in housing and relocation expenses. Thereafter, the Company will, upon Executive's furnishing of documentation, reimburse Executive for up to $50,000 in additional housing and relocation expenses.

     8.   TERMINATION OF EMPLOYMENT.

          8.1  TERMINATION DUE TO DEATH OR DISABILITY; VOLUNTARY TERMINATION.
If at any time during the Term, Executive shall die, suffer any Disability which is deemed to be permanent (as defined below), or voluntarily terminate his employment by the Company, then, in any such event, his employment under this Agreement shall automatically terminate on the date of death, upon any Disability, or the date of voluntary termination, as the case may be. As used herein, the term "DISABILITY" shall mean the inability of Executive to perform his normal duties for Company for a period of ninety (90) calendar days, or for one hundred twenty (120) days during any period of one hundred eighty (180) calendar days, whether or not consecutive. An additional determination of permanent disability may be made at any time by a physician chosen by a majority of the independent members of the Board, which physician shall opine as to the physical condition of Executive.

          8.2 TERMINATION BY THE COMPANY FOR GOOD CAUSE. The Company may terminate this Agreement and Executive's employment at any time for Good Cause. In such event, this Agreement shall terminate on such date as shall be specified in writing by the Company. As used herein, the term "GOOD CAUSE" shall mean
(i) any act or omission of gross negligence, willful misconduct, dishonesty, or fraud by Executive in the performance of his duties hereunder, (ii) the failure or refusal of Executive, after the receipt of written notice by the Executive, to perform the duties or to render the services assigned to him from time to time by the Chief Operating Officer or the Board, (iii) the charging or indictment of Executive in connection with a felony or any misdemeanor involving dishonesty or moral turpitude, (iv) the material breach by Executive of this Agreement or the breach of Executive's fiduciary duty or duty of trust to the Company provided that, if such breach is curable, Executive first receives notice of the breach and seven (7) days to cure such breach; or (v) any other act or omission by Executive either in disregard of the Company's policies or conduct which may cause material loss, damage or injury to the Company, its property, reputation or employees.

          8.3 TERMINATION BY THE COMPANY OTHER THAN FOR GOOD CAUSE. During the Term, the Company may terminate this Agreement and Executive's employment for any reason other than for Good Cause. In such event, this Agreement shall terminate on the 30th day following written notice of such termination by the Company.

     9.   COMPENSATION UPON TERMINATION.

          9.1  TERMINATION OTHER THAN IN CONNECTION WITH A CHANGE IN CONTROL.

               (a) In the event of termination of Executive's employment pursuant to Section 8.1 due to death or Disability, Executive or his estate shall receive, within 30 days of such death or Disability, a lump-sum payment equal to the Annual Bonus that the Executive would have earned for the fiscal year in question (based on (i) 30% of then current Base Salary if the death or Disability occurs within one year from the date of this Agreement, or (ii) based on the average of his Annual Bonuses for the most recent two years in the event the death or Disability occurs after one year from the date of this Agreement, or (iii) the previous Annual Bonus if only one Annual Bonus period has passed), reduced on a pro-rated basis to the date of termination. Further, the outstanding principal balance on the One Hundred Thousand Dollar Note shall be reduced to zero and the outstanding balance on the Stock Loan shall be reduced by the Pro Rata Calculation. For the purpose of this Agreement, "PRO RATA CALCULATION" shall mean a pro rata application of Sections 6.1, 6.2 and 6.3 of the Stock Loan Agreement as described in EXHIBIT C to this Agreement, taking into consideration the number of full months worked and the Company's performance data through the last quarter having ended 45 days or more prior to the termination date, notwithstanding the fact that such sections of the Stock Loan Agreement do not provide for such pro rata application.

               (b) In the event of termination of Executive's employment pursuant to Section 8.1 based on voluntary termination by the Executive or pursuant to Section 8.2 (Termination by the Company for Good Cause), the Company shall not be obligated, from and after the date of termination, to provide to Executive, and Executive shall not be entitled to receive from the Company, any compensation (including any payments of Base Salary, Annual

Bonus, or other awards) or other benefits. Further, the outstanding balance of the Stock Loan, and all accrued interest shall be due and payable in full 15 days following the termination date. Finally, any outstanding balance on the One Hundred Thousand Dollar Loan exceeding Fifty Thousand Dollars ($50,000) shall be due and payable in full 15 days following the termination date.

               (c) In the event of termination of Executive's employment without cause pursuant to Section 8.3 within one year from the date of this Agreement, the Company shall provide Executive with the following compensation within 15 days after such termination: Executive shall be entitled to receive a lump-sum payment from the Company equal to two times his then Base Salary multiplied by a fraction the numerator of which is the number of full months remaining during the initial 24 months of the initial three-year Term of this Agreement and the denominator of which is 24. For example, if the Executive's then current Base Salary is $200,000 and Executive were terminated in his 6th month of employment with the Company, Executive would be entitled to a lump sum payment of $400,000 x 18/24 or $300,000. In addition, the outstanding principal balance on the One Hundred Thousand Dollar Loan shall be reduced to zero and the outstanding balance on the Stock Loan shall be reduced to an amount equal to the product of 5,000 (or such number that reflects stock splits or dividends) times the Market Value on the date of termination, with the balance of the Stock Loan, and all accrued interest, due and payable immediately.

               (d) In the event of termination of Executive's employment without cause pursuant to Section 8.3 after one year from the date of this Agreement, the Company shall provide Executive with the following compensation within 15 days after such termination: (i) Executive shall be entitled to receive a lump-sum payment from the Company equal to his then Base Salary plus an amount equal to the average of his Annual Bonus, if any, over the most recent two years (or the previous Annual Bonus if only one Annual Bonus period has passed), and (ii) the outstanding principal balance on the One Hundred Thousand Dollar Loan shall be reduced to zero, and the outstanding principal balance on the Stock Loan shall be reduced by the Pro Rata Calculation with the balance of the Stock Loan, and all interest due and payable immediately.

          9.2 TERMINATION FOLLOWING A CHANGE IN CONTROL. The following provisions shall apply in lieu of Section 9.1 if, and only if, the termination of Executive's employment occurs within 12 months following a Change in Control (as defined in Section 9.2(d)):

               (a) In the event of termination of Executive's employment pursuant to Section 8.1 due to death or Disability, the provisions of Section 8.1(a) apply. In the event of termination of Executive's employment pursuant to
Section 8.2 (Termination by the Company with Good Cause), the provisions of
Section 9.1(b) apply.

               (b) In the event of termination of Executive's employment due to voluntary termination by Executive without Good Reason (as defined below), Executive shall be entitled to receive a lump-sum payment from the Company equal to his then Base Salary plus an amount equal to: (i) the average of his Annual Bonus, if any, over the most recent two years; or (ii) previous Annual Bonus if only one Annual Bonus period has passed; or (iii) his then Base Salary multiplied by .3 in the event the termination occurs within the Executive's first year of employment. As used herein, the term "GOOD REASON" means (i) a material change in Executive's duties, responsibilities, or authority, or
(ii) the Company's relocation of the Executive, without the Executive's consent, to a location outside of the San Francisco metropolitan area. The outstanding balance of the Stock Loan shall be due and payable in full on termination. Any outstanding balance on the One Hundred Thousand Dollar Loan in excess of Fifty Thousand Dollars ($50,000) shall be due and payable in full following the termination date.

               (c) In the event of termination of Executive's employment due to voluntary termination by Executive with Good Reason, or pursuant to Section 8.3 (Termination by the Company Other Than for Good Cause), the Company shall provide Executive with the following compensation within 15 days after such termination: (i) Executive shall be entitled to receive a lump-sum payment from the Company equal to two times his then Base Salary plus an amount equal to:
(x) two times the average of his Annual Bonus, if any, over the most recent two years; or (y) previous Annual Bonus if only one Annual Bonus period has passed; or (z) his then current Base Salary multiplied by .6 in the event the termination occurs within the Executive's first year of employment; (ii) all unvested stock options held by Executive at the date of termination, if any, would vest and become fully exercisable for a period of three months from the date of termination; and (iii) the amount payable under the One Hundred Thousand Dollar Note shall be reduced to zero and the amount payable under the Stock Loan Agreement shall be reduced by the Pro Rata Calculation, and the balance of the Stock Loan and all accrued interest, shall be due and payable immediately.

               (d) As used herein, a "CHANGE IN CONTROL" shall be deemed to have occurred when any of the following events occur:

                    (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), as in effect on the date hereof, (a "PERSON")) acquiring "beneficial ownership" (as defined in Rule 13D-3 under the Exchange Act), of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

                    (ii) a change in the Board that is the result of a proxy solicitation(s) or other action(s) to influence voting at a shareholders' meeting of the Company (other than by voting one's own stock) by a Person or group of Persons who has Beneficial Ownership of 5% or more of the combined voting power of the securities of the Company and which causes the Continuing Directors (as defined below) to cease to constitute a majority of the Board; provided, however, that neither of the events described in (i) or
(ii) of this Section 8.2(d) shall be deemed to be a Change in Control if the event(s) or election(s) causing such change shall have been approved specifically for purposes of this Agreement by the affirmative vote of at least a majority of the members of the Continuing Directors. For these purposes, a "CONTINUING DIRECTOR" shall mean a member of the Board (i) who is a member of the Board on the date of this Agreement, or (ii) who subsequently becomes a member of the Board and who either (x) is appointed or recommended for election with the affirmative vote of a majority of the Directors then in office who are Directors on the date hereof, or (y) is appointed or recommended for election with the affirmative vote of a majority of the Directors then in office who are described in clauses (i) and (ii) (including clause (ii)(y)), as applicable.

               (e) Notwithstanding anything to the contrary in this Section 9.2, if any of the payments or other compensation to be made to Executive pursuant to this Section 9.2 are determined to be "parachute payments" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE"), then the amount of such payments or other compensation shall be reduced to the largest amount which would not constitute "parachute payments" as so defined.

     10.  CONFIDENTIALITY AND RESTRICTIVE COVENANT.

          (a) It is specifically understood and agreed that some of the Company's business activities are secret in nature and constitute trade secrets, including but not limited to the Company's "know-how," methods of business and operations, and property and financial analyses and reports (all such information, "PROPRIETARY INFORMATION"). All of the Company's Proprietary Information is and shall be the property of the Company for its own exclusive use and benefit, and Executive agrees that he will hold all of the Company's Proprietary Information in strictest confidence and will not at any time, either during or after his employment by the Company, use or permit the use of the same for his own benefit or for the benefit of others unless authorized to do so by the Company's written consent or by a contract or agreement to which the Company is a party or by which it is bound. The provisions of this Section 9 shall perpetually survive the termination of the Agreement.

          (b) For a period of two (2) years following any termination of this Agreement, the Executive shall not recruit, attempt to hire, direct, assist others in recruiting or hiring, or encourage any employee of the Company to terminate his employment with the Company or to accept employment with any subsequent employer or business with whom the Executive is affiliated or receiving compensation in any way.

     11. ARBITRATION. Any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance, or breach of this Agreement, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this Agreement through a two-step dispute resolution process administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS"), or a comparable organization agreeable to the parties if JAMS is not then in existence, involving first mediation before a retired judge or justice from the JAMS panel followed, if necessary, by final and binding arbitration conducted at a location determined by the arbitrator in San Francisco, California, administered by and in accordance with the then-existing Rules of Practice and Procedure of JAMS, and judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof.

     12. TAXES; WITHHOLDINGS. All compensation payable by the Company to the Executive under this Agreement which is or may become subject to withholding under the Code or other pertinent provisions of laws or regulation shall be reduced for all applicable income and/or employment taxes required to be withheld.

     13. ADMINISTRATION BY THE BOARD. The Board, or its Compensation Committee as determined by the Board, shall be (i) solely responsible for the interpretation and administration of the Stock Loan Agreement, and (ii) entitled to modify the Stock Loan Agreement (including, without limitation, performance criteria and targets) as necessary or appropriate to achieve the purposes and intents of the same in light of changing or extenuating circumstances. All such actions, decisions, and modifications the Stock Loan Agreement made in good faith by the Board, or by its Compensation Committee, shall be final and binding on Executive.

     14. OFFSET. The Company shall have the right, without any notice to the Executive, to offset any amounts payable to the Company under the One Hundred Thousand Dollar Note or the Stock Loan Agreement against any amount payable to the Executive pursuant to this Agreement.

     15.  MISCELLANEOUS.

          15.1 All notices and any other communications permitted or required under this Agreement must be in writing and shall be effective (a) on the first business day after delivery in person, or (b) on the first business day after deposit with a commercial courier or delivery service for overnight delivery. All notices must be properly addressed and delivered to the parties at the addresses set forth below:


                    IF TO COMPANY

                    BRE Properties, Inc.
                    One Montgomery Street, Suite 2500
                    Telesis Tower
                    San Francisco, CA  94104
                    Attn:  Frank McDowell

                    WITH COPY TO:

                    Farella, Braun & Martel
                    235 Montgomery Street, Suite 3000
                    San Francisco, CA  94104
                    Attn:  Morgan P. Guenther, Esq.

                    IF TO EXECUTIVE

                    Leroy E. Carlson
                    BRE Properties, Inc.
                    One Montgomery Street, Suite 2500
                    Telesis Tower
                    San Francisco, CA  94104

                    WITH COPY TO:

                    Ervin, Cohen & Jessup
                    9401 Wilshire Boulevard, 9th Floor
                    Beverly Hills, CA  90212-2974
                    Attn:  Gary Freedman, Esq.

or at such other addresses as either party may subsequently designate by written notice given in the manner provided in this section.

          15.2 This Agreement, the One Hundred Thousand Dollar Note, and the Stock Loan Agreement contain the full and complete understanding of the parties and supersede all prior representations, promises, agreements, and warranties, whether oral or written.

          15.3 This Agreement shall be governed by and interpreted according to the laws of the State of California.

          15.4 With respect to the Company, this Agreement shall inure to the benefit of and be binding upon any successors or assigns of Company. With respect to Executive, this Agreement shall not be assignable but shall inure to the benefit of estate of Executive or his legal successor upon death or disability.

          15.5 The captions of the various sections of this Agreement are inserted only for convenience and shall not be considered in construing this Agreement.

          15.6 This Agreement can be modified, amended, or any of its terms waived only by a writing signed by both parties.

          15.7 If any provision of this Agreement shall be held invalid, illegal, or unenforceable, the remaining provisions of the Agreement shall remain in full force and effect, and the invalid, illegal, or unenforceable provision shall be limited or eliminated only to the extent necessary to remove such invalidity, illegality, or unenforceability in accordance with the applicable law at that time.

          15.8 No remedy made available to Company by any of the provisions of this Agreement is intended to be exclusive of any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder as well as those remedies existing at law, in equity, by statute, or otherwise.

          15.9 This Agreement may be executed in one or more counterparts. Any copy of this Agreement with the original signatures of all parties approved shall constitute an original.

          15.10 Without limiting the provisions of Section 11, if either party institutes arbitration proceedings pursuant to Section 11 or an action to enforce the terms of this Agreement, the prevailing party in such proceeding or action shall be entitled to recover reasonable attorneys' fees, costs, and expenses.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date specified in the first paragraph.

                              COMPANY:  BRE PROPERTIES, INC.



                              By:
                                  --------------------------

                              Its:
                                  --------------------------


                              EXECUTIVE:  Leroy E. Carlson




                                  --------------------------

                                    EXHIBIT A


                CHIEF FINANCIAL OFFICER/EXECUTIVE VICE PRESIDENT


Responsible for the financial activities of the Company, including financial plans, policies and practices, including treasury, budgeting, forecasting, share transfer supervision, accounting, tax planning, financial reporting and REIT compliance; developing and maintaining relationships with financing sources and investment community, including shareholders and investors; for SEC filings, annual audit, property taxes and property insurance and supervision of necessary staff to support financial activities of the Company. The Chief Financial Officer/Executive Vice President shall report to the Chief Executive Officer.

                                    EXHIBIT B


                   One Hundred Thousand Dollar Loan Agreement

                                    EXHIBIT C


                              Stock Loan Agreement

                                    EXHIBIT B

                                      NOTE
$100,000                                                    San Francisco,
                                                            California
                                                            ____________, 1996

     FOR VALUE RECEIVED, Leroy E. Carlson ("Borrower"), hereby promises to pay to the order of BRE Properties, Inc. ("Company"), in lawful money of the United States of America in immediately available funds, the principal sum of One Hundred Thousand United States dollars.

     This Note is the One Hundred Thousand Dollar Note referred to in the Employment Agreement dated as of _____________ __, 1995 between the Borrower and the Company (the "Agreement"), and is payable in accordance with and subject to the terms thereof.

     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     This Note shall be construed in accordance with and be governed by the law of the State of California.

     IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first above written.

                                             By:_____________________________
                                                       Leroy E. Carlson

                                    EXHIBIT C

                                 LOAN AGREEMENT


This Loan and Stock Pledge Agreement (the "LOAN AGREEMENT") is made as of _________, 1996, by and between BRE PROPERTIES, INC. (the "COMPANY") and Leroy E. Carlson (the "EXECUTIVE").

                                   BACKGROUND


WHEREAS, Company and Executive have entered into an employment agreement of even date as this Loan Agreement (the "EMPLOYMENT AGREEMENT"); and

WHEREAS, in connection with the Employment Agreement, Company and Executive desire Company to make a personal loan to Executive subject to the terms and conditions of this Loan Agreement.


NOW, THEREFORE, in consideration of the covenants, duties, terms, and conditions set forth in this Loan Agreement, the parties agree as follows:


1. CAPITALIZED TERMS. Capitalized terms used but not defined in this Loan Agreement shall have the meanings given them in the Employment Agreement

2.   LOAN.   Subject to the terms and conditions stated in this Loan Agreement,
Company hereby makes a Loan to Executive in an amount equal to the Market Value (as hereinafter defined) of 5,000 shares of the Company's common stock on the date of this Loan Agreement. As used herein "MARKET VALUE" means the closing price per share of the Company's common stock on the New York Stock Exchange.

3. USE OF PROCEEDS. Executive agrees to use all of the proceeds from the Loan to exercise his option to purchase, from the Company, 5,000 shares of Common Stock granted pursuant to Section 6.1(a) of the Employment Agreement (the "SHARES").

4. INTEREST. The outstanding principal amount of the Loan shall bear interest at a rate of [7.8]% per annum from the date hereof to the date of payment, compounded annually.

5. PAYMENT. The outstanding principal balance of the Loan, and any interest accrued thereon (such principal and interest, the "PAYMENT AMOUNT"), shall be due and payable in full on __________, 2000 (the "MATURITY DATE"). Interest shall be payable quarterly on the _____ day following each calendar quarter commencing on _________, 1996 ("INTEREST PAYMENTS"). The Payment Amount and Interest Payments are subject to
(i) acceleration of payment under the circumstances described in the Employment Agreement, (ii) the reductions provided under Section 6 of this Loan Agreement and, as applicable, the Employment Agreement, and (iii) the time periods required for calculating the performance-based provisions of this Loan Agreement and the Employment Agreement (in the case of such time periods, interest shall continue to accrue).

6. REDUCTION OF LOAN. Effective on the Maturity Date, the Payment Amount shall be reduced to the extent provided by the following formulae:

     6.1 ASSET GROWTH. Up to 20% of the Payment Amount may be reduced based on the gross book value of the Company's equity investments in real estate, investments in limited partnerships, and mortgages (the "ASSETS") as follows:
At the Maturity Date, the Payment Amount shall be reduced by 20% if the Assets as of December 31, 2000 have a gross book value of $1 billion or more. If the Assets on such date have a gross book value of $800 million or less, there will be no reduction of Payment Amount under this Subsection 6.1. If the Assets on such date have a gross book value of between $800 million and $1 billion, the reduction shall be prorated on a scale between 0% and 20%. For example, if the Assets are $900 million at the Maturity Date, the reduction shall be 10% of the Payment Amount.

     6.2. FUNDS FROM OPERATIONS. Up to 50% of the Payment Amount may be reduced based on an increase in FFO per share of Common Stock. On the second anniversary date of the Loan (although such reduction is only effective at the Maturity Date), the growth in FFO per share of Common Stock between the twelve-month period ending December 31, 1995 and the twelve-month period ending December 31, 1997 shall be compared against the growth in FFO per share of common stock of the ten largest publicly-traded multi-family REITs as designated by the Company based on total assets (the "INDEXED REITS"). Such comparison shall be made to the extent reasonably practicable based on the most recent financial information made available to the public by the Indexed REITs. If the increase in FFO per share of Common Stock is equal to or less than the 50th percentile of the Indexed REITs, there will be no reduction in Payment Amount (together with a proportionate amount of accrued interest); if the increase is at or above the 80th percentile of the Indexed REITs, there will be a 20% reduction in Payment Amount on the Maturity Date; if the increase is between 50% and 80%, the reduction in Payment Amount shall be computed on a pro-rated basis between 0% and 20%. For example, if the increase is 62%, the reduction shall be 8% of the Payment Amount.

     On the Maturity Date, the growth in FFO per share of Common Stock over the three-year period ending December 31, 2000 shall be compared against the growth in FFO per share of common stock of the ten Indexed REITs designated by the Company for the most reasonably comparable three-year period (ending no later than December 31, 2000), respectively, of such Indexed REITs. Such comparison shall be made to the extent reasonably practicable based on the most recent financial information made available to the public by the

Indexed REITs. In this case, however, up to 30% of Payment Amount may be reduced on the Maturity Date if the 80th percentile performance is met, with the reduction to be pro-rated down to 0% if the performance is at or below the 50th percentile.

     6.3 CALENDAR YEAR-END SHARE PRICE MULTIPLE. Up to 30% of the Payment Amount may be reduced based on the FFO Multiple (as used herein, "FFO MULTIPLE" shall mean Market Value as of the last trading date of the calendar year divided by its FFO per share for the preceding twelve-month period). Following the Maturity Date, the Company shall compute the simple numerical average of the FFO Multiples as of December 31 of each of the preceding five years (each such multiple being based on the preceding twelve months' FFO) (the "AVERAGE MULTIPLE"). The Average Multiple will then be compared against the Average Multiple of the ten Indexed REITs designated by the Company for such five-year period. If the Average Multiple for the Company is at or below the 50th percentile of the Indexed REITs, there will be no reduction in Payment Amount; if the Average Multiple is at or above the 80th percentile, there will be a 30% reduction in Payment Amount; if the increase is between 50th and 80th percentile, the reduction in Payment Amount will be computed on a pro-rated basis between 0% and 30%. For example, if the increase is at the 72nd percentile, the reduction shall be 22% of the Payment Amount.

7.   PLEDGE OF  STOCK.

     7.1 PLEDGED SHARES. Executive's obligations under this Loan Agreement are secured by the Shares, and Executive hereby grants the Company a security interest in the Shares, and in any other shares of Company's Common Stock (or any warrants, rights, options or other securities) to which Executive may hereafter be or become entitled as a result of his ownership of the Shares (together with the Shares, the "PLEDGED SHARES"). The foregoing security interest shall constitute a first priority interest to secure the payment of the Payment Amount as such amount is reduced by Section 6 hereof and, as applicable, the Employment Agreement. Upon issuance of the Shares, all certificates representing the Shares shall be fully endorsed in blank by the Executive and delivered by the Executive to the Company.

     7.2 RIGHTS OF COMPANY AS SECURED PARTY. Company shall have all rights and remedies set forth in this Loan Agreement and all other rights of a secured party at law or in equity.

     7.3 RIGHTS REGARDING PLEDGED SHARES. Company has the right to deliver any or all of the Pledged Shares to any person, to have any or all of the Pledged Shares registered in its name or in the name of any other person, and Executive irrevocably appoints the Company its attorney-in-fact authorized at any time during the term of this Loan Agreement to take any actions or exercise any rights available to the Company under this Loan Agreement.

     7.4 DIVIDENDS. Unless there is a default under this Loan Agreement, the Executive shall be entitled to receive and retain dividends and other amounts payable to the Executive as a result of his record ownership of the Pledged Shares. Upon a default, the Company is entitled to all dividends and other amounts that are paid after the default (whether or not declared prior to the default), which Company shall apply towards the payment of principal and interest on the Loan.

     7.5 VOTING RIGHTS. Unless there is a default under this Loan Agreement, Executive shall have the right to vote the Pledged Shares.

     7.6 EXECUTIVE'S REPRESENTATIONS REGARDING SHARES. The Executive represents that, as of the date of this Loan Agreement, the Pledged Shares are owned by the Executive, and Executive has not taken any action that would result in the Pledged Shares being subject to any adverse claims, liens, or encumbrances (other than the pledge under this Loan Agreement), and, to his knowledge, there are no adverse claims, liens, or encumbrances on the Pledged Shares as of the date of this Loan Agreement.

     7.7 RELEASE OF SECURITY. Upon full payment of the Loan pursuant to the terms of this Loan Agreement, Company shall deliver the certificates representing the Pledged Shares to Executive.

     7.8 REMEDIES RELATED TO COLLATERAL. Upon an Event of Default, Company may, in its sole discretion and with or without further notice to Executive (in addition to all rights or remedies available at law or equity or otherwise):
(i) register the Pledged Shares in the name of the Company or in any such name as the Company may decide, (ii) exercise the Company's proxy or other voting rights with respect to the Pledged Shares (and Executive agrees to deliver promptly further evidence of the grant of such proxy in any form requested), and
(iii) exercise any rights provided to a secured party under the applicable Commercial Code.

8. RECOURSE LOAN. The parties agree that the Loan is a recourse loan, and Executive shall be personally liable for all amounts payable to the Company under this Loan Agreement notwithstanding the Company's security interest in the Pledged Shares.

9. EVENT OF DEFAULT. It shall be an event of default (an "EVENT OF DEFAULT") if Executive fails to pay the Company pursuant to Section 5.

10.  CERTAIN ACCOUNTING PRINCIPLES.   All computations under this Loan Agreement
shall be made in accordance with generally accepted accounting principles as such principles are applied in the Company's financial statements. With respect to all computations hereunder based on FFO, the parties acknowledge that the REIT industry, from time to time, adopts alternative measures designed to reflect operating performance. The parties agree that, if such measures are adopted by the Board for the Company's reporting purposes, such new measures shall be substituted for FFO in this Loan Agreement to the extent practicable.

11.  MISCELLANEOUS.

     11.1 Any notice or other communication required or permitted hereunder shall be in writing and be governed by the notice provisions of the Employment Agreement.

     11.2 This Loan Agreement and the Employment Agreement contain the full and complete understanding of the parties and supersede all prior representations, promises, agreements, and warranties, whether oral or written.

     11.3 This Loan Agreement shall be governed by and interpreted according to the laws of the State of California.

     11.4 With respect to Company, this Loan Agreement shall inure to the benefit of and be binding upon any successors or assigns of Company. With respect to Executive, this Loan Agreement shall not be assignable but shall inure to the benefit of estate of Executive or his legal successor upon death or disability.

     11.5 The captions of the various sections of this Loan Agreement are inserted only for convenience and shall not be considered in construing this Loan Agreement.

     11.6 This Loan Agreement can be modified, amended, or any of its terms waived only by a writing signed by both parties.

     11.7 If any provision of this Loan Agreement shall be held invalid, illegal, or unenforceable, the remaining provisions of the Loan Agreement shall remain in full force and effect and the invalid, illegal, or unenforceable provision shall be limited or eliminated only to the extent necessary to remove such invalidity, illegality or unenforceability in accordance with the applicable law at that time.

     11.8 This Loan Agreement shall be governed by the arbitration provisions of the Employment Agreement, including the provision relating to recovery of reasonable attorneys' fees, costs, and expenses.

     11.9 No remedy made available to Company by any of the provisions of this Loan Agreement is intended to be exclusive of any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder as well as those remedies existing at law, in equity, by statute, or otherwise.

     IN WITNESS WHEREOF, this Loan Agreement has been executed as of the date specified in the first paragraph.

                                   COMPANY:  BRE PROPERTIES, INC.



                                   By:
                                        ------------------------------
                                   Its:
                                        ------------------------------

                                   EXECUTIVE:  LEROY E. CARLSON



                                        ------------------------------
                                           Leroy E. Carlson

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is made and entered into as of ________, 1995 by and between BRE PROPERTIES, INC., a Delaware corporation (the "COMPANY"), and JOHN H. NUNN (the "EXECUTIVE").

                                   BACKGROUND

     WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, on the terms and subject to the conditions of this Agreement.


     NOW, THEREFORE, in consideration of the covenants, duties, terms, and conditions set forth in this Agreement, the parties agree as follows:

     1. TERM. Executive shall commence the rendering of personal services under this Agreement on the date of the closing of the merger between the Company and REIT of California ("RCT") (the "START DATE"). The term of this Agreement is for three years from the Start Date unless earlier terminated pursuant to Section 7 (the "TERM"). This Agreement shall automatically renew for one year terms thereafter, provided it has not been terminated pursuant to Sections 8.1, 8.2 or 8.3, or modified or extended, or the parties have not entered into a new agreement with respect to the subject matter hereof.

     2. DUTIES. Executive shall be employed by the Company as its Senior Vice-President, Property Management. Executive shall report to the Company's Chief Operating Officer and perform the duties specified in the job description attached hereto as EXHIBIT A and such other duties, consistent with duties customarily accorded a Senior Vice President, Property Management, that Chief Operating Officer or the Company's Board of Directors (the "BOARD") may from time to time direct. Executive shall devote his full business time and best efforts to the Company. Executive shall not, except for incidental management of his personal financial affairs, engage in any other business, nor shall he serve in any position with any other corporation or entity, without the prior written consent of the Board.

     3. COMPENSATION. During the Term, Executive shall be entitled to receive compensation in accordance with this Section 3.

           3.1 BASE SALARY. Commencing on the Start Date, Executive shall receive an annual base salary ("BASE SALARY") of $145,000. The Base Salary shall be payable by the Company to the Executive in equal installments on the dates payments of salary are regularly made by the Company to its executive employees. As part of the review of all Company executives, such base salary will be reviewed based on Executive's performance, on or about March 31, 1996, and on or about each subsequent March 31 by the Chief Operating Officer, with adjustments, if any, approved by the Board or the Compensation Committee of the Board.

It is the parties' expectation that the Base Salary will increase as a result of the March 31, 1996 review of all Company executives in an amount at least equal to any increase in the Consumer Price Index for the Bay Area over the immediately prior 12 months.

           3.2 ANNUAL INCENTIVE BONUS . Executive shall be eligible to receive an annual incentive bonus (the "ANNUAL BONUS") targeted at 30% of Base Salary for each fiscal year of the Company during the Term. The amount of the Annual Bonus shall be based on the achievement of predefined operating or performance and other criteria established by the Chief Operating Officer or the Compensation Committee of the Board (the "ANNUAL CRITERIA"). The Annual Bonus with respect to any fiscal year for which the Executive is not employed for the entire year will be prorated. Except as otherwise specified in this Agreement, Executive shall earn the Annual Bonus only at the end of each of the Company's fiscal years during the Term. The Annual Bonus, if earned, shall be paid within 90 days after the end of each fiscal year.

           3.3 LONG-TERM INCENTIVE AWARDS. The Executive shall be eligible to receive long-term incentive awards issued by the Company and approved by the Board in accordance with the provisions of Section 6.

           3.4 LOAN. On the date of this Agreement, the Company shall make a full recourse, five-year interest-free loan to Executive in an amount equal to $50,000 (the "FIFTY THOUSAND DOLLAR LOAN"). The Fifty Thousand Dollar Loan shall be made evidenced by a promissory note in the form of EXHIBIT B to this Agreement (the "FIFTY THOUSAND DOLLAR NOTE").

     4. BENEFITS. During the Term, Executive shall be entitled to receive such other benefits and to participate in such benefit plans as are generally provided by the Company to its executive employees, including 401(k) and health and life insurance plans. Executive shall be entitled to four weeks vacation for each full twelve months of employment hereunder.

     5. EXPENSES. The Company shall pay or reimburse Executive for all reasonable travel and other expenses incurred by Executive in performing his duties under this Agreement in accordance with Company policy.

     6.    LONG-TERM INCENTIVE AWARDS.

           6.1 INITIAL LONG-TERM INCENTIVE AWARDS.

               (a) On the date of this Agreement, pursuant to the 1992 Plan, the Company shall (i) grant Executive an immediately exercisable non-qualified option to purchase 5,000 shares of Common Stock at an exercise price equal to the Market Value (as hereinafter defined) on the date of this Agreement and (ii) make a full recourse, five-year loan to Executive in an amount equal to the aggregate exercise price for such stock option (the "STOCK LOAN"). The Stock Loan shall be made pursuant to a loan agreement between Company and

Executive in the form of EXHIBIT C to this Agreement (the "STOCK LOAN AGREEMENT"), under which the shares so acquired (and any securities resulting from ownership of such shares) shall be pledged by Executive to the Company as collateral for amounts payable under the Stock Loan Agreement. As used herein, the term "MARKET VALUE" means the closing price per share of the Common Stock on the New York Stock Exchange.

               (b) Executive shall also receive non-qualified stock options to purchase 5,000 shares of Common Stock (the "OPTIONS") at an exercise price equal to the Market Value on the Start Date which will vest twenty percent (20%) per year at the end of each year of employment served pursuant to a stock option agreement in accordance with the BRE Properties, Inc. Amended and Restated 1992 Employee Stock Plan (the "1992 PLAN").

               (c) Executive shall also receive Options under the 1992 Plan to purchase 5,000 shares of Common Stock at an exercise price equal to the Market Value on the [Start Date]. The Options will vest twenty percent (20%) per year at the end of each year of employment served, if, and only if during the twelve month period beginning with the Start Date (i) management of all Company and RCT apartment properties is consolidated into Company's San Francisco, California office without adversely impacting revenues from such apartment properties; and
(ii) the Company achieves a savings in operating costs of at least One Million Dollars as compared to operating costs for the Company and RCT in calendar year 1995.

     7. HOUSING ALLOWANCE/RELOCATION EXPENSE. Executive shall be reimbursed by the Company (upon presentation of appropriate documentation) for the following reasonable out-of-pocket expenses related to relocating to the San Francisco Bay Area: moving expenses for household goods, travel for Executive and family to the San Francisco Bay Area, trips for locating housing, and temporary housing for a period of up to one year. Executive's temporary housing allowance shall be "grossed up" by 40% to compensate Executive for federal and state taxes attributable to the receipt of such allowance by Executive. In addition, Executive shall be reimbursed (upon presentation of appropriate documentation) upon sale of his existing residence for any loss incurred on the sale of the residence (not to exceed $40,000), any customary commissions on the sale and Executive's share of any reasonable title, closing, attorneys' fees and other transactional costs customarily paid by a seller in the jurisdiction in which the residence is located as set forth on Executive's closing escrow statement. Executive shall also be reimbursed for the after-tax cost of loan and closing costs incurred in financing the purchase of a new residence. The total amount payable to Executive pursuant to this Section 7 shall not exceed $140,000.

     8.    TERMINATION OF EMPLOYMENT.

           8.1 TERMINATION DUE TO DEATH OR DISABILITY; VOLUNTARY TERMINATION.
If at any time during the Term, Executive shall die, suffer any Disability which is deemed to be permanent (as defined below), or voluntarily terminate his employment by the Company, then, in any such event, his employment under this Agreement shall automatically terminate on the date of death, upon any Disability, or the date of voluntary termination, as the case may be.

As used herein, the term "DISABILITY" shall mean the inability of Executive to perform his normal duties for Company for a period of ninety (90) calendar days, or for one hundred twenty (120) days during any period of one hundred eighty
(180) calendar days, whether or not consecutive. An additional determination of permanent disability may be made at any time by a physician chosen by a majority of the independent members of the Board, which physician shall opine as to the physical condition of Executive.

           8.2 TERMINATION BY THE COMPANY FOR GOOD CAUSE. The Company may terminate this Agreement and Executive's employment at any time for Good Cause. In such event, this Agreement shall terminate on such date as shall be specified in writing by the Company. As used herein, the term "GOOD CAUSE" shall mean
(i) any act or omission of gross negligence, willful misconduct, dishonesty, or fraud by Executive in the performance of his duties hereunder, (ii) the failure or refusal of Executive after the receipt of written notice by the Executive to perform the duties or to render the services assigned to him from time to time by the Chief Operating Officer or the Board, (iii) the charging or indictment of Executive in connection with a felony or any misdemeanor involving dishonesty or moral turpitude, (iv) the material breach by Executive of this Agreement or the breach of Executive's fiduciary duty or duty of trust to the Company, provided that, if such breach is curable, Executive first receives notice of the breach and seven (7) days to cure such breach; or (v) any other act or omission by Executive either in disregard of the Company's policies or conduct which may cause material loss, damage or injury to the Company, its property, reputation or employees.

           8.3 TERMINATION BY THE COMPANY OTHER THAN FOR GOOD CAUSE. During the Term, the Company may terminate this Agreement and Executive's employment for any reason other than for Good Cause. In such event, this Agreement shall terminate on the 30th day following written notice of such termination by the Company.

     9.    COMPENSATION UPON TERMINATION.

           9.1 TERMINATION OTHER THAN IN CONNECTION WITH A CHANGE IN CONTROL.

               (a) In the event of termination of Executive's employment pursuant to Section 8.1 due to death or Disability, Executive or his estate shall receive, within 30 days of such death or Disability, a lump-sum payment equal to the Annual Bonus that the Executive would have earned for the fiscal year in question (based on (i) 30% of then current Base Salary if the death or Disability occurs within one year from the date of this Agreement, or (ii) based on the average of his Annual Bonuses for the most recent two years in the event the death or Disability occurs after one year from the date of this Agreement, or (iii) the previous Annual Bonus if only one Annual Bonus period has passed), reduced on a pro-rated basis to the date of termination. Further, the outstanding principal balance on the Fifty Thousand Dollar Loan shall be reduced to zero and the outstanding balance on the Stock Loan shall be reduced by the Pro Rata Calculation. For the purpose of this Agreement, "PRO RATA CALCULATION" shall mean a pro rata application of Sections 6.1, 6.2 and 6.3 of the Stock Loan Agreement as described in EXHIBIT C to this Agreement, taking into consideration the number of full months worked and the Company's performance data through the last quarter having ended 45 days or more prior to the termination date, notwithstanding the fact that such sections of the Stock Loan Agreement do not provide for such pro rata application.

               (b) In the event of termination of Executive's employment pursuant to Section 8.1 based on voluntary termination by the Executive or pursuant to Section 8.2 (Termination by the Company for Good Cause), the Company shall not be obligated, from and after the date of termination, to provide to Executive, and Executive shall not be entitled to receive from the Company, any compensation (including any payments of Base Salary, Annual Bonus, or other awards or other benefits. Further, the outstanding balance of the Fifty Thousand Dollar Note and the Stock Loan, and all accrued interest shall be due and payable in full 15 days following the termination date.

               (c) In the event of termination of Executive's employment without cause pursuant to Section 8.3 within one year from the date of this Agreement, the Company shall provide Executive with the following compensation within 15 days after such termination: Executive shall be entitled to receive a lump-sum payment from the Company equal to two times his then Base Salary multiplied by a fraction the numerator of which is the number of full months remaining during the initial 24 months of the initial three-year Term of this Agreement and the denominator of which is 24. For example, if the Executive's then current Base Salary is $145,000 and Executive were terminated in his 6th month of employment with the Company, Executive would be entitled to a lump sum payment of $290,000 x 18/24 or $217,500. In addition, the outstanding principal balance on the Fifty Thousand Dollar Loan shall be reduced to zero and the outstanding balance on the Stock Loan shall be reduced to an amount equal to the product of 5,000 (or such number that reflects stock splits or dividends) times the Market Value on the date of termination if such amount is less than the outstanding principal balance on the Stock Loan, with the balance of the Stock Loan, and all accrued interest, due and payable immediately.

               (d) In the event of termination of Executive's employment pursuant to Section 8.3 after one year from the date of this Agreement, the Company shall provide Executive with the following compensation within 15 days after such termination: (i) Executive shall be entitled to receive a lump-sum payment from the Company equal to his then Base Salary plus an amount equal to the average of his Annual Bonus, if any, over the most recent two years (or the previous Annual Bonus if only one Annual Bonus period has passed), and (ii) the outstanding principal balance on the Fifty Thousand Dollar Loan shall be reduced to zero, and the outstanding principal balance on the Stock Loan shall be reduced by the Pro Rata Calculation with the balance of the Stock Loan, and all interest due and payable immediately.

           9.2 TERMINATION FOLLOWING A CHANGE IN CONTROL. The following provisions shall apply in lieu of Section 9.1 if, and only if, the termination of Executive's employment occurs within 12 months following a Change in Control (as defined in Section 9.2(d)):

               (a) In the event of termination of Executive's employment pursuant to Section 8.1 due to death or Disability, the provisions of Section 9.1(a) apply. In the event of termination of Executive's employment pursuant to
Section 8.2 (Termination by the Company with Good Cause), the provisions of
Section 9.1(b) apply.

               (b) In the event of termination of Executive's employment due to voluntary termination by Executive without Good Reason (as defined below), Executive shall be entitled to receive a lump-sum payment from the Company equal to his then Base Salary plus an amount equal to: (i) the average of his Annual Bonus, if any, over the most recent two years; or (ii) or previous Annual Bonus if only one Annual Bonus period has passed; or (iii) his then Base Salary multiplied by .3 in the event the termination occurs within the Executive's first year of employment. As used herein, the term "GOOD REASON" means (i) a material change in Executive's duties, responsibilities, or authority, or
(ii) the Company's relocation of the Executive, without the Executive's consent, to a location outside of the San Francisco metropolitan area. The outstanding balance of the Fifty Thousand Dollar Loan and the outstanding balance of the Stock Loan shall be due and payable in full on termination.

               (c) In the event of termination of Executive's employment due to voluntary termination by Executive with Good Reason, or pursuant to Section 8.3 (Termination by the Company other than for Good Cause), the Company shall provide Executive with the following compensation within 15 days after such termination: (i) Executive shall be entitled to receive a lump-sum payment from the Company equal to two times his then Base Salary plus an amount equal to:
(x) two times the average of his Annual Bonus, if any, over the most recent two years; or (y) previous Annual Bonus if only one Annual Bonus period has passed; or (z) his then Base Salary multiplied by .6 in the event the termination occurs within the Executive's first year of employment; (ii) all unvested stock options held by Executive at the date of termination, if any, would vest and become fully exercisable for a period of three months from the date of termination; and (iii) the amount payable under the Fifty Thousand Dollar Note shall be reduced to zero and the amount payable under the Stock Loan Agreement shall be reduced by the Pro Rata Calculation, and the balance of the Stock Loan and all accrued interest, shall be due and payable immediately.

               (d) As used herein, a "CHANGE IN CONTROL" shall be deemed to have occurred when any of the following events occur:

                    (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), as in effect on the date hereof, (a "PERSON")) acquiring "beneficial ownership" (as defined in Rule 13D-3 under the Exchange Act), of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

                    (ii) a change in the Board that is the result of a proxy solicitation(s) or other action(s) to influence voting at a shareholders' meeting of the Company (other than by voting one's own stock) by a Person or group of Persons who has Beneficial

Ownership of 5% or more of the combined voting power of the securities of the Company and which causes the Continuing Directors (as defined below) to cease to constitute a majority of the Board; provided, however, that neither of the events described in (i) or (ii) of this Section 9.2(d) shall be deemed to be a Change in Control if the event(s) or election(s) causing such change shall have been approved specifically for purposes of this Agreement by the affirmative vote of at least a majority of the members of the Continuing Directors. For these purposes, a "CONTINUING DIRECTOR" shall mean a member of the Board (i) who is a member of the Board on the date of this Agreement, or (ii) who subsequently becomes a member of the Board and who either (x) is appointed or recommended for election with the affirmative vote of a majority of the Directors then in office who are Directors on the date hereof, or (y) is appointed or recommended for election with the affirmative vote of a majority of the Directors then in office who are described in clauses (i) and (ii) (including clause (ii)(y)), as applicable.

               (e) Notwithstanding anything to the contrary in this Section 9.2, if any of the payments or other compensation to be made to Executive pursuant to this Section 9.2 are determined to be "parachute payments" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE"), then the amount of such payments or other compensation shall be reduced to the largest amount which would not constitute "parachute payments" as so defined.

     10.   CONFIDENTIALITY AND RESTRICTIVE COVENANT.

           (a) It is specifically understood and agreed that some of the Company's business activities are secret in nature and constitute trade secrets, including but not limited to the Company's "know-how," methods of business and operations, and property and financial analyses and reports (all such information, "PROPRIETARY INFORMATION"). All of the Company's Proprietary Information is and shall be the property of the Company for its own exclusive use and benefit, and Executive agrees that he will hold all of the Company's Proprietary Information in strictest confidence and will not at any time, either during or after his employment by the Company, use or permit the use of the same for his own benefit or for the benefit of others unless authorized to do so by the Company's written consent or by a contract or agreement to which the Company is a party or by which it is bound. The provisions of this Section 10 shall perpetually survive the termination of the Agreement.

           (b) For a period of two (2) years following any termination of this Agreement, the Executive shall not recruit, attempt to hire, direct, assist others in recruiting or hiring, or encourage any employee of the Company to terminate his employment with the Company or to accept employment with any subsequent employer or business with whom the Executive is affiliated or receiving compensation in any way.

     11. ARBITRATION. Any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance, or breach of this Agreement, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this Agreement through a two-step dispute resolution process administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS"), or a comparable organization agreeable to the parties if JAMS is not then in existence, involving first mediation before a retired judge or justice from the JAMS panel followed, if necessary, by final and binding arbitration conducted at a location determined by the arbitrator in San Francisco, California, administered by and in accordance with the then-existing Rules of Practice and Procedure of JAMS, and judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof.

     12. TAXES; WITHHOLDINGS. All compensation payable by the Company to the Executive under this Agreement which is or may become subject to withholding under the Code or other pertinent provisions of laws or regulation shall be reduced for all applicable income and/or employment taxes required to be withheld.

     13. ADMINISTRATION BY THE BOARD. The Board, or its Compensation Committee as determined by the Board, shall be (i) solely responsible for the interpretation and administration of the Stock Loan Agreement, and (ii) entitled to modify the Stock Loan Agreement (including, without limitation, performance criteria and targets) as necessary or appropriate to achieve the purposes and intents of the same in light of changing or extenuating circumstances. All such actions, decisions, and modifications regarding the Stock Loan Agreement made in good faith by the Board, or by its Compensation Committee, shall be final and binding on Executive.

     14. OFFSET. The Company shall have the right, without any notice to the Executive, to offset any amounts payable to the Company under the Fifty Thousand Dollar Note or the Stock Loan Agreement against any amount payable to the Executive pursuant to this Agreement.

     15.   MISCELLANEOUS.

           15.1 All notices and any other communications permitted or required under this Agreement must be in writing and shall be effective (a) on the first business day after delivery in person, or (b) on the first business day after deposit with a commercial courier or delivery service for overnight delivery. All notices must be properly addressed and delivered to the parties at the addresses set forth below:

                    IF TO COMPANY

                    BRE Properties, Inc.
                    One Montgomery Street, Suite 2500
                    Telesis Tower
                    San Francisco, CA  94104
                    Attn:  Frank McDowell

                    WITH COPY TO:

                    Farella, Braun & Martel
                    235 Montgomery Street, Suite 3000
                    San Francisco, CA  94104
                    Attn:  Morgan P. Guenther, Esq.

                    IF TO EXECUTIVE

                    John H. Nunn
                    BRE Properties, Inc.
                    One Montgomery Street, Suite 2500
                    Telesis Tower
                    San Francisco, CA  94104

                    WITH COPY TO:

                    Ervin, Cohen & Jessup
                    9401 Wilshire Boulevard, 9th Floor
                    Beverly Hills, CA  90212-2974
                    Attn:  Gary Freedman, Esq.

or at such other addresses as either party may subsequently designate by written notice given in the manner provided in this section.

           15.2 This Agreement, the Fifty Thousand Dollar Note, and the Stock Loan Agreement contain the full and complete understanding of the parties and supersede all prior representations, promises, agreements, and warranties, whether oral or written.

           15.3 This Agreement shall be governed by and interpreted according to the laws of the State of California.

           15.4 With respect to the Company, this Agreement shall inure to the benefit of and be binding upon any successors or assigns of Company. With respect to Executive, this Agreement shall not be assignable but shall inure to the benefit of estate of Executive or his legal successor upon death or disability.

           15.5 The captions of the various sections of this Agreement are inserted only for convenience and shall not be considered in construing this Agreement.

           15.6 This Agreement can be modified, amended, or any of its terms waived only by a writing signed by both parties.

           15.7 If any provision of this Agreement shall be held invalid, illegal, or unenforceable, the remaining provisions of the Agreement shall remain in full force and effect, and the invalid, illegal, or unenforceable provision shall be limited or eliminated only to the extent necessary to remove such invalidity, illegality, or unenforceability in accordance with the applicable law at that time.

           15.8 No remedy made available to Company by any of the provisions of this Agreement is intended to be exclusive of any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder as well as those remedies existing at law, in equity, by statute, or otherwise.

           15.9 This Agreement may be executed in one or more counterparts. Any copy of this Agreement with the original signatures of all parties approved shall constitute an original.

           15.10 Without limiting the provisions of Section 11, if either party institutes arbitration proceedings pursuant to Section 11 or an action to enforce the terms of this Agreement, the prevailing party in such proceeding or action shall be entitled to recover reasonable attorneys' fees, costs, and expenses.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date specified in the first paragraph.

                              COMPANY:  BRE PROPERTIES, INC.



                              By:
                                 ---------------------------

                              Its:
                                  --------------------------


                              EXECUTIVE:  John H. Nunn




                              ------------------------------

                                    EXHIBIT A


                   SENIOR VICE PRESIDENT - PROPERTY MANAGEMENT


Responsible for maximizing the return on the Company's multi-family real estate assets; developing and implementing long-range management plans to improve specific real estate assets, including directing development, rehabilitation and leasing; directing budgeting and lease administration, supervising the activities of outside property managers and hiring and training of regional managers; design and implementation of Company's multi-family residential management systems and policies; monitoring necessary legal actions; and assisting in due diligence on property acquisitions.

                                    EXHIBIT B


                      Fifty Thousand Dollar Loan Agreement

                                    EXHIBIT C


                              Stock Loan Agreement

                                    EXHIBIT B

                                      NOTE

$50,000                                                     San Francisco,
                                                            California
                                                            ____________, 1996

     FOR VALUE RECEIVED, John H. Nunn ("Borrower"), hereby promises to pay to the order of BRE Properties, Inc. ("Company"), in lawful money of the United States of America in immediately available funds, the principal sum of Fifty Thousand United States dollars.

     This Note is the Fifty Thousand Dollar Note referred to in the Employment Agreement dated as of _____________ __, 1995 between the Borrower and the Company (the "Agreement"), and is payable in accordance with and subject to the terms thereof.

     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     This Note shall be construed in accordance with and be governed by the law of the State of California.

     IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first above written.

                                        By:_____________________________
                                                  John H. Nunn

                                    EXHIBIT C

                                 LOAN AGREEMENT


This Loan and Stock Pledge Agreement (the "LOAN AGREEMENT") is made as of _________, 1996, by and between BRE PROPERTIES, INC. (the "COMPANY") and John H. Nunn (the "EXECUTIVE").

                                   BACKGROUND


WHEREAS, Company and Executive have entered into an employment agreement of even date as this Loan Agreement (the "EMPLOYMENT AGREEMENT"); and

WHEREAS, in connection with the Employment Agreement, Company and Executive desire Company to make a personal loan to Executive subject to the terms and conditions of this Loan Agreement.


NOW, THEREFORE, in consideration of the covenants, duties, terms, and conditions set forth in this Loan Agreement, the parties agree as follows:


1. CAPITALIZED TERMS. Capitalized terms used but not defined in this Loan Agreement shall have the meanings given them in the Employment Agreement

2.   LOAN.   Subject to the terms and conditions stated in this Loan Agreement,
Company hereby makes a Loan to Executive in an amount equal to the Market Value (as hereinafter defined) of 5,000 shares of the Company's common stock on the date of this Loan Agreement. As used herein "MARKET VALUE" means the closing price per share of the Company's common stock on the New York Stock Exchange.

3. USE OF PROCEEDS. Executive agrees to use all of the proceeds from the Loan to exercise his option to purchase, from the Company, 5,000 shares of Common Stock granted pursuant to Section 6.1(a) of the Employment Agreement (the "SHARES").

4. INTEREST. The outstanding principal amount of the Loan shall bear interest at a rate of [7.8]% per annum from the date hereof to the date of payment, compounded annually.

5. PAYMENT. The outstanding principal balance of the Loan, and any interest accrued thereon (such principal and interest, the "PAYMENT AMOUNT"), shall be due and payable in full on __________, 2000 (the "MATURITY DATE"). Interest shall be payable quarterly on the _____ day following each calendar quarter commencing on _________, 1996 ("INTEREST PAYMENTS"). The Payment Amount and Interest Payments are subject to
(i) acceleration of payment under the circumstances described in the Employment Agreement, (ii) the reductions provided under Section 6 of this Loan Agreement and, as applicable, the Employment Agreement, and (iii) the time periods required for calculating the performance-based provisions of this Loan Agreement and the Employment Agreement (in the case of such time periods, interest shall continue to accrue).

6. REDUCTION OF LOAN. Effective on the Maturity Date, the Payment Amount shall be reduced to the extent provided by the following formulae:

     6.1 ASSET GROWTH. Up to 20% of the Payment Amount may be reduced based on the gross book value of the Company's equity investments in real estate, investments in limited partnerships, and mortgages (the "ASSETS") as follows:
At the Maturity Date, the Payment Amount shall be reduced by 20% if the Assets as of December 31, 2000 have a gross book value of $1 billion or more. If the Assets on such date have a gross book value of $800 million or less, there will be no reduction of Payment Amount under this Subsection 6.1. If the Assets on such date have a gross book value of between $800 million and $1 billion, the reduction shall be prorated on a scale between 0% and 20%. For example, if the Assets are $900 million at the Maturity Date, the reduction shall be 10% of the Payment Amount.

     6.2. FUNDS FROM OPERATIONS. Up to 50% of the Payment Amount may be reduced based on an increase in FFO per share of Common Stock. On the second anniversary date of the Loan (although such reduction is only effective at the Maturity Date), the growth in FFO per share of Common Stock between the twelve-month period ending December 31, 1995 and the twelve-month period ending December 31, 1997 shall be compared against the growth in FFO per share of common stock of the ten largest publicly-traded multi-family REITs as designated by the Company based on total assets (the "INDEXED REITS"). Such comparison shall be made to the extent reasonably practicable based on the most recent financial information made available to the public by the Indexed REITs. If the increase in FFO per share of Common Stock is equal to or less than the 50th percentile of the Indexed REITs, there will be no reduction in Payment Amount (together with a proportionate amount of accrued interest); if the increase is at or above the 80th percentile of the Indexed REITs, there will be a 20% reduction in Payment Amount on the Maturity Date; if the increase is between 50% and 80%, the reduction in Payment Amount shall be computed on a pro-rated basis between 0% and 20%. For example, if the increase is 62%, the reduction shall be 8% of the Payment Amount.

     On the Maturity Date, the growth in FFO per share of Common Stock over the three-year period ending December 31, 2000 shall be compared against the growth in FFO per share of common stock of the ten Indexed REITs designated by the Company for the most reasonably comparable three-year period (ending no later than December 31, 2000), respectively, of such Indexed REITs. Such comparison shall be made to the extent reasonably practicable based on the most recent financial information made available to the public by the

Indexed REITs. In this case, however, up to 30% of Payment Amount may be reduced on the Maturity Date if the 80th percentile performance is met, with the reduction to be pro-rated down to 0% if the performance is at or below the 50th percentile.

     6.3 CALENDAR YEAR-END SHARE PRICE MULTIPLE. Up to 30% of the Payment Amount may be reduced based on the FFO Multiple (as used herein, "FFO MULTIPLE" shall mean Market Value as of the last trading date of the calendar year divided by its FFO per share for the preceding twelve-month period). Following the Maturity Date, the Company shall compute the simple numerical average of the FFO Multiples as of December 31 of each of the preceding five years (each such multiple being based on the preceding twelve months' FFO) (the "AVERAGE MULTIPLE"). The Average Multiple will then be compared against the Average Multiple of the ten Indexed REITs designated by the Company for such five-year period. If the Average Multiple for the Company is at or below the 50th percentile of the Indexed REITs, there will be no reduction in Payment Amount; if the Average Multiple is at or above the 80th percentile, there will be a 30% reduction in Payment Amount; if the increase is between 50th and 80th percentile, the reduction in Payment Amount will be computed on a pro-rated basis between 0% and 30%. For example, if the increase is at the 72nd percentile, the reduction shall be 22% of the Payment Amount.

7.   PLEDGE OF  STOCK.

     7.1 PLEDGED SHARES. Executive's obligations under this Loan Agreement are secured by the Shares, and Executive hereby grants the Company a security interest in the Shares, and in any other shares of Company's Common Stock (or any warrants, rights, options or other securities) to which Executive may hereafter be or become entitled as a result of his ownership of the Shares (together with the Shares, the "PLEDGED SHARES"). The foregoing security interest shall constitute a first priority interest to secure the payment of the Payment Amount as such amount is reduced by Section 6 hereof and, as applicable, the Employment Agreement. Upon issuance of the Shares, all certificates representing the Shares shall be fully endorsed in blank by the Executive and delivered by the Executive to the Company.

     7.2 RIGHTS OF COMPANY AS SECURED PARTY. Company shall have all rights and remedies set forth in this Loan Agreement and all other rights of a secured party at law or in equity.

     7.3 RIGHTS REGARDING PLEDGED SHARES. Company has the right to deliver any or all of the Pledged Shares to any person, to have any or all of the Pledged Shares registered in its name or in the name of any other person, and Executive irrevocably appoints the Company its attorney-in-fact authorized at any time during the term of this Loan Agreement to take any actions or exercise any rights available to the Company under this Loan Agreement.

     7.4 DIVIDENDS. Unless there is a default under this Loan Agreement, the Executive shall be entitled to receive and retain dividends and other amounts payable to the Executive as a result of his record ownership of the Pledged Shares. Upon a default, the Company is entitled to all dividends and other amounts that are paid after the default (whether or not declared prior to the default), which Company shall apply towards the payment of principal and interest on the Loan.

     7.5 VOTING RIGHTS. Unless there is a default under this Loan Agreement, Executive shall have the right to vote the Pledged Shares.

     7.6 EXECUTIVE'S REPRESENTATIONS REGARDING SHARES. The Executive represents that, as of the date of this Loan Agreement, the Pledged Shares are owned by the Executive, and Executive has not taken any action that would result in the Pledged Shares being subject to any adverse claims, liens, or encumbrances (other than the pledge under this Loan Agreement), and, to his knowledge, there are no adverse claims, liens, or encumbrances on the Pledged Shares as of the date of this Loan Agreement.

     7.7 RELEASE OF SECURITY. Upon full payment of the Loan pursuant to the terms of this Loan Agreement, Company shall deliver the certificates representing the Pledged Shares to Executive.

     7.8 REMEDIES RELATED TO COLLATERAL. Upon an Event of Default, Company may, in its sole discretion and with or without further notice to Executive (in addition to all rights or remedies available at law or equity or otherwise):
(i) register the Pledged Shares in the name of the Company or in any such name as the Company may decide, (ii) exercise the Company's proxy or other voting rights with respect to the Pledged Shares (and Executive agrees to deliver promptly further evidence of the grant of such proxy in any form requested), and
(iii) exercise any rights provided to a secured party under the applicable Commercial Code.

8. RECOURSE LOAN. The parties agree that the Loan is a recourse loan, and Executive shall be personally liable for all amounts payable to the Company under this Loan Agreement notwithstanding the Company's security interest in the Pledged Shares.

9. EVENT OF DEFAULT. It shall be an event of default (an "EVENT OF DEFAULT") if Executive fails to pay the Company pursuant to Section 5.

10.  CERTAIN ACCOUNTING PRINCIPLES.   All computations under this Loan Agreement
shall be made in accordance with generally accepted accounting principles as such principles are applied in the Company's financial statements. With respect to all computations hereunder based on FFO, the parties acknowledge that the REIT industry, from time to time, adopts alternative measures designed to reflect operating performance. The parties agree that, if such measures are adopted by the Board for the Company's reporting purposes, such new measures shall be substituted for FFO in this Loan Agreement to the extent practicable.

11.  MISCELLANEOUS.

     11.1 Any notice or other communication required or permitted hereunder shall be in writing and be governed by the notice provisions of the Employment Agreement.

     11.2 This Loan Agreement and the Employment Agreement contain the full and complete understanding of the parties and supersede all prior representations, promises, agreements, and warranties, whether oral or written.

     11.3 This Loan Agreement shall be governed by and interpreted according to the laws of the State of California.

     11.4 With respect to Company, this Loan Agreement shall inure to the benefit of and be binding upon any successors or assigns of Company. With respect to Executive, this Loan Agreement shall not be assignable but shall inure to the benefit of estate of Executive or his legal successor upon death or disability.

     11.5 The captions of the various sections of this Loan Agreement are inserted only for convenience and shall not be considered in construing this Loan Agreement.

     11.6 This Loan Agreement can be modified, amended, or any of its terms waived only by a writing signed by both parties.

     11.7 If any provision of this Loan Agreement shall be held invalid, illegal, or unenforceable, the remaining provisions of the Loan Agreement shall remain in full force and effect and the invalid, illegal, or unenforceable provision shall be limited or eliminated only to the extent necessary to remove such invalidity, illegality or unenforceability in accordance with the applicable law at that time.

     11.8 This Loan Agreement shall be governed by the arbitration provisions of the Employment Agreement, including the provision relating to recovery of reasonable attorneys' fees, costs, and expenses.

     11.9 No remedy made available to Company by any of the provisions of this Loan Agreement is intended to be exclusive of any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder as well as those remedies existing at law, in equity, by statute, or otherwise.

     IN WITNESS WHEREOF, this Loan Agreement has been executed as of the date specified in the first paragraph.

                                   COMPANY:  BRE PROPERTIES, INC.



                                   By:
                                        ------------------------------
                                   Its:
                                        ------------------------------

                                   EXECUTIVE:  JOHN H. NUNN



                                        ------------------------------
                                             John H. Nunn